Exhibit 10.78

MEZZANINE LOAN AND SECURITY AGREEMENT

Dated as of September 1, 2006

Between

SHR SCOTTSDALE MEZZ X-1, L.L.C. and SHR SCOTTSDALE MEZZ Y-1, L.L.C.

as Mezzanine Borrower

and

CITIGROUP GLOBAL MARKETS REALTY CORP.,

as Mezzanine Lender

TABLE OF CONTENTS

		Page
I DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1	Definitions	1
Section 1.2	Principles of Construction	21

II GENERAL TERMS

Section 2.1	Loan; Disbursement to Mezzanine Borrower	21
Section 2.2	Interest; Loan Payments; Late Payment Charge	21
Section 2.3	Prepayments	23
Section 2.4	Regulatory Change; Taxes	24
Section 2.5	Conditions Precedent to Closing	26
Section 2.6	Filing of Financing Statements Authorized	29

III CASH MANAGEMENT

Section 3.1	Cash Management	30

IV REPRESENTATIONS AND WARRANTIES

Section 4.1	Mezzanine Borrower Representations	37
Section 4.2	Survival of Representations	45

V MEZZANINE BORROWER COVENANTS

Section 5.1	Affirmative Covenants	45
Section 5.2	Negative Covenants	55

VI INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 6.2	Condemnation and Insurance Proceeds	59
Section 6.3	Certificates	59
Section 6.4	Insurance Provisions in Management Agreement	60

VII INTENTIONALLY OMITTED

VIII TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

Section 8.1	Restrictions on Transfers and Indebtedness	60

-i-

-ii-

-iii-

EXHIBITS AND SCHEDULES

EXHIBIT A	INTENTIONALLY OMITTED
EXHIBIT B	FORM OF PLEDGE ACKNOWLEDGEMENT
EXHIBIT C	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F	COUNTERPARTY OPINION REQUIREMENTS
EXHIBIT G	FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H-1	MEZZANINE BORROWER ORGANIZATIONAL STRUCTURE AT CLOSING
EXHIBIT I	INTEREST RATE CAP AGREEMENT REQUIREMENTS
EXHIBIT J	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT K	INTENTIONALLY OMITTED
EXHIBIT L	INTENTIONALLY OMITTED
EXHIBIT M	COUNTERPARTY ACKNOWLEDGMENT
EXHIBIT N	INTENTIONALLY OMITTED
EXHIBIT O	FORM OF INDEPENDENT DIRECTOR CERTIFICATE
EXHIBIT P	INTENTIONALLY OMITTED
EXHIBIT Q	INTENTIONALLY OMITTED
EXHIBIT R	ARTICLE 8 OPT IN LANGUAGE

SCHEDULE I	LITIGATION SCHEDULE
SCHEDULE II	INTENTIONALLY DELETED
SCHEDULE III	PRE-APPROVED TRANSFEREES
SCHEDULE IV	PRE-APPROVED MANAGERS
SCHEDULE V	LIST OF EXCHANGE DOCUMENTS

-iv-

MEZZANINE LOAN AND SECURITY AGREEMENT

THIS MEZZANINE LOAN AND SECURITY AGREEMENT, dated as of September 1, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between SHR SCOTTSDALE MEZZ X-1, L.L.C., a Delaware limited liability company and SHR SCOTTSDALE MEZZ Y-1, L.L.C., a Delaware limited liability company, (each a “Co-Mezzanine Borrower” and collectively, on a joint and several liability basis, the “Mezzanine Borrower”) having an office c/o Strategic Hotel Funding, L.L.C., 77 West Wacker, Suite 4600, Chicago, Illinois 60601 and CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, New York, New York 10013 (together with its successors and assigns, “Mezzanine Lender”).

W I T N E S S E T H:

WHEREAS, Mezzanine Borrower desires to obtain the Loan (as hereinafter defined) from Mezzanine Lender;

WHEREAS, Mezzanine Lender is willing to make the Loan to Mezzanine Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (Mezzanine) (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable Counterparty” shall mean a bank or other financial institution which has a long-term unsecured debt or counterparty rating of “AA-” (long term) and “A-1+” (short term) or higher by S&P and its equivalent by Moody’s and, if the counterparty is rated by Fitch, by Fitch.

“Acceptable Management Agreement” shall mean, with respect to the Property, a new or amended management agreement with the Manager which agreement shall be upon terms and conditions entered into by Mortgage Borrower, Operating Lessee, and/or Manager with respect to the Property in accordance with the terms of Section 5.2.14 hereof.

“Acceptable Manager” shall mean (i) the current Manager as of the Closing Date or any wholly owned Affiliate (whether direct or indirect) of said current Manager, (ii) at any time after the Closing Date, any Pre-approved Manager listed on Schedule IV hereto, provided each such property manager continues to be Controlled by substantially the same Persons

Controlling such property manager as of the Closing Date (or if such Manager is a publicly traded company, such Manager continues to be publicly traded on an established securities market), (iii) any other hotel management company that manages a system of at least six (6) hotels or resorts of a class and quality at least as comparable to the Property (as reasonably determined by Manager and Operating Lessee; provided, however Operating Lessee shall obtain Mortgage Lender’s prior approval of such determination, not to be unreasonably withheld), and containing not fewer than 1,500 hotel rooms in the aggregate (including condominium units under management) in the aggregate, (iv) any Close Affiliate of any of the foregoing Persons or (v) any other reputable and experienced professional hotel management company with respect to which a Rating Agency Confirmation has been obtained.

“Account Agreement (Mezzanine)” shall mean the Account and Control Agreement (Mezzanine), dated the date hereof, among Mezzanine Lender, Mezzanine Borrower and Cash Management Bank (Mezzanine).

“Account Agreement (Mortgage)” shall mean the Account and Control Agreement, dated as of the date hereof, among Mortgage Lender, Mortgage Borrower and Cash Management Bank (Mortgage).

“Account Collateral (Mezzanine)” shall have the meaning set forth in Section 3.1.2.

“Acknowledgment” shall mean the Acknowledgment, dated on or about the date hereof made by Counterparty, or as applicable, Acceptable Counterparty in the form of Exhibit M.

“Additional Non-Consolidation Opinion” shall have the meaning set forth in Section 4.1.20(b).

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with, or any general partner or managing member in, such specified Person.

“Agreement” shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Approved Bank” shall have the meaning set forth in the Account Agreement (Mezzanine).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by Mezzanine Lender and an assignee, and accepted by Mezzanine Lender in accordance with Article XV and in substantially the form of Exhibit J or such other form customarily used by Mezzanine Lender in connection with the participation or syndication of mortgage or mezzanine loans at the time of such assignment.

“Assignment of Management Agreement (Mortgage)” shall mean that certain Manager’s Consent, Subordination of Management Agreement, and Non-disturbance Agreement, dated the date hereof, among Mortgage Lender, Mortgage Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

“Beneficial” when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Best of Mezzanine Borrower’s Knowledge” shall mean the actual (as opposed to imputed or constructive) present knowledge of: Cory Warning and Ryan Bowie after due inquiry, and without creating any personal liability on the part of any said individuals. In the case where the term “Best of Mezzanine Borrower’s Knowledge” is used in the context of representations or warranties of Borrower to be made after the date hereof, the term shall include the Person or Persons, as applicable, that occupy the capacities of said individuals on the date such representation or warranty is made to the extent that one or more of such individuals no longer occupy their current capacities.

“Budget” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Building Equipment” shall have the meaning set forth in the Security Instrument.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, Arizona or in the state in which Servicer is located are not open for business. When used with respect to an Interest Determination Date, Business Day shall mean any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

“Capital Expenditures” shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Mortgage Borrower’s annual financial statements for an applicable period as an operating expense of the Property.

“Cash Management Bank (Mezzanine)” shall mean LaSalle Bank National Association or any successor Approved Bank acting as Cash Management Bank (Mezzanine) under the Account Agreement (Mezzanine) or other financial institution approved by the Mezzanine Lender.

“Cash Management Bank (Mortgage)” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Close Affiliate” shall mean with respect to any Person (the “First Person”) any other Person (each, a “Second Person”) which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such First Person, (b) the First Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in such Second Person, or (c) a third Person owns, directly or indirectly, at least 75% of all of the legal, Beneficial and/or equitable interest in both the First Person and the Second Person.

“Closing Date” shall mean the date of this Agreement set forth in the first paragraph hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall mean collectively (i) all of the Pledged Collateral and all proceeds thereof, (ii) all Receipts, (iii) any stock certificates or other certificates, membership interest certificates or instruments evidencing any of the foregoing property described in clauses (i) and (ii) above, (iv) the Rate Cap Collateral (Mezzanine), (v) the Account Collateral (Mezzanine) and (vi) all other rights appurtenant to the property described in clauses (i) through (v) above.

“Collateral Accounts” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Collateral Accounts (Mezzanine)” shall have the meaning set forth in Section 3.1.1.

“Control” shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise and (ii) the ownership, direct or indirect, of no less than 51% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

“Counterparty” shall mean the counterparty to the Interest Rate Cap Agreement (Mezzanine) and any counterparty under a Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement and, if applicable, any credit support provider identified in the Interest Rate Cap Agreement (Mezzanine), Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement.

“Counterparty Opinion” shall have the meaning set forth in Section 9.3(f).

“Debt” shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

“Debt Service (Mezzanine)” shall mean, with respect to any particular period of time, scheduled interest payments under the Mezzanine Note.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document (Mezzanine) which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Note.

“Disqualified Transferee” shall mean any Person or its Close Affiliate that, (i) has (within the past five (5) years) defaulted, or is now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Mezzanine Lender, any Affiliate of Mezzanine Lender, or, unless approved by the Mezzanine Lender, any other financial institution or other person providing or arranging financing; (ii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Mezzanine Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iii) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days) has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (viii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

“DSCR” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Downgrade” shall have the meaning as set forth in Section 9.3(c) hereof.

“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

“Eligible Account” has the meaning set forth in the Account Agreement (Mezzanine).

“Environmental Certificate” shall have the meaning set forth in Section 12.2.1.

“Environmental Claim” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Environmental Event” shall have the meaning set forth in Section 12.2.1.

“Environmental Indemnity (Mezzanine)” shall mean the Environmental Indemnity, dated the date hereof, made by Guarantor in favor of Mezzanine Lender.

“Environmental Law” shall have the meaning provided in the Environmental Indemnity (Mezzanine).

“Environmental Reports” shall have the meaning set forth in Section 12.1.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall have the meaning set forth in Section 4.1.9.

“Event of Default” shall have the meaning set forth in Section 17.1(a).

“Excess Cash Flow” shall mean “Excess Cash Flow” as defined in the Loan Agreement (Mortgage).

“Exchange” shall mean either (i) one or more “reverse exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended, and Revenue Procedure 2000-37 promulgated thereunder, pursuant to which one or more Qualified Intermediaries shall acquire and hold 100% of the indirect interests in Mezzanine Borrower and, upon consummation of the sales or transfers of one or more other properties in connection with the Exchange, transfer, or cause to be transferred, 100% of the indirect interests in Mezzanine Borrower to Strategic Hotel Funding, L.L.C., CIMS Limited Partnership, an Illinois limited partnership (provided Strategic Hotel Funding, L.L.C. owns directly or indirectly, not less than 85% equity interest in CIMS Limited Partnership or other Affiliates of Strategic Hotel Funding, L.L.C. or (ii) one or more transfers of up to 100% of the indirect interests in Mezzanine Borrower to Strategic Hotel Funding, L.L.C. or Affiliates of Strategic Hotel Funding, L.L.C. If, for any reason, the transaction fails to qualify as a “reverse exchange” under Section 1031 of the Internal Revenue Code of 1986, as amended, all as generally contemplated by the Exchange Documents and in accordance with the terms of Section 8.8 of this Agreement, which establishment of the exchange at the closing of the Loan shall be pursuant to those certain initial agreements, documents and instruments in the form reviewed and approved by Mezzanine Lender prior to the closing of the Loan, a list of which is attached hereto as Schedule V; provided, the ultimate control of the Mezzanine Borrower is transferred only as otherwise permitted by this Agreement, the Prime Lease and Operating Lease initially entered into, and the parties thereto, may be restructured, merged, terminated, modified or replaced without restriction so long as such leases or replacements thereof remain subordinate to the rights of the holder of the Loan.

“Exchange Documents” shall mean the documents identified on Schedule V.

“Exculpated Parties” shall have the meaning set forth in Section 18.1.1.

“Excusable Delay” shall men a delay due to acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Mezzanine Borrower or Mortgage Borrower, but Mezzanine Borrower’s or Mortgage Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Mezzanine Borrower or Mortgage Borrower, as applicable.

“Extension Interest Rate Cap Agreement” shall mean, following the Mezzanine Borrower’s exercise of its option to extend the Maturity Date pursuant to Section 5 of the Mezzanine Note, an Interest Rate Cap Agreement or Agreements (together with the confirmations and schedules relating thereto), each from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit I hereto; provided that, to the extent any such interest rate cap agreement does not meet the foregoing requirements, an “Extension Interest Rate Cap Agreement” shall be such interest rate cap agreement as may be approved by each of the Mezzanine Lender in its sole discretion).

“Extension Option” shall have the meaning set forth in the Mezzanine Note.

“Extension Term” shall mean the term of the Extension Option.

“Fiscal Year” shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing Date occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other common fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

“GAAP” shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination, as appropriately modified by the Uniform System.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Ground Lease” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Group Services Fee” shall mean the expenses payable to Manager or any Affiliate as permitted under Section 9.5 of the Management Agreement or any similar provision in a replacement Management Agreement.

“Guarantor” shall mean, Strategic Hotel Funding, L.L.C., a Delaware limited liability company, which shall execute and deliver the Recourse Guaranty (Mortgage) and Recourse Guaranty on the Closing Date.

“Hazardous Materials” shall have the meaning provided in the Environmental Indemnity (Mezzanine).

“Holding Account” shall mean the “Holding Account” and various sub-accounts to the Holding Account established pursuant to the Loan Agreement (Mortgage) as in effect on the date hereof.

“Impositions” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Increased Costs” shall have the meaning set forth in Section 2.4.1.

“Indebtedness” shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with the other Loan Documents (Mezzanine) and all other amounts, sums and expenses paid by or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or the other Loan Documents (Mezzanine).

“Indemnified Parties” shall have the meaning set forth in Section 19.12(b).

“Independent” shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in Mortgage Borrower, Mezzanine Borrower, or in any of their Affiliates, (ii) is not connected with Mortgage Borrower, Mezzanine Borrower, or any of their Affiliates, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

“Independent Architect” shall mean an architect, engineer or construction consultant selected by Mezzanine Borrower or Mortgage Borrower, as applicable, which is Independent, licensed to practice in the State and has at least five (5) years of architectural experience and which is reasonably acceptable to Mezzanine Lender.

“Independent Director”, “Independent Manager”, or “Independent Member” shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director, (other than an Independent Director), employee, attorney, or counsel of Mortgage Borrower, Mezzanine Borrower, or their Affiliates (provided that Mortgage Borrower, Mezzanine Borrower, and each of their respective general partners, may not have the same Independent

Directors, Independent Managers or Independent Members), (ii) in the seven (7) years prior to the Closing Date, a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Mezzanine Borrower, Mortgage Borrower, or their Affiliates, (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member, manager, employee, attorney, customer, supplier or other Person referred to above, or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or Independent Member, as applicable, of a Single Purpose Entity affiliated with Mezzanine Borrower, other than the Mortgage Borrower, Mezzanine Borrower, or each of their respective general partners.

“Initial Maturity Date” shall have the meaning set forth in the Mezzanine Note.

“Initial Term” shall mean the term commencing on the Closing Date up to the Initial Maturity Date.

“Insurance Requirements” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Interest Determination Date” shall have the meaning set forth in the Mezzanine Note.

“Interest Period” shall have the meaning set forth in the Mezzanine Note.

“Interest Rate Cap Agreement (Mezzanine)” shall mean an Interest Rate Agreement or Agreements (together with the confirmation and schedules relating thereto), or, with Mezzanine Lender’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), a swap or other interest rate hedging instrument, each between a Counterparty and Mezzanine Borrower obtained by Mezzanine Borrower and collaterally assigned to Mezzanine Lender pursuant to this Agreement, and each satisfying the requirements set forth in Exhibit I and, in the case of a swap or other interest rate hedging agreement consented to by Mezzanine Lender, any additional requirements of the Rating Agencies).

“Late Payment Charge” shall have the meaning set forth in Section 2.2.3.

“Lease” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Legal Requirements” shall have the meaning set forth in the Loan Agreement (Mortgage).

“LIBOR” shall have the meaning set forth in the Mezzanine Note.

“LIBOR Cap Strike Rate” shall mean 7.50%.

“LIBOR Margin” shall have the meaning set forth in the Mezzanine Note.

“LIBOR Rate” shall have the meaning set forth in the Mezzanine Note.

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Mortgage Borrower, Mezzanine Borrower, the Collateral, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the amount of $90,000,000 made by Mezzanine Lender to Mezzanine Borrower pursuant to this Agreement.

“Loan (Mortgage) or Mortgage Loan” shall mean the loan in the amount of $180,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

“Loan Agreement (Mortgage)” shall mean the Loan and Security Agreement, dated as of the date hereof, between Mortgage Borrower, as borrower and Mortgage Lender, as lender.

“Loan Documents (Mezzanine)” shall mean, collectively, this Agreement, the Mezzanine Note, the Account Agreement (Mezzanine), the Recourse Guaranty (Mezzanine), the Environmental Indemnity (Mezzanine) and the Pledge and any and all other agreements, instruments or documents executed by Mezzanine Borrower (or another Person) evidencing, securing or delivered in connection with the Loan and the transactions contemplated thereby, including, without limitation, any certificates or representations delivered by or on behalf of Mezzanine Borrower, any Affiliate of Mezzanine Borrower, Manager or any Affiliate of Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof).

“Loan Documents (Mortgage)” shall mean, collectively, the Loan Agreement (Mortgage), the Mortgage Note, the Security Instrument, the Assignment of Leases, the Trademark Security Agreement (Mortgage), the Environmental Indemnity (Mortgage), the Assignment of Management Agreement (Mortgage), the Account Agreement (Mortgage), the Recourse Guaranty (Mortgage) and all other documents executed and/or delivered by Mortgage Borrower in connection with the Loan (Mortgage) including any certifications or representations delivered by or on behalf of Mortgage Borrower, any Affiliate of Mortgage Borrower, Manager, or any Affiliate of the Manager (including, without limitation, any certificates in connection with any legal opinions delivered on the date hereof), together with all of the Accommodation Security Documents executed by the Operating Lessee.

“Management Agreement” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Management Control” shall mean, with respect to any direct or indirect interest in the Mortgage Borrower or the Property (not including Manager under an Approved Management Agreement), the power and authority to make and implement or cause to be made and implemented all material decisions with respect to the operation, management, financing and disposition of the specified interest.

“Management Fee” shall mean an amount equal to the monthly property management fees payable to the Manager pursuant to the terms of the Management Agreement for management services, the Group Services Fee, incentive management fees and any other fees described in the Management Agreement, and any allocated franchise fees.

“Manager” shall mean, as of the Closing Date, Fairmont Hotels & Resorts (U.S.) Inc., a Delaware corporation, or any replacement “Manager” appointed in accordance with Section 5.2.14 hereof.

“Manager Accounts” shall mean the “Bank Accounts” (as defined in the Management Agreement) maintained by Manager in the name of Mortgage Borrower or Operating Lessee with respect to the Property and in accordance with the terms of each Management Agreement.

“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property, (iii) the business, profits, operations or financial condition of Mortgage Borrower or Mezzanine Borrower, (iv) the ability of Mezzanine Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Mezzanine Borrower’s obligations under the Loan Documents (Mezzanine), (v) the ability of Mortgage Borrower to repay the principal and interest of the Loan (Mortgage) as it becomes due or to satisfy any of Mortgage Borrower’s obligations under the Loan Documents (Mortgage), (vi) the validity or enforceability of any of the Loan Documents (Mezzanine) against any party thereto, (vii) the Collateral taken as a whole or (viii) the priority of the Liens in favor of Mezzanine Lender.

“Material Lease” shall mean any Lease (a) demising a premises within the Property that is more than 10,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months.

“Maturity Date” shall have the meaning set forth in the Mezzanine Note.

“Maturity Date Payment” shall have the meaning set forth in the Mezzanine Note.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Mezzanine Note and as provided for herein or the other Loan Documents (Mezzanine), under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Account” shall have the meaning set forth in Section 3.1.1.

“Mezzanine Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Mezzanine Borrower’s Account” shall mean an account with any Person subsequently identified in a written notice from Mezzanine Borrower to Mezzanine Lender, which Mezzanine Borrower’s Account shall be under the sole dominion and control of Mezzanine Borrower:

“Mezzanine Debt Service Reserve Account” shall have the meaning set forth in Section 3.1.1.

“Mezzanine Lender” shall have the meaning set forth in the first paragraph of this Agreement.

“Mezzanine Lender Monthly Debt Service Notice Letter” shall have the meaning set forth in Section 3.1.6(e).

“Mezzanine Note” shall mean that certain Mezzanine Note, dated as of the date hereof in the principal amount of NINETY MILLION DOLLARS ($90,000,000), made by Mezzanine Borrower in favor of Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Mortgage Borrower” shall mean SHR Scottsdale X, L.L.C., a Delaware limited liability company and SHR Scottsdale Y, L.L.C., a Delaware limited liability company as co-borrowers on a joint and several liability basis.

“Mortgage Default” shall have the meaning ascribed to “Default” in the Loan Agreement (Mortgage).

“Mortgage Event of Default” shall have the meaning ascribed to “Event of Default” in the Loan Agreement (Mortgage).

“Mortgage Lender” shall mean Citigroup Global Markets Realty Corp., its successors and assigns.

“Mortgage Loan” shall mean the loan in the amount of $180,000,000 made by Mortgage Lender to Mortgage Borrower pursuant to the Loan Agreement (Mortgage).

“Mortgage Note” shall have the meaning ascribed to “Note” in the Loan Agreement (Mortgage).

“Net Excess Cash Flow” shall have the meaning set forth in Section 3.1.6(a).

“Net Excess Cash Flow Commencement Date” shall have the meaning set forth in Section 3.1.6(a).

“Net Operating Income” shall mean, for any specified period, the excess of Operating Income over Operating Expenses for the trailing twelve (12) month period.

“Non-Consolidation Opinion” shall have the meaning provided in Section 2.5.5.

“OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/ t11sdn.pdf.

“Notes” shall mean, collectively, the Mortgage Note and the Mezzanine Note.

“Obligations” shall mean, collectively, the Obligations (Mortgage) and Obligations (Mezzanine).

“Obligations (Mortgage)” shall have the meaning ascribed to “Obligations” in the Loan Agreement (Mortgage).

“Obligations (Mezzanine)” shall mean all indebtedness, obligations and liabilities of Mezzanine Borrower and Guarantor, under this Agreement or any of the other Loan Documents (Mezzanine) or in respect of the Loan or the Mezzanine Note, or other instrument at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or continent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

“Officer’s Certificate” shall mean a certificate executed by an authorized signatory of Mezzanine Borrower that is familiar with the financial condition of Mezzanine Borrower, the Mortgage Borrower and the operation of the Property or the particular matter which is the subject of such Officer’s Certificate.

“Operating Expenses” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Operating Income” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Operating Lease” means that certain Sublease Agreement dated as of the date hereof between SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C. as co-sublessor and the Operating Lessee, as sublessee.

“Operating Lessee” means DTRS Scottsdale, L.L.C., a Delaware limited liability company, as sublessee under the Operating Lease.

“Opinion of Counsel” shall mean opinions of counsel of law firm(s) licensed to practice in Arizona, New York, and Delaware selected by Mezzanine Borrower and reasonably acceptable to Mezzanine Lender.

“Other Charges” shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant pursuant to its respective Lease.

“Other Taxes” shall have the meaning set forth in Section 2.4.3.

“Payment Date” shall have the meaning set forth in the Mezzanine Note.

“Permitted Borrower Transferee” shall mean any entity (i) that is experienced in owning and operating (including acting as asset manager of) properties similar to the Property, (ii) (a) with a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $1 Billion (exclusive of the Property) and (b) who immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion or (iii) together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 20 first class full service resort hotels or business hotel properties (excluding the Property) containing not fewer than 5,000 hotel rooms in the aggregate and (iv) that is not a Disqualified Transferee.

“Permitted Borrower Transferee Alternative” shall mean any entity (i) that is experienced in owning and operating (including acting as asset manager of) properties similar to the Property, (ii) that either (a) has a net worth together with its Close Affiliates, as of a date no more than six (6) months prior to the date of the transfer of at least $300 Million (exclusive of the Property) and, immediately prior to such transfer, controls, together with its Close Affiliates real estate equity assets of at least $1 Billion or (b) together with its Close Affiliates owns or has under management or acts as the exclusive fund manager or investment advisor, at the time of the transfer, not fewer than 6 luxury resort hotels (excluding the Property) containing not fewer than 3,000 hotel rooms in the aggregate and (iii) that is not a Disqualified Transferee.

“Permitted Debt” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Permitted Debt (Mezzanine)” shall mean the Mezzanine Note and other obligations, indebtedness and liabilities specifically provided for in any Loan Document (Mezzanine) and secured by this Agreement and the Pledge and the other Loan Documents (Mezzanine).

“Permitted Encumbrances” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a bankruptcy proceeding.

“Permitted Investments” shall have the meaning set forth in the Account Agreement (Mezzanine).

“Permitted Loan Amendment” shall have the meaning set forth in Section 5.1.18(b).

“Permitted Mezzanine Transfer” shall mean (a) a pledge of direct or indirect equity interests in Mortgage Borrower or Mezzanine Borrower to secure the Loan, and (b) any foreclosure (or transfer in lieu thereof) in respect of the Loan, provided that the acquirer at foreclosure (or transfer in lieu thereof) (i) shall be a Qualified Transferee or (ii) shall have received Mezzanine Lender’s prior written consent prior to such foreclosure (or such transfer in lieu of foreclosure), subject in the case of each of clauses (i) and (ii) to the requirement that the Mezzanine Borrower deliver to Mezzanine Lender, the Mortgage Lender and the Rating Agencies a nonconsolidation opinion satisfactory to the Rating Agencies with respect to any Person having more than a 49% direct or indirect equity interest (either individually or together with any interests held by an affiliate of such Person) in Mezzanine Borrower.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean with respect to the Property, collectively, the (i) seismic report and (ii) structural engineering report (prepared by an Independent Architect), both of which have been (a) addressed to Mezzanine Lender, (b) prepared based on a scope of work determined by Mortgage Lender in Mortgage Lender’s reasonable discretion, and (c) in form and content acceptable to Mortgage Lender in Mortgage Lender’s reasonable discretion, together with any amendments or supplements thereto.

“Plan” shall have the meaning set forth in Section 4.1.9(a).

“Pledge” shall mean that certain Pledge and Security Agreement (Mezzanine), dated as of the date hereof, from Mezzanine Borrower to Mezzanine Lender pledging Mezzanine Borrower’s 100% direct membership interest in Mortgage Borrower.

“Pledged Collateral” shall have the meaning set forth in the Pledge.

“Pre-approved Manager” shall mean any entity set forth on Schedule IV hereof (which schedule is identical to the schedule of “Qualified Managers” contained in the Management Agreement).

“Pre-approved Transferee” shall mean any of the entities set forth on Schedule III hereof, or any Close Affiliates thereof, provided any of the foregoing entities or their Close Affiliates shall only be a “Pre-approved Transferee” if (i) such entity continues to be Controlled by substantially the same Persons Controlling such entity as of the Closing Date or if such Pre-approved Transferee is a publicly traded company, such Pre-approved Transferee continues to be publicly traded on an established securities market, (ii) there has been no material adverse change in the financial condition or results of operations of such entity since the Closing

Date, (iii) such entity is not a Disqualified Transferee and (iv) if such entity as of the Closing Date is rated (a) “Investment Grade,” there has been no deterioration in such entity’s long-term or short-term credit rating (if any) since the Closing Date below “BBB-” or (b) below “Investment Grade”, there has been no deterioration in such entity’s long-term or short-term credit rating (if any) since the Closing Date.

“Prepayment Fee” shall have the meaning set forth in the Mezzanine Note.

“Prime Lease” means that certain Lease Agreement dated as of the date hereof between the Mortgage Borrower, as lessor, and SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C., as co-lessees.

“Prime Lessee” shall mean SHR Scottsdale Operating Lessee I, L.L.C. and SHR Scottsdale Operating Lessee II, L.L.C., each a Delaware limited liability company.

“Principal Amount” shall have the meaning set forth in the Mezzanine Note.

“Proceeds” shall have the meaning set forth in the Loan Agreement (Mortgage)

“Prohibited Loan Amendment” shall have the meaning specified in Section 5.1.18(b).

“Prohibited Person” means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

“Property” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Purchase Agreement” shall mean that certain Purchase and Sale Agreement in respect of the Property, dated June 30, 2006, between Scottsdale Princess Partnership, as seller and SHR Scottsdale, L.L.C., as purchaser, as the same have been assigned, amended or supplemented as of the date hereof.

“Qualified Intermediary” shall mean Nationwide Exchange Services Corporation, a California corporation, in its capacity as an “Exchange Accommodation Titleholder,” as defined in Revenue Procedure 2000-37, 2000-2 C.B. 308 promulgated under the Internal Revenue Code of 1986, as amended, and, in such capacity, the owner of one hundred percent (100%) of the indirect ownership interests in Mezzanine Borrower as of the Closing Date, or any other entity engaged in a similar line of business and reasonably acceptable to Mezzanine Lender.

“Qualified Transferee” shall mean one or more of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

(iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

(iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clauses (i) or (iii) above;

(v) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (i), (ii), (iii) or (iv) of this definition.

“Rate Cap Collateral (Mezzanine)” shall have the meaning set forth in Section 9.2.

“Rating Agencies” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Rating Agency Confirmation” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Recourse Guaranty (Mortgage)” shall mean that certain Guaranty of Recourse Obligations, dated as of the date hereof, by Guarantor in favor of Mortgage Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Recourse Guaranty (Mezzanine)” shall mean that certain Guaranty of Recourse Obligations (Mezzanine) of Mezzanine Borrower, dated as of the date hereof, by Guarantor in favor of Mezzanine Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Register” shall have the meaning set forth in Section 15.4.

“Regulatory Change” shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any interpretations, directives or requests applying to Mezzanine Lender, or any Person Controlling Mezzanine Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

“Replacement Interest Rate Cap Agreement (Mezzanine)” shall mean, in connection with a replacement of an Interest Rate Cap Agreement following a Downgrade of the Counterparty thereto, an interest rate cap agreement (together with the confirmation and schedules relating thereto) from an Acceptable Counterparty and satisfying the requirements set forth on Exhibit I hereto; provided that to the extent any such interest rate cap agreement does not meet the foregoing requirements a “Replacement Interest Cap Agreement (Mezzanine)” shall be such interest rate cap agreement approved in writing by Mezzanine Lender.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securitization” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Servicer” shall mean such Person designated in writing with an address for such Person by Mezzanine Lender, in its sole discretion, to act as Mezzanine Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Mezzanine Lender, whether pursuant to the terms of this Agreement, the Account Agreement (Mezzanine) or otherwise, together with such other powers as are reasonably incidental thereto.

“Single Purpose Entity” shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, leasing, managing, holding, developing, using, operating and financing the Property, (ii) does not engage in any business unrelated to the Property and the ownership, development, use, operation and financing thereof, (iii) does not have any assets other than those related to its interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person except as provided in this Agreement with regards to the Co-Mezzanine Borrowers, Co-Mortgage Borrowers (as defined under the Loan Agreement (Mortgage)) or the Prime Lessees under the Prime Lease, (vii) conducts its own business in its own name; (viii) maintains separate financial statements; provided, however, that any consolidated financial statements contain a note indicating that it and its Affiliates are separate legal entities and maintain records, books of account, and accounts separate and apart from any other Person, (ix) pays its own liabilities out of its own funds, (x) observes all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) does not pledge its assets or guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out itself or its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks bearing its own name, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) except as provided in this Agreement with regards to the Co-Mezzanine Borrowers, Co-Mortgage Borrowers or the Prime Lessees under the Prime Lease, does not pledge its assets for the benefit of any other Person (other than as permitted under clauses (a) and (d) of the definition of Permitted Encumbrances) or make any cash loans or advances to any other Person, (xviii) uses commercially reasonable efforts to correct any known misunderstanding regarding its separate identity and (xix) maintains adequate capital in light of its contemplated business operations. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member shall be a Single Purpose Entity and (e) its articles of organization, certificate of formation and/or operating agreement, as applicable, shall provide that until all of the Indebtedness and Obligations are paid in full such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) will maintain its books, records, resolutions and agreements as official records, (3) will hold its assets in its own name, (4) will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) will not identify its partners, members or shareholders, or any Affiliates of any of them as a division or part of it, (6) will maintain an arms-length relationship with its Affiliates, and (7) except for capital contributions or capital distributions will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with a third party, (8) will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (9) except as permitted by the Loan Documents (Mezzanine), will not form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other) or own any equity interest in any other entity other than the Property.

For purposes of the foregoing definition, it is agreed and understood that entities which are tenants-in-common such as the Co-Mezzanine Borrowers, the entities which comprise the Operating Lessee and Prime Lessee and the Co-Mortgage Borrowers are Single Purpose Entities notwithstanding the relationship and affiliated transactions among and between some or all of such entities as contemplated by the Loan Documents.

“SPE Entity” shall mean Mezzanine Borrower, Mortgage Borrower, Prime Lessee and Operating Lessee which are each required to be a Single Purpose Entity.

“Special Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of Mezzanine Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Mezzanine Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which Mezzanine Lender is organized or maintains a lending office.

“State” shall mean the State in which the Property or any part thereof is located.

“Sub-Account(s)” shall have the meaning set forth in Section 3.1.1.

“Taking” shall have the meaning set forth in Loan Agreement (Mortgage).

“Tenant” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Threshold Amount” shall have the meaning set forth in Loan Agreement (Mortgage).

“TIC Agreement” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Title Company” shall have the meaning set forth in the Loan Agreement (Mortgage).

“Title Policy (Mortgage)” shall have the meaning ascribed to “Title Policy” in the Loan Agreement (Mortgage).

“Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Ultimate Equity Owner” shall mean, Strategic Hotel Funding, L.L.C., a Delaware limited liability company.

“Uniform System” shall have the meaning set forth in the Loan Agreement (Mortgage).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as modified by the Uniform System. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document (Mezzanine) or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. GENERAL TERMS

Section 2.1 Loan; Disbursement to Mezzanine Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Mezzanine Lender hereby agrees to make and Mezzanine Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Borrower. Mezzanine Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Mezzanine Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Mezzanine Lender to Mezzanine Borrower on the Closing Date.

2.1.3 The Mezzanine Note, Pledge and Loan Documents. The Loan shall be evidenced by the Mezzanine Note and secured by the Pledge, this Agreement and the other Loan Documents (Mezzanine).

2.1.4 Use of Proceeds. Mezzanine Borrower shall use the proceeds of the Loan as an equity contribution to Mortgage Borrower, to be used by Mortgage Borrower solely to acquire the Property and/or repay and discharge any existing mezzanine loans and mortgage loans secured by the Property, to make cash distributions to its partners and as otherwise set forth on the closing statement executed by Mortgage Borrower, and Mezzanine Borrower at closing.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payment of Principal and Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Mezzanine Note.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire Principal Amount is not repaid on the Maturity Date, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Indebtedness, shall itself accrue interest at the same rate as the Loan and shall be secured by this Agreement and the Pledge. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Mezzanine Lender by reason of the occurrence of any Event of Default, and Mezzanine Lender retains its rights under the Mezzanine Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

2.2.2 Method and Place of Payment. (a) On each Payment Date, Mezzanine Borrower shall pay or cause to be paid to Mezzanine Lender interest accruing pursuant to the Mezzanine Note for the entire Interest Period during which said Payment Date shall occur.

(b) All amounts advanced by Mezzanine Lender pursuant to the applicable provisions of the Loan Documents (Mezzanine), other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents (Mezzanine). In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option and upon notice to Mezzanine Borrower, first apply any payments received under the Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

2.2.3 Late Payment Charge. If any interest payment due under the Loan Documents (Mezzanine) is not paid by Mezzanine Borrower within five (5) days after the date on which it is due (or, if such fifth (5th) day is not a Business Day, then the Business Day immediately preceding such day) on or prior to the date on which it is due, Mezzanine Borrower shall pay to Mezzanine Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the Maximum Legal Rate (the “Late Payment Charge”) in order to defray the expense incurred by Mezzanine Lender in handling and processing such delinquent payment and to compensate Mezzanine Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Pledge and the other Loan Documents (Mezzanine) to the extent permitted by applicable law. Mezzanine Borrower acknowledges and agrees that the five day grace period with respect to the applicability of the Late Payment Charge (i) shall only apply to Mezzanine Borrower’s first failure to make a monthly interest payment in any calendar year and (ii) shall not constitute a payment grace period and shall in no way limit Mezzanine Lender’s rights under Article XVII.

2.2.4 Usury Savings. This Agreement and the Mezzanine Note are subject to the express condition that at no time shall Mezzanine Borrower be obligated or required to pay interest on the Principal Amount of the Loan at a rate which could subject Mezzanine Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents (Mezzanine), Mezzanine Borrower is at any time required or obligated to pay interest on the Principal Amount due under the Mezzanine Note at a rate in excess of the Maximum Legal Rate, then the LIBOR Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Mezzanine Note. All sums paid or agreed to be paid to Mezzanine Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments. No prepayments of the Indebtedness shall be permitted except as set forth in Section 2.3.1 hereof and Section 4 of the Mezzanine Note. Mezzanine Borrower agrees and acknowledges after the closing of the Loan that prior to a material Event of Default (as determined by Mezzanine Lender in its sole and absolute discretion) (x) in the case of prepayments of the Loan in connection with a casualty or Taking, principal will be applied (to the extent not used for restoration pursuant to the terms of the Mortgage Loan Agreement) to the Mezzanine Note, any substitute or component notes (as applicable) and the Mortgage Note sequentially starting with the most senior tranche and (y) in the case of all prepayments of the Loan other than in accordance with the preceding clause (x), such prepayments will be applied to the Mezzanine Note, any substitute or component notes (as applicable) and the Mortgage Note pro-rata (on the basis of their respective principal balances) among the securitized and any non-securitized portions of the loans (and pro-rata within the securitized portions of the loans). Notwithstanding the foregoing, upon the occurrence and during the continuance of a material Event of Default (as determined by Mezzanine Lender in its sole and absolute discretion), Mezzanine Borrower agrees and acknowledges that any principal prepayments of the Loan will be applied to the Mezzanine Note, any substitute or component notes (as applicable) and the Mortgage Note sequentially, starting with the most senior tranche (it being acknowledged that during the continuance of a material Event of Default all securitized portions of the loans shall be paid in full prior to the payment of any non-securitized portions of the loans).

2.3.1 Mandatory Prepayment. (a) Except as described in Section 2.3.1(b) below, Mezzanine Borrower shall repay the Mezzanine Note, in full, together with the Prepayment Fee (if applicable), in accordance with Section 4(b) of the Mezzanine Note upon the occurrence of any of the following events:

(i) if any Transfer is made or effectuated in violation of the provisions of Article VIII; or

(ii) if the Loan (Mortgage) is repaid or refinanced.

(b) If there shall occur a casualty or Taking in respect of the Property and as a result thereof the Loan (Mortgage) is prepaid in whole or in part, then, to the extent that there shall be excess proceeds or awards available following the application of the proceeds or awards to reconstruct or repair the Property or to the payment of all or any portion of the Loan (Mortgage) pursuant to the terms of the Loan Documents (Mortgage) (the “Excess Proceeds”), Mezzanine Borrower shall repay the Mezzanine Note, or a portion thereof, in the amount of such available Excess Proceeds. All Excess Proceeds shall be deposited directly into the Mezzanine Account.

2.3.2 Prepayments After Event of Default. If, following an Event of Default, Mezzanine Lender shall accelerate the Indebtedness and Mezzanine Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Mezzanine Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period during which such Payment Date occurs (even if such period extends beyond such Payment Date and calculated as if such payment had not been made on such Payment Date), and all other fees and sums payable hereunder or under the Loan Documents (Mezzanine), including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges), (b) such payment shall be deemed a voluntary prepayment by Mezzanine Borrower, and (c) Mezzanine Borrower shall pay, in addition to the Indebtedness, an amount equal to the Prepayment Fee, if applicable.

2.3.3 Release of Collateral. Mezzanine Lender shall, upon the written request and at the reasonable expense of Mezzanine Borrower, upon payment in full of the Principal Amount and interest on the Loan and all other amounts due and payable under the Loan Documents (Mezzanine) in accordance with the terms and provisions of the Mezzanine Note and this Agreement, release the Lien of (i) this Agreement upon the Account Collateral (Mezzanine) and the Rate Cap Collateral (Mezzanine) and (ii) the Pledge on the Collateral or assign it, in whole or in part, to a new lender. In such event, Mezzanine Borrower shall submit to Mezzanine Lender, on a date prior to the date of such release or assignment sufficient to provide a reasonable period for review thereof, a release of lien or assignment of lien, as applicable, for such Collateral for execution by Lender. Such release or assignment, as applicable, shall be in a form satisfactory to Mezzanine Lender in its reasonable discretion. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such release or assignment, as applicable.

Section 2.4 Regulatory Change; Taxes.

2.4.1 Increased Costs. If, as a result of any Regulatory Change or compliance of Mezzanine Lender therewith, the basis of taxation of payments to Mezzanine Lender or any company Controlling Mezzanine Lender of the principal of or interest on the Loan is changed or Mezzanine Lender or the company Controlling Mezzanine Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding federal taxation of the overall net income of Mezzanine Lender or the company Controlling Mezzanine Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Mezzanine Lender or any company Controlling Mezzanine Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers subject to LIBOR-based interest rates is imposed on Mezzanine Lender or any company Controlling Mezzanine Lender and Mezzanine Lender determines that, by reason thereof, the cost to Mezzanine Lender or any company Controlling Mezzanine Lender of making, maintaining or extending the Loan to Mezzanine Borrower is increased, or any amount receivable by Mezzanine Lender or any company Controlling Mezzanine Lender hereunder in respect of any portion of the Loan to Mezzanine Borrower is reduced, in each case by an amount deemed by Mezzanine Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called “Increased Costs”), then Mezzanine Lender shall provide notice thereof to Mezzanine Borrower and Mezzanine Borrower agrees that it will pay to Mezzanine Lender upon Mezzanine Lender’s written request such additional amount or amounts as will compensate Mezzanine Lender or any company Controlling Mezzanine Lender for such Increased Costs to the extent Mezzanine Lender determines that such Increased Costs are allocable to the Loan and provided that Mezzanine Lender is generally exercising rights similar to those set forth in this Section 2.4.1 against other borrowers similarly situated to Mezzanine Borrower. Mezzanine Lender will notify Mezzanine Borrower of any event occurring after the date hereof which will entitle Mezzanine Lender to compensation pursuant to this Section 2.4.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation; provided, however, that, if Mezzanine Lender fails to deliver a notice within 90 days after the date on which an officer of Mezzanine Lender responsible for overseeing this Agreement knows or has reason to know of its right to additional compensation under this Section 2.4.1, Mezzanine Lender shall only be entitled to additional compensation for any such Increased Costs incurred from and after the date that is 90 days prior to the date Mezzanine Borrower received such notice. If Mezzanine Lender requests compensation under this Section 2.4.1, Mezzanine Borrower may, by notice to Mezzanine Lender, require that Mezzanine Lender furnish to Mezzanine Borrower a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof, and a description as to why Section 2.4.1 is not applicable.

2.4.2 Special Taxes. Mezzanine Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Mezzanine Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document (Mezzanine) to Mezzanine Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Mezzanine Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Mezzanine Borrower shall make such deductions, and (iii) Mezzanine Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

2.4.3 Other Taxes. In addition, Mezzanine Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents (Mezzanine), or the Loan (hereinafter referred to as “Other Taxes”).

2.4.4 Indemnity. Mezzanine Borrower shall indemnify Mezzanine Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Mezzanine Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Mezzanine Lender makes written demand therefor.

2.4.5 Change of Office. To the extent that changing the jurisdiction of Mezzanine Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Mezzanine Lender shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to Mezzanine Lender.

2.4.6 Survival. Without prejudice to the survival of any other agreement of Mezzanine Borrower hereunder, the agreements and obligations of Mezzanine Borrower contained in this Section 2.4 shall survive the payment in full of principal and interest hereunder, and the termination of this Agreement.

Section 2.5 Conditions Precedent to Closing. The obligation of Mezzanine Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Mezzanine Borrower or waiver by Mezzanine Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Mezzanine Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

2.5.1 Representations and Warranties; Compliance with Conditions. (a) The representations and warranties of Mezzanine Borrower contained in this Agreement and the other Loan Documents (Mezzanine) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Mezzanine Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document (Mezzanine) on its part to be observed or performed; and

(b) The representations and warranties of Mortgage Borrower contained in the Loan Agreement (Mortgage) and the other Loan Documents (Mortgage) shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing under the Mortgage Loan; and Mortgage Borrower and Guarantor shall be in compliance in all material respects with all terms and conditions set forth in the Loan Agreement (Mortgage) and in each other Loan Document (Mortgage) on its part to be observed or performed, as applicable.

2.5.2 Delivery of Loan Documents (Mezzanine); Title Policy; Reports; Leases.

(a) Loan Documents (Mezzanine). Mezzanine Lender shall have received an original copy of this Agreement, the Mezzanine Note and all of the other Loan Documents (Mezzanine), in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Mezzanine Borrower and any other parties thereto.

(b) Certificates. Mezzanine Lender shall have received originals of the Certificates together with a partnership and membership power (as applicable) endorsed in blank.

(c) UCC Financing Statements. Mezzanine Lender shall have received evidence that the UCC financing statements relating to the Pledge and this Agreement have been delivered for filing in the applicable jurisdictions.

(d) Intentionally Deleted.

(e) Account Agreement (Mezzanine). Mezzanine Lender shall have received the original of the Account Agreement (Mezzanine) executed by each of Cash Management Bank (Mezzanine) and Mezzanine Borrower.

(f) Title Insurance. Mezzanine Lender shall have received a copy of the Title Policy (Mortgage) or a marked-up and signed commitment having the force and effect of a title policy, marked “paid” by an authorized representatives of the Title Company issued by the Title Company with respect to the Loan (Mortgage) and dated as of the Closing Date, together with a copy of the mezzanine loan endorsement to the owner’s title insurance policy obtained by Mortgage Borrower, in favor of Mezzanine Lender, its successors and assigns, dated as of the Closing Date, and reinsurance and direct access agreements in form and substance acceptable to Mezzanine Lender. Mezzanine Lender shall also have received evidence that all premiums in respect of the Title Policy (Mortgage) have been paid.

(g) Survey. Mezzanine Lender shall have received a current Survey for the Property, containing the survey certification required by the Loan Agreement (Mortgage).

(h) Insurance. Mezzanine Lender shall have received valid certificates of insurance for the policies of insurance required by the Loan Agreement (Mortgage) naming Mezzanine Lender as an additional insured and containing a cross liability/severability endorsement, satisfactory to Mezzanine Lender in its reasonable discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

(i) Environmental Reports. Mezzanine Lender shall have received an Environmental Report in respect of the Property satisfactory to Mezzanine Lender.

(j) Zoning. Mezzanine Lender shall have received an ALTA 3.1 zoning endorsement for the Title Policy (Mortgage).

(k) Certificate of Occupancy. Mezzanine Lender shall have received a copy of the valid certificates of occupancy for the Property or evidence acceptable to Mezzanine Lender that a certificate of occupancy is not required by applicable law.

(l) Encumbrances. Mezzanine Borrower shall have taken or caused to be taken such actions in such a manner so that Mezzanine Lender has a valid and perfected first Lien as of the Closing Date on the Collateral and Mezzanine Lender shall have received satisfactory evidence thereof.

(m) Intentionally Omitted.

(n) Intentionally Deleted;

(o) Pledgor Acknowledgments. Mezzanine Lender shall have received an original of the Acknowledgment in the form of Exhibit B executed by Mortgage Borrower, and dated as of the Closing Date.

2.5.3 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Mezzanine Lender shall have received and approved certified copies thereof.

2.5.4 Delivery of Organizational Documents. On or before the Closing Date, Mezzanine Borrower shall deliver, or cause to be delivered, to Mezzanine Lender copies certified by an Officer’s Certificate, of all organizational documentation related to Mortgage Borrower, Operating Lessee, Prime Lessee, Mezzanine Borrower, Guarantor, each SPE Entity, and certain Affiliates as have been requested by Mezzanine Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Mortgage Borrower, Operating Lessee, Prime Lessee, Mezzanine Borrower, Guarantor, each SPE Entity and such Affiliates, as Mezzanine Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Mezzanine Lender. Each of the organizational documents of any SPE Entity shall contain provisions having a substantive effect materially similar to that of the language set forth in Exhibit C or such other language as approved by Mezzanine Lender. Mezzanine Lender hereby approves the organizational documents delivered to Mezzanine Borrower pursuant to this Section 2.5.4.

2.5.5 Intentionally Deleted.

2.5.6 Budgets. Mezzanine Borrower shall have delivered the Budget for the current Fiscal Year, which Budget shall be certified by an Officer’s Certificate.

2.5.7 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents (Mezzanine) and all documents incidental thereto shall be satisfactory in form and substance to Mezzanine Lender, and Mezzanine Lender shall have received all such counterpart originals or certified copies of such documents as Mezzanine Lender may reasonably request.

2.5.8 Intentionally Deleted.

2.5.9 Material Adverse Effect. No event or condition shall have occurred since the date of Mortgage Borrower’s and Mezzanine Borrower’s most recent financial statements previously delivered to Mezzanine Lender which has or could reasonably be expected to have a Material Adverse Effect. The Operating Income and Operating Expenses of the Property and all other features of the transaction shall be as represented to Mezzanine Lender without material adverse change. None of Mezzanine Borrower, Mortgage Borrower, Guarantor nor any of their constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

2.5.10 Intentionally Deleted.

2.5.11 Reserved.

2.5.12 Tax Lot. Mezzanine Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Mezzanine Lender.

2.5.13 Physical Conditions Report. Mezzanine Lender shall have received a Physical Conditions Report (or re-certified Physical Conditions Report) with respect to the Property, which report shall be satisfactory in form and substance to Mezzanine Lender.

2.5.14 Management Agreement. Mezzanine Lender shall have received a certified copy of the Management Agreement which shall be satisfactory in form and substance to Mezzanine Lender.

2.5.15 Appraisal. Mezzanine Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Mezzanine Lender.

2.5.16 Transaction Costs. Mezzanine Borrower shall have paid or reimbursed Mezzanine Lender for filing fees, costs of reports, appraisals, reasonable fees and costs of Mezzanine Lender’s counsel, and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

2.5.17 Further Documents. Mezzanine Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Mezzanine Lender or its counsel may have reasonably requested including the Loan Documents (Mezzanine) in form and substance satisfactory to Mezzanine Lender and its counsel.

Section 2.6 Filing of Financing Statements Authorized. Mezzanine Borrower hereby authorizes the filing of a form UCC-1 financing statement naming the Mezzanine Borrower as debtor and the Mezzanine Lender as secured party in any office (including the office of the Secretary of State of the State of Delaware) covering all property of the Mezzanine Borrower (including, but not limited to, the Account Collateral (Mezzanine) and the Rate Cap Collateral (Mezzanine).

III. CASH MANAGEMENT

Section 3.1 Cash Management.

3.1.1 Establishment of Account. Mezzanine Borrower hereby confirms that, simultaneously with the execution of this Agreement, pursuant to the Account Agreement (Mezzanine), it has established with Cash Management Bank (Mezzanine), in the name of Mezzanine Borrower for the benefit of Mezzanine Lender, as secured party, one (1) segregated account (the “Mezzanine Account”), which has been established as a securities account. The Mezzanine Account and the funds deposited therein and securities and other assets credited thereto shall serve as additional security for the Loan. Pursuant to the Account Agreement (Mezzanine), Mezzanine Borrower shall irrevocably instruct and authorize Cash Management Bank (Mezzanine) to disregard any and all orders for withdrawal from the Mezzanine Account made by, or at the direction of, Mezzanine Borrower. Mezzanine Borrower agrees that, prior to the payment in full of the Indebtedness, the terms and conditions of the Account Agreement (Mezzanine) shall not be amended or modified without the prior written consent of Mezzanine Lender (which consent Mezzanine Lender may grant or withhold in its sole discretion). In recognition of Mezzanine Lender’s security interest in the funds deposited into the Mezzanine Account, Mezzanine Borrower shall identify the Mezzanine Account with the name of Mezzanine Lender, as secured party. The Mezzanine Account shall be named as follows: “Fairmont Scottsdale Princess f/b/o Citigroup Global Markets Realty Corp., as secured party, Mezzanine Account” (Account Number 724043.1). Mezzanine Borrower confirms that it has established with Cash Management Bank (Mezzanine) a sub-account for the retention of Account Collateral (Mezzanine) in respect of Debt Service (Mezzanine) on the Loan with the account number 724043.1 (the “Mezzanine Debt Service Reserve Account “or the “Sub-Account” and, together with the Mezzanine Account, the “Collateral Accounts (Mezzanine)”), which (i) may be a ledger or book entry sub-account and need not be an actual sub-account, (ii) shall be linked to the Mezzanine Account, (iii) shall be a “Securities Account” pursuant to Article 8 of the UCC, and (iv) shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

3.1.2 Pledge of Account Collateral (Mezzanine). To secure the full and punctual payment and performance of the Obligations (Mezzanine), Mezzanine Borrower hereby collaterally assigns, grants a security interest in and pledges to Mezzanine Lender, to the extent not prohibited by applicable law, a first priority continuing security interest in and to the following property of Mezzanine Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the “Account Collateral (Mezzanine)”):

(a) any and all Excess Cash Flow from time to time available in the Collection Account (as defined in the Loan Agreement (Mortgage)) and required, by the terms of the Loan Agreement (Mortgage) as now in effect or amended with the consent of Mezzanine Lender, to be deposited by the Mortgage Lender or the Cash Management Bank (Mortgage) into the Mezzanine Account;

(b) the Collateral Accounts (Mezzanine) and all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to Collateral Accounts (Mezzanine);

(c) any and all amounts invested in Permitted Investments;

(d) all interest, dividends, cash, instruments, securities entitlements and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing or purchased with funds from the Collateral Accounts (Mezzanine); and

(e) to the extent not covered by clauses (a), (b), (c) or (d) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

In addition to the rights and remedies herein set forth, Mezzanine Lender shall have all of the rights and remedies with respect to the Account Collateral (Mezzanine) available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the Uniform Commercial Code and other applicable law.

3.1.3 Maintenance of Collateral Accounts. Mezzanine Borrower agrees that the Collateral Accounts (Mezzanine) are and shall each be maintained (i) as a “securities account” (as such term is defined in Section 8-501(a) of the UCC), (ii) in such a manner that Mezzanine Lender shall have control (within the meaning of Section 8-106(d)(2) of the UCC) over the Collateral Accounts (Mezzanine) thereof, (iii) such that Mezzanine Borrower, and Manager shall have no right of withdrawal from the Collateral Accounts (Mezzanine) and, except as provided herein, no Account Collateral (Mezzanine) shall be released to Mezzanine Borrower or Manager from the Collateral Accounts (Mezzanine). Without limiting the Mezzanine Borrower’s obligations under the immediately preceding sentence, Mezzanine Borrower shall only establish and maintain the Mezzanine Account with a financial institution that has executed an agreement substantially in the form of the Account Agreement (Mezzanine) or in such other form acceptable to Mezzanine Lender in its sole discretion.

3.1.4 Eligible Accounts. The Collateral Accounts (Mezzanine) shall be Eligible Accounts. The Collateral Accounts (Mezzanine) shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking or governmental authority, as may now or hereafter be in effect. Income and interest accruing on the Collateral Accounts (Mezzanine) or any investments held in such accounts shall be periodically added to the principal amount of such account and shall be held, disbursed and applied in accordance with the provisions of this Agreement and the Account Agreement (Mezzanine). Mezzanine Borrower shall be the beneficial owner of the Collateral Accounts (Mezzanine) for federal income tax purposes and shall report all income on the Collateral Accounts (Mezzanine).

3.1.5 Deposits into Sub-Accounts. On the date hereof, Mezzanine Borrower has deposited the following amounts into the Sub-Accounts:

(i) $0.00 into the Mezzanine Debt Service Reserve Account.

3.1.6 Monthly Funding. (a) Mezzanine Borrower hereby instructs Mezzanine Lender to transfer (and pursuant to the Account Agreement (Mezzanine) shall irrevocably authorize Cash Management Bank (Mezzanine) to execute any corresponding instructions of Mezzanine Lender), and Mezzanine Lender shall transfer (or cause Cash Management Bank to transfer pursuant to disbursement instructions from Mezzanine Lender) to the Mezzanine Debt Service Reserve Account, from the Mezzanine Account by 11:00 am New York time on the first (1st) calendar day of each calendar month (and if such day is not a Business Day then on the immediately preceding Business Day) or as soon thereafter as there shall be sufficient collected funds on deposit in the Mezzanine Account, and from time to time (but no less frequently than weekly thereafter) funds in an amount equal to the sum of any Protective Advances which may have been advanced by (and not previously reimbursed to) the Mezzanine Lender pursuant to the terms of the Loan Documents (Mezzanine) to cure any Default or Event of Default, any Mortgage Default or Mortgage Event of Default, or to protect the Collateral together with any interest payable on such amounts pursuant to the Loan Documents (Mezzanine), plus (x) the unpaid Debt Service (Mezzanine) for the next occurring Payment Date, plus (y) an amount equal to such payments for any prior month(s), to the extent not previously paid, plus (z) an amount equal to the amount, if any, deducted from the Mezzanine Account in any preceding month to pay any other amounts then due under the Loan Documents (Mezzanine) (other than any Debt Service (Mezzanine)). Mezzanine Borrower acknowledges that Mezzanine Lender shall not be required to make such withdrawal and deposit until such time as Mezzanine Lender is able to calculate the amount of the Debt Service (Mezzanine) for the next occurring Payment Date. As used herein, the term “Net Excess Cash Flow” means the amount available in the Mezzanine Account after the transfers to the Mezzanine Debt Service Reserve Account required under this Section 3.1.6 have been made and the term “Net Excess Cash Flow Commencement Date” shall mean the date such amounts have been fully funded or reserved within the Mezzanine Account in any given calendar month.

(b) If for any reason there will be insufficient amounts in the Mezzanine Debt Service Reserve Account on any Payment Date to pay the Debt Service (Mezzanine) due on such Payment Date, Mezzanine Borrower shall immediately deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Debt Service Reserve Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence shall constitute an Event of Default hereunder. If Mezzanine Lender shall reasonably determine that there will be insufficient amounts in the Mezzanine Account to pay any Protective Advances as and when the same are due and payable, Mezzanine Lender shall provide written notice of same to Mezzanine Borrower setting forth the basis for such determination. Within five (5) Business Days of receipt of said notice, Mezzanine Borrower shall deposit into the Mezzanine Account an amount equal to the shortfall of available funds in the Mezzanine Account. Any failure by Mezzanine Borrower to deposit the full amount required by the preceding sentence within said five (5) Business Day period shall constitute an Event of Default hereunder.

(c) Provided that (i) no Event of Default shall have occurred and be continuing hereunder or under the other Loan Documents (Mezzanine), (ii) no Mortgage Event of Default shall have occurred and be continuing, (iii) Mezzanine Borrower shall have delivered to Mezzanine Lender an Officer’s Certificate (which Mezzanine Borrower shall not be obligated to deliver more frequently than once per calendar month) certifying that the signatories know of no Event of Default or Mortgage Event of Default (as applicable) that has occurred and is then outstanding hereunder or under any of the other Loan Documents (Mezzanine) or under any of the Loan Documents (Mortgage), and (iv) Mezzanine Borrower shall have deposited into the Mezzanine Account all funds then required to have been so deposited, then Mezzanine Lender shall transfer the Net Excess Cash Flow from the Mezzanine Account to Mezzanine Borrower’s Account (or a third party account as directed by Mezzanine Borrower).

(d) In the event that an Event of Default shall have occurred and is then continuing, then, without notice from Mezzanine Lender, all Net Excess Cash Flow shall be applied to reduce the outstanding Principal Amount of the Mezzanine Note. At such time that the Event of Default shall no longer be continuing and provided none of the event set forth in subsection c(i) through (iii) shall have occurred and is then continuing, then all Net Excess Cash Flow shall be distributed in accordance with the provision of subsection (c) above.

(e) Whether or not an Event of Default has then occurred and is continuing under the Loan Documents (Mezzanine), Mezzanine Lender (so long as Mezzanine Lender is not the same entity as Mortgage Lender) agrees to deliver to Mortgage Lender a monthly notice letter (the “Mezzanine Lender Monthly Debt Service Notice Letter”) at least five (5) Business Days prior to each Payment Date setting forth the Debt Service (Mezzanine) payable by Mezzanine Borrower on the first Payment Date occurring after the date such notice is delivered.

(f) Mezzanine Borrower hereby acknowledges that, pursuant to Section 3.1.5 of the Loan Agreement (Mortgage), (i) to the extent the Mortgage Lender has received notice from Mezzanine Lender that an Event of Default has occurred and is continuing under the Loan Documents (Mezzanine) (a “Mezzanine Loan Default Notice”) and until such time as Mortgage Lender receives a notice from Mezzanine Lender that such Event of Default is no longer continuing (a “Mezzanine Loan Default Revocation Notice”) and provided there is no Event of Default under the Mortgage Loan, the Mortgage Borrower has irrevocably directed that all Excess Cash Flow is to be deposited directly into the Mezzanine Account for application as provided in this Agreement (in lieu of transferring such funds to such accounts of the Mortgage Borrower or as the Mortgage Borrower may have so directed if the Mortgage Lender had not received such notice from Mezzanine Lender) and (ii) the directions described in the preceding clause shall not be changed or terminated without the written consent of the Mezzanine Lender. Notwithstanding any provision herein to the contrary, provided no Event of Default has occurred or is continuing, there shall be disbursed to Mezzanine Borrower the Proceeds of a Condemnation or Casualty remaining after payment of all amounts to which Mortgage Lender and Mezzanine Lender are entitled. Mezzanine Borrower agrees that Mezzanine Lender shall not be required to deliver to Mortgage Lender a Mezzanine Loan Default Notice prior to the deposit of Proceeds into the Mezzanine Account.

3.1.7 Cash Management Bank. (a) For the purposes of this Agreement, the Cash Management Bank (Mezzanine) named herein shall be deemed to be an Approved Bank;

provided, however, that the term “Approved Bank” shall be applicable for all other purposes and shall be applicable to any successor or assign of Cash Management Bank (Mezzanine). Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace the Cash Management Bank (Mezzanine) with a financial institution reasonably satisfactory to Mezzanine Borrower in the event that (i) the Cash Management Bank (Mezzanine) fails, in any material respect, to comply with the Account Agreement (Mezzanine), (ii) the Cash Management Bank (Mezzanine) named herein is no longer the Cash Management Bank (Mezzanine) or (iii) the Cash Management Bank (Mezzanine) is no longer an Approved Bank.

(b) During the term of the Loan, so long as no Event of Default shall have occurred and is continuing, Mezzanine Borrower, at its sole cost and expense, shall have the right to replace the Cash Management Bank (Mezzanine) with a financial institution that is an Approved Bank provided such institution shall execute and deliver to Mezzanine Lender (with a copy to Mortgage Lender) the Account Agreement (Mezzanine) (and Mezzanine Lender shall reasonably cooperate with Mezzanine Borrower in connection with such transfer). Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender shall have the right at Mezzanine Borrower’s sole cost and expense to replace Cash Management Bank at any time, without notice to Mezzanine Borrower. Mezzanine Borrower shall cooperate with Mezzanine Lender in connection with the appointment of any replacement Cash Management Bank and the execution by the Cash Management Bank and the Mezzanine Borrower of an Account Agreement and delivery of same to Mezzanine Lender.

(c) So long as no Event of Default shall have occurred and be continuing, Mezzanine Borrower shall have the right at its sole cost and expense to replace the Cash Management Bank (Mezzanine) with a financial institution that is an Approved Bank provided that such financial institution and Mezzanine Borrower shall execute and deliver to Mezzanine Lender an Account Agreement substantially similar to the Account Agreement (Mezzanine) executed as of the Closing Date.

3.1.8 Mezzanine Borrower’s Account Representations, Warranties and Covenants. Mezzanine Borrower represents, warrants and covenants that:

(a) Pursuant to the Loan Documents (Mortgage), Mortgage Borrower has directed that, after Mortgage Lender receives notice of a Default hereunder (and provided no Event of Default exists under the Mortgage Loan), all Excess Cash Flow is to be deposited into the Mezzanine Account;

(b) Neither Mortgage Borrower nor Mezzanine Borrower nor any other Person will have any right, title or interest in or to any Excess Cash Flow from and after the time at which the Mortgage Lender becomes obligated under the Mortgage Loan Documents to transfer such Excess Cash Flow to the Mezzanine Account, except any rights Mezzanine Borrower shall have to allocations of such funds following the disbursement to Mezzanine Borrower of any Net Excess Cash Flow as provided in Section 3.1.5(a);

(c) There are no accounts other than the Collateral Accounts and Collateral Accounts (Mezzanine) maintained by Mortgage Borrower or any other Person with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of

Receipts, except for the Collection Account (as defined in the Loan Agreement (Mortgage)), the Holding Account (as defined in the Loan Agreement (Mortgage)) the Manager Accounts, and the Mezzanine Account in which they are permitted to receive transfers of Net Excess Cash Flow as provided in Section 3.1.5(c);

(d) Mezzanine Borrower shall cause Mortgage Borrower to deposit or cause to be deposited all Distributions into the Mezzanine Account as required by the Pledge and this Agreement or any other Loan Document (Mezzanine); and

(e) so long as the Loan shall be outstanding, neither Mortgage Borrower, Operating Lessee, Prime Lessee, Manager, Mezzanine Borrower, nor any of their Affiliates shall open any other operating accounts with respect to the collection of rents, revenues, proceeds or other income from the Property or for the collection of Receipts.

3.1.9 Account Collateral (Mezzanine) and Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, without additional notice from Mezzanine Lender to Mezzanine Borrower, (i) Mezzanine Lender may, in addition to and not in limitation of Mezzanine Lender’s other rights, make any and all withdrawals from, and transfers between and among, the Collateral Accounts (Mezzanine) as Mezzanine Lender shall determine in its sole and absolute discretion to pay any Obligations (Mezzanine), Operating Expenses and/or Capital Expenditures for the Property; (ii) all Excess Cash Flow shall be retained in the Mezzanine Account or Sub-Account, (iii) all payments to the Mezzanine Borrower’s Account pursuant to Section 3.1.5 shall immediately cease and (iv) Mezzanine Lender may liquidate and transfer any amounts then invested in Permitted Investments to the Collateral Accounts (Mezzanine) to which they relate or reinvest such amounts in other Permitted Investments as Mezzanine Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Mezzanine Lender to exercise and enforce Mezzanine Lender’s rights and remedies hereunder with respect to any Account Collateral (Mezzanine) or to preserve the value of the Account Collateral (Mezzanine).

(b) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as Mezzanine Borrower’s true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Mezzanine Borrower with respect to the Account Collateral (Mezzanine), and do in the name, place and stead of Mezzanine Borrower, all such acts, things and deeds for and on behalf of and in the name of Mezzanine Borrower, which Mezzanine Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may perform or cause performance of any such agreement, and any reasonable expenses of Mezzanine Lender incurred in connection therewith shall be paid by Mezzanine Borrower as provided in Section 5.1.12.

(c) Mezzanine Borrower hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind (except as expressly required under the Loan Documents (Mezzanine)) in connection with this Agreement or the Account Collateral (Mezzanine). Mezzanine Borrower acknowledges and agrees that ten (10) Business Days’ prior written notice of the time and place of any public sale of the Account Collateral (Mezzanine) or any other intended disposition thereof shall be reasonable and sufficient notice to Mezzanine Borrower within the meaning of the UCC.

3.1.10 Transfers and Other Liens. Mezzanine Borrower agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral (Mezzanine) except as may be expressly permitted under the Loan Documents (Mezzanine), or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral (Mezzanine), except for the Lien granted to Mezzanine Lender under this Agreement.

3.1.11 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall have no duty as to any Account Collateral (Mezzanine) in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral (Mezzanine) in its possession if the Account Collateral (Mezzanine) is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for any loss or damage to any of the Account Collateral (Mezzanine), or for any diminution in value thereof, by reason of the act or omission of Mezzanine Lender, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from Mezzanine Lender’s gross negligence or willful misconduct. In no event shall Mezzanine Lender be liable either directly or indirectly for losses or delays resulting from any event which may be the basis of an Excusable Delay, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond Mezzanine Lender’s reasonable control or for indirect, special or consequential damages except to the extent of Mezzanine Lender’s gross negligence or willful misconduct. Notwithstanding the foregoing, Mezzanine Borrower acknowledges and agrees that (i) Mezzanine Lender does not have custody of the Account Collateral (Mezzanine), (ii) Cash Management Bank (Mezzanine) has custody of the Account Collateral (Mezzanine), (iii) the initial Cash Management Bank (Mezzanine) was chosen by Mezzanine Borrower, and (iv) Mezzanine Lender has no obligation or duty to supervise Cash Management Bank (Mezzanine) or to see to the safe custody of the Account Collateral (Mezzanine).

3.1.12 Mezzanine Lender’s Liability. (a) Mezzanine Lender shall be responsible for the performance only of such duties with respect to the Account Collateral (Mezzanine) as are specifically set forth in this Section 3.1 or elsewhere in the Loan Documents (Mezzanine), and no other duty shall be implied from any provision hereof. Mezzanine Lender shall not be under any obligation or duty to perform any act with respect to the Account Collateral (Mezzanine) which would cause it to incur any expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Mezzanine Borrower shall indemnify and hold Mezzanine Lender, its employees and officers harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Mezzanine Lender in connection with the transactions contemplated hereby with respect to the Account Collateral (Mezzanine) (excluding losses on Permitted Investments) except as such may be caused by the gross negligence or willful misconduct of Mezzanine Lender, its employees, officers or agents.

(b) Mezzanine Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it in good faith to be genuine, and, in so acting, it may be assumed that any person purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Mezzanine Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

3.1.13 Continuing Security Interest. This Agreement shall create a continuing security interest in the Account Collateral (Mezzanine) and shall remain in full force and effect until payment in full of the Indebtedness; provided, however, such security interest shall automatically terminate with respect to funds which were duly deposited into Mezzanine Borrower’s Account in accordance with the terms hereof. Upon payment in full of the Indebtedness, this security interest shall automatically terminate without further notice from any party and Mezzanine Borrower shall be entitled to the return, upon its request, of such of the Account Collateral (Mezzanine) as shall not have been sold or otherwise applied pursuant to the terms hereof and Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Mezzanine Borrower to evidence such termination and the release of the Account Collateral (Mezzanine).

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Mezzanine Borrower Representations. Mezzanine Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each Co-Mezzanine Borrower, Co-Mortgage Borrower, Prime Lessee and Operating Lessee is a limited liability company that has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Guarantor is a limited liability company and has been duly organized and is validly existing and in good standing pursuant to the laws of the State of Delaware with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Mortgage Borrower and Operating Lessee has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Collectively, Mortgage Borrower, Prime Lessee and Operating Lessee possess all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which each is now engaged, and the sole business of Mortgage Borrower is the ownership of the Property. The organizational structure of Mortgage Borrower, Mezzanine Borrower, and their Affiliates upon the closing of the Loan is accurately depicted by the schematic diagram attached hereto as Exhibit H-1. Mezzanine Borrower shall not itself, and shall not permit Mortgage Borrower or any SPE Entity, Prime Lessee or Operating Lessee to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Mezzanine Lender seven (7) days prior written notice of any such change and shall have taken all steps reasonably requested by Mezzanine Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Mezzanine Lender.

4.1.2 Proceedings. Each of Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents (Mezzanine). This Agreement and the other Loan Documents (Mezzanine) have been duly executed and delivered by, or on behalf of, Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee, as applicable, and constitute legal, valid and binding obligations of Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee, as applicable, enforceable against Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents (Mezzanine) by Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee, as applicable, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents (Mezzanine)) upon any of the property or assets of Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee is a party or by which any of Mezzanine Borrower’s, Guarantor’s, Prime Lessee’s and Operating Lessee’s property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Mezzanine Borrower, Guarantor, Prime Lessee and Operating Lessee of this Agreement or any other Loan Documents (Mezzanine) has been obtained and is in full force and effect.

4.1.4 Litigation. There are no lawsuits, administrative proceedings, arbitration proceedings, or other such legal proceedings that have been filed and served upon Mezzanine Borrower (or with respect to which Mezzanine Borrower has otherwise received proper notice) or, to the Best of Mezzanine Borrower’s Knowledge, otherwise pending or threatened against or affecting Mortgage Borrower, Mezzanine Borrower, Prime Lessee, Operating Lessee or the Property whose outcome, if determined against Mortgage Borrower, Mezzanine Borrower,, Prime Lessee, Operating Lessee, or the Property, would have a Material Adverse Effect. To the Best of Mezzanine Borrower’s Knowledge, Schedule I includes each pending action against Mortgage Borrower, Mezzanine Borrower, Prime Lessee, Operating Lessee or otherwise affecting the Property that involves a claim or claims for either (a) monetary damages exceeding $250,000, or (b) injunctive relief or other equitable remedy that could have a Material Adverse Effect, excluding: (i) actions for monetary damages only that have been tendered to, and accepted without reservation of rights by, the liability insurance carrier for the Property, (ii) worker’s compensation claims, and (iii) any proceedings by employees working at the Property where the amount claimed in such proceeding is less than $250,000; to the Best of Mezzanine Borrower’s Knowledge, the aggregate amount of such claims described in subclause (iii) of this sentence is less than $1,000,000.

4.1.5 Agreements. Mezzanine Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Mezzanine Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Mezzanine Borrower or the Property is bound, which default is reasonably likely to have a Material Adverse Effect. Mezzanine Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Mezzanine Borrower is a party or by which Mezzanine Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including membership programs disclosed in writing to Mezzanine Lender on or prior to the date hereof, and (b) obligations under the Loan Documents (Mezzanine).

4.1.6 Title. Mezzanine Borrower owns all of the assets reflected in the proforma balance sheet of Mezzanine Borrower as of the date of such proforma balance sheet, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances, except for the Permitted Encumbrances.

4.1.7 No Bankruptcy Filing. None of Mezzanine Borrower, Guarantor, Mortgage Borrower, any SPE Entity, Prime Lessee or Operating Lessee is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Mezzanine Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Mezzanine Borrower, Guarantor, Mortgage Borrower, any SPE Entity, Prime Lessee or Operating Lessee.

4.1.8 Full and Accurate Disclosure. To the Best of Mezzanine Borrower’s Knowledge, no statement of fact made by Mezzanine Borrower in this Agreement or in any of the other Loan Documents (Mezzanine) contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Mezzanine Borrower which has not been disclosed which has a Material Adverse Effect, or to the Best of Mezzanine Borrower’s Knowledge could reasonably be expected to have a Material Adverse Effect.

4.1.9 ERISA. (a) Mezzanine Borrower does not maintain or contribute to and is not required to contribute to, an “employee benefit plan” as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA (other than a “multiemployer plan” as defined by Section 3(37) of ERISA), and Mezzanine Borrower (i) has no knowledge of any material liability which has been incurred or is expected to be incurred by Mezzanine Borrower which is reasonably likely to result in a Material Adverse Effect and is or remains unsatisfied for any taxes or penalties or unfunded contributions with respect to any “employee benefit plan” or any “plan,” within the meaning of Section 4975(e)(1) of the Internal Revenue Code or any other benefit plan (other than a “multiemployer plan”) maintained, contributed to, or required to be contributed to by Mezzanine Borrower or by any entity that is under common control with

Mezzanine Borrower within the meaning Section 4001(a)(14) of ERISA (each, an “ERISA Affiliate”) (each, a “Plan”) or any plan that would be a Plan but for the fact that it is a multiemployer plan within the meaning of ERISA Section 3(37); and (ii) has made and shall continue to make when due all required contributions to all such Plans (other than Plans relating to ERISA Affiliates), if any, where the failure to so contribute is reasonably likely to result in a Material Adverse Effect. Each such Plan (other than Plans relating to ERISA Affiliates), if any, has been and will be administered in material compliance with its terms and the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable federal or state law; and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt; and

(b) With respect to any “multiemployer plan,” (i) Mezzanine Borrower has not, since September 26, 1980, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (ii) Mezzanine Borrower has made and shall continue to make when due all required contributions to all such “multiemployer plans” and (iii) no ERISA Affiliate has, since September 26, 1980, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA which withdrawal is reasonably expected to have a Material Adverse Effect.

(c) Mezzanine Borrower is not an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA, none of the assets of Mezzanine Borrower, Guarantor or Mortgage Borrower constitutes or will constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 and transactions by or with any of Mezzanine Borrower, Guarantor, and Mortgage Borrower are not subject to similar laws regulating investment of, and fiduciary obligations with respect to, plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.10 Compliance. Mezzanine Borrower, Guarantor, Mortgage Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes except where the failure to so comply is not reasonably expected to result in a Material Adverse Effect. To the Best of Mezzanine Borrower’s Knowledge, none of Mezzanine Borrower, Guarantor or Mortgage Borrower is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the Best of Mezzanine Borrower’s Knowledge, there has not been committed by Mezzanine Borrower, Guarantor or Mortgage Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property, the Collateral or any part thereof or any monies paid in performance of Mezzanine Borrower’s obligations under any of the Loan Documents (Mezzanine).

4.1.11 Financial Information. To the Best of Mezzanine Borrower’s Knowledge, all financial data of Mezzanine Borrower, Guarantor and Mortgage Borrower, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered by or on behalf of Mezzanine Borrower or Mortgage Borrower to Mezzanine Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property, the Mezzanine Borrower,

Guarantor and Mortgage Borrower as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. None of Mezzanine Borrower, Guarantor or Mortgage Borrower has any material contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mezzanine Borrower and could reasonably be expected to have a Material Adverse Effect, except as referred to or reflected in said financial statements and operating statements. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Mezzanine Borrower, Guarantor or Mortgage Borrower from that set forth in said financial statements.

4.1.12 Absence of UCC Financing Statements, Etc. Except with respect to the Permitted Encumbrances, the Loan Documents (Mortgage) and the Loan Documents (Mezzanine), there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in the interest in the Property or any of the Collateral.

4.1.13 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X. As of the Closing Date, Mezzanine Borrower does not own any “margin stock.”

4.1.14 Setoff, Etc. The Collateral and the rights of Mezzanine Lender with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

4.1.15 Not a Foreign Person. None of Mezzanine Borrower, Guarantor or Mortgage Borrower is a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.16 Enforceability. The Loan Documents (Mezzanine) are not subject to any existing right of rescission, set-off, counterclaim or defense by Mezzanine Borrower or Guarantor, as applicable, including the defense of usury, nor would the operation of any of the terms of the Loan Documents (Mezzanine), or the exercise of any right thereunder, render the Loan Documents (Mezzanine) unenforceable (subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), and neither Mezzanine Borrower nor Mortgage Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.17 Insurance. Mortgage Borrower has obtained and has delivered to Mezzanine Lender certified copies or original certificates of all insurance policies required under this Agreement and the Loan Agreement (Mortgage), reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and the Loan Agreement (Mortgage). Mezzanine Borrower has not, and to the Best of Mezzanine Borrower’s Knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.18 Physical Condition. To the Best of Mezzanine Borrower’s Knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to the Best of Mezzanine Borrower’s Knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Mezzanine Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.19 Leases. The Property is not subject to any Leases other than the Prime Lease, the Operating Lease and the Leases described in the certified rent roll delivered in connection with the origination of the Loan. Such certified rent roll is true, complete and correct in all material respects as of the date set forth therein. No Person has any possessory interest in the Property or right to occupy the same (other than typical short-term occupancy rights of hotel guests which are not the subject of a written agreement) except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and to the Best of Mezzanine Borrower’s Knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Mezzanine Lender or the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan) and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. No Rent has been paid more than one (1) month in advance of its due date, except as disclosed in the Tenant estoppel certificates delivered to Mezzanine Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Mortgage Borrower of Mortgage Borrower’s interest in any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Mortgage Lender concurrently herewith. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

4.1.20 Single Purpose Entity/Separateness. (a) Mezzanine Borrower hereby represents, warrants and covenants that each of Mezzanine Borrower, Mortgage Borrower and each SPE Entity is, and has been since the date of its respective formation, a Single Purpose Entity and has not, since the date of its respective formation, conducted any business and owned any property whatsoever, except as specifically described in the Non-Consolidation Opinion.

(b) All of the assumptions made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto and any certificates delivered by Mezzanine Borrower in connection with the issuance of the Non-Consolidation Opinion, are true and correct in all respects and any assumptions made in any subsequent non-consolidation opinion delivered in connection with the Loan Documents (Mezzanine) (an “Additional Non-Consolidation Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Mezzanine Borrower, Mortgage Borrower and each SPE Entity have complied with all of the assumptions made with respect to it in the Non-Consolidation Opinion. To the Best of Mezzanine Borrower’s Knowledge, each entity other than Mezzanine Borrower with respect to which an assumption shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions made with respect to it in any Additional Non-Consolidation Opinion.

4.1.21 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is not an Affiliate of Mezzanine Borrower.

4.1.22 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Mezzanine Borrower, Guarantor or any Person who owns any equity interest in or Controls Mezzanine Borrower or, to the Best of Borrower’s Knowledge, Guarantor, currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Mezzanine Borrower has implemented procedures to ensure that no Person who now or hereafter owns any equity interest in Mezzanine Borrower or Guarantor is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Mezzanine Borrower or Guarantor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

4.1.23 Tax Filings. Mezzanine Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Mezzanine Borrower.

4.1.24 Solvency/Fraudulent Conveyance. Mezzanine Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document (Mezzanine) with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents (Mezzanine). After giving effect to the Loan, the fair saleable value of Mezzanine Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Mezzanine Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Mezzanine Borrower’s assets is and will, immediately following the making of the Loan, be greater than Mezzanine Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Mezzanine Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Mezzanine Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Mezzanine Borrower and the amounts to be payable on or in respect of obligations of Mezzanine Borrower).

4.1.25 Investment Company Act. Mezzanine Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended, (b) a holding company or a subsidiary company of a holding company or an affiliate of either a holding company or a subsidiary company within the mean of the Public Utility Holding Company Act of 1935, as amended or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.26 Brokers. Neither Mezzanine Borrower nor, to the Best of Mezzanine Borrower’s Knowledge, Mezzanine Lender has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents (Mezzanine) and neither party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by either party of any brokerage fee, charge, commission or other compensation to any Person with respect to the transactions contemplated by the Loan Documents (Mezzanine). Mezzanine Borrower covenants and agrees that it shall pay as and when due any and all brokerage fees, charges, commissions or other compensation or reimbursement due to any broker of Mezzanine Borrower with respect to the transactions contemplated by the Loan Documents (Mezzanine). Mezzanine Borrower and Mezzanine Lender shall each indemnify and hold harmless the other from and against any loss, liability, cost or expense, including any judgments, attorneys’ fees, or costs of appeal, incurred by the other party and arising out of or relating to any claim for brokerage commissions or finder’s fees alleged to be due as a result of the indemnifying party’s agreements or actions. The provisions of this Section 4.1.27 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

4.1.27 No Other Debt. Mezzanine Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.28 Taxpayer Identification Number. Mezzanine Borrower’s Federal taxpayer identification numbers are 20-5432672 (SHR Scottsdale Mezz X-1, L.L.C.) and 20-5432795 (SHR Scottsdale Mezz Y-1, L.L.C.).

4.1.29 Knowledge Qualifications. Borrower represents that Cory Warning and Ryan Bowie are in a position to have meaningful knowledge with respect to the matters set forth in the Loan Documents which have been qualified to the knowledge of such Persons.

4.1.30 Representations and Warranties. Mezzanine Borrower represents and warrants that each of the representations and warranties contained in the Loan Documents (Mortgage), including, without limitation, the representations and warranties with respect to the Ground Lease and the TIC Agreement, (which are all hereby incorporated by reference as if fully set forth herein) is true and correct in all material respects, as of the Closing Date and to the best of its knowledge, after reasonable inquiry, there is no Event of Default under the Mortgage Loan.

Section 4.2 Survival of Representations. Mezzanine Borrower agrees that all of the representations and warranties of Mezzanine Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents (Mezzanine) shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Mezzanine Lender under this Agreement or any of the other Loan Documents (Mezzanine) by Mezzanine Borrower or Guarantor unless a longer survival period is expressly stated in a Loan Document (Mezzanine) with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents (Mezzanine) by Mezzanine Borrower shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

V. MEZZANINE BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Mezzanine Borrower under the Loan Documents (Mezzanine) or the earlier release of the lien of this Agreement and the Pledge in accordance with the terms of this Agreement and the other Loan Documents (Mezzanine), Mezzanine Borrower hereby covenants and agrees with Mezzanine Lender that:

5.1.1 Performance by Mezzanine Borrower. (a) Mezzanine Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower without the prior written consent of Mezzanine Lender.

(b) Mezzanine Borrower shall cause Mortgage Borrower in a timely manner to observe, perform and fulfill each and every covenant, term and provision of each Loan Document (Mortgage) executed and delivered by, or applicable to, Mortgage Borrower.

5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Mortgage Borrower’s right of contest pursuant to Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower shall comply and cause the Mortgage Borrower, any SPE Entity and the Property to be in compliance with all Legal Requirements applicable to the Mezzanine Borrower, Mortgage Borrower, any SPE Entity and Manager and the Property and the uses permitted upon the Property. Mezzanine Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all Legal Requirements applicable to it and the Property. There shall never be committed by Mezzanine Borrower, and Mezzanine Borrower shall not knowingly permit Mortgage Borrower or any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Mezzanine Borrower’s obligations under any of the Loan Documents (Mezzanine). Mezzanine Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Mezzanine Borrower shall at all times maintain, preserve and protect (and shall cause Mortgage Borrower to at all times maintain, preserve and protect) all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, as required by the Loan Agreement (Mortgage). Mezzanine Borrower shall keep or shall cause Mortgage Borrower to keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement and the Loan Agreement (Mortgage).

5.1.3 Litigation. Mezzanine Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened in writing against Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property which, if determined adversely to Mezzanine Borrower, Mortgage Borrower, the Collateral or the Property would have a Material Adverse Effect.

5.1.4 Single Purpose Entity. (a) Each of Mezzanine Borrower, Mortgage Borrower, and each SPE Entity has been since the date of its respective formation and shall remain a Single Purpose Entity.

(b) Except as permitted by the Loan Documents (Mezzanine), each of Mezzanine Borrower, Mortgage Borrower and each SPE Entity shall continue to maintain its own account or accounts, separate from those of any Affiliate, with commercial banking institutions. None of the funds of Mezzanine Borrower, will be commingled with the funds of any other Affiliate.

(c) To the extent that Mezzanine Borrower, Mortgage Borrower or any SPE Entity shares the same officers or other employees as any of their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Mezzanine Borrower, Mortgage Borrower or any SPE Entity jointly contracts with any of Mezzanine Borrower, Mortgage Borrower, any SPE Entity or any of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Mezzanine Borrower, Mortgage Borrower or any SPE Entity contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Mezzanine Borrower, Mortgage Borrower or each SPE Entity and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Mezzanine Borrower, Mortgage Borrower or any SPE Entity, as applicable) as would be conducted with third parties.

(e) To the extent that Mezzanine Borrower, Mortgage Borrower, any SPE Entity or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Mezzanine Borrower, Mortgage Borrower and each SPE Entity shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members’ consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Mezzanine Borrower, Mortgage Borrower and each SPE Entity shall each: (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with its Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

5.1.5 Consents. If Mezzanine Borrower, Mortgage Borrower or any SPE Entity is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Mezzanine Borrower’s organizational documents). If Mezzanine Borrower, Mortgage Borrower or any SPE Entity is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Mezzanine Borrower’s organizational documents), (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote if such vote relates to a Material Action (as such term is defined in the Mezzanine Borrower’s organizational documents). An affirmative vote of 100% of the directors, board of managers or members, as applicable, including without limitation the Independent Directors, of Mezzanine Borrower, Mortgage Borrower and any SPE Entity shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Mezzanine Borrower, Mortgage Borrower or any SPE Entity to do so or (ii) file an involuntary bankruptcy petition against any Close Affiliate. Furthermore, Mezzanine Borrower’s, Mortgage Borrower’s or each SPE

Entity’s formation documents shall expressly state that for so long as the Loan is outstanding, none of Mezzanine Borrower, Mortgage Borrower nor any SPE Entity shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s, Mortgage Borrower’s or any SPE Entity’s assets other than in connection with the repayment of the Loan or (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6 Notice of Default. Mezzanine Borrower shall promptly advise Mezzanine Lender (a) of any event or condition that has or is likely to have a Material Adverse Effect and (b) of the occurrence of any Default or Event of Default arising under the Loan Documents (Mezzanine) or Default or Event of Default arising under the Mortgage Loan of which Mezzanine Borrower has knowledge.

5.1.7 Cooperate in Legal Proceedings. Mezzanine Borrower shall cooperate (and shall cause Mortgage Borrower to cooperate) fully with Mezzanine Lender with respect to any proceedings before any court, board or other Governmental Authority which would reasonably be expected to affect in any material adverse way the rights of Mezzanine Lender hereunder or under any of the other Loan Documents (Mezzanine) and, in connection therewith, permit Mezzanine Lender, at its election, to participate in any such proceedings which may have a Material Adverse Effect.

5.1.8 Perform Loan Documents (Mezzanine). Mezzanine Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required, under the Loan Documents (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower.

5.1.9 Further Assurances; Separate Notes. (a) If the Loan is extended and the Extension Option is exercised Mezzanine Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Mezzanine Lender all documents, and take all actions, reasonably required by Mezzanine Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement and the other Loan Documents (Mezzanine) and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents (Mezzanine), to subject to the Loan Documents (Mezzanine) any property of Mezzanine Borrower intended by the terms of any one or more of the Loan Documents (Mezzanine) to be encumbered by the Loan Documents (Mezzanine), or otherwise carry out the purposes of the Loan Documents (Mezzanine) and the transactions contemplated thereunder. On or after March 15, 2007, Mezzanine Borrower agrees that it shall, upon request, reasonably cooperate with Mezzanine Lender in connection with any request by Mezzanine Lender to reallocate the LIBOR Margin among the Notes or to sever the Mezzanine Note into two (2) or more separate substitute or component notes in an aggregate principal amount equal to the Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Mezzanine Lender new substitute or component notes to replace the Mezzanine Note, amendments to or replacements of existing Loan Documents (Mezzanine) to reflect such severance and/or Opinions of Counsel with respect to such substitute or component notes, amendments and/or replacements, provided that Mezzanine Borrower shall bear no costs or expenses in connection therewith (other than administrative costs and expenses of Mezzanine Borrower and legal fees of counsel to the Borrower and Guarantor), and the holders of such substitute or component notes shall designate a lead lender or agent for such holders to whom Mezzanine Borrower may direct all communications with respect to the Loan. Any such substitute or component notes may have varying principal amounts and economic terms, provided, however, that (i) the maturity date of any such substitute or component notes shall be the same as the scheduled Maturity Date of the Mezzanine Note immediately prior to the issuance of such substitute notes, (ii) the substitute notes shall provide for amortization of the Principal Amount on a weighted average basis over a period not less than the amortization period provided under the Mezzanine Note, if any, immediately prior to the issuance of the substitute notes, (iii) the weighted average LIBOR Margin for the term of the substitute notes shall not exceed the LIBOR Margin under the Mezzanine Note immediately prior to the issuance of such substitute notes; and (iv) the economics of the Loan, taken as a whole, shall not change in a manner which is adverse to Mezzanine Borrower. Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may apply payment of all sums due under such substitute notes in such order and priority as Mezzanine Lender shall elect in its sole and absolute discretion.

(b) No Securitization shall occur prior to March 15, 2007. Mezzanine Borrower further agrees that if, in connection with the Securitization, it is determined by the Rating Agencies that a portion of the Securitization would not receive an “investment grade” rating unless the principal amount of the Mortgage Loan were to be decreased and, as a result, the principal amount of the Mortgage Loan is decreased, then (i) the Mezzanine Borrower shall take all actions as are necessary to effect the “resizing”, including the reallocation of the LIBOR Margin of the Loan and the Mortgage Loan, (ii) the Mezzanine Borrower shall cause the Mortgage Borrower to comply with its agreements to effect a “resizing”, and (iii) Mezzanine Lender shall on the date of the “resizing” of the Loan lend to the Mezzanine Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) such additional amount equal to the amount of the principal reduction of the Loan (without Prepayment Fee or penalty) provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents (Mortgage) and the Loan Documents (Mezzanine). In addition, Mezzanine Borrower and Mezzanine Lender agree that if, in connection with the Securitization, it is determined by the Rating Agencies that, if the principal amount of the Loan were to be decreased and, as a result the principal amount of the Mortgage Loan were increased, more “investment grade” rated securities could be issued, then (i) if “resizing” to increase the size of the Mortgage Loan and decrease the size of the Loan is provided for in the Loan Documents (Mortgage), each of them shall take all actions provided for in the documentation for the Loan as are necessary to effect the “resizing” of the Loan and the Mortgage Loan, (ii) Mezzanine Borrower shall cause the Mortgage Borrower to comply with its agreements to effect a “resizing” and (iii) Mortgage Lender shall on the date of the “resizing” of the Loan lend to the Mortgage Borrower (by way of a reallocation of the principal amount of the Mortgage Loan and the Loan) an additional amount equal to the amount of principal reduction of the Loan, provided that Mortgage Borrower and Mezzanine Borrower execute and deliver any and all necessary modifications to the Loan Documents (Mortgage) and Loan Documents (Mezzanine). In connection with the foregoing, Mezzanine Borrower agrees, at Mezzanine Borrower’s sole cost and expense, to execute and deliver such documents and other agreements reasonably required by Mortgage Lender and/or Mezzanine Lender to “re-size” the Loan and the Mortgage Loan, including, without limitation, an amendment to this Agreement, the Mezzanine

Note, the Pledge and the other Loan Documents (Mortgage) and, if the principal amount of the Mortgage Loan is increased, an endorsement to the Title Policy reflecting an increase in the insured amount thereunder. Mezzanine Borrower agrees to reimburse Mezzanine Lender for all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Mezzanine Lender in connection with any “resizing” of the Loan and to pay for all reasonable costs and expenses incurred to reallocate the insurance coverage of any “Eagle 9” or other UCC insurance coverage obtained by Mezzanine Lender at Closing (or during the Extension Term) to reflect the new loan amount, and shall deliver opinions of counsel similar to those delivered on the date hereof with respect to Mezzanine Borrower and the Mezzanine Loans. Notwithstanding the foregoing, Mezzanine Lender agrees that any “resizing” of the Mortgage Loan and the Loan shall not change the economics of the Mortgage Loan and the Loan taken as a whole in a manner which is adverse to Mezzanine Borrower.

(c) If securitized after March 15, 2007, in addition, Mezzanine Borrower shall, at Mezzanine Borrower’s sole cost and expense:

(i) furnish to Mezzanine Lender, to the extent not otherwise already furnished to Mezzanine Lender and reasonably acceptable to Mezzanine Lender, all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Mortgage Borrower pursuant to the terms of the Loan Documents (Mortgage);

(ii) execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Mezzanine Lender to confirm the lien of the Pledge and this Agreement or any Collateral;

(iii) execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Mezzanine Borrower under the Loan Documents (Mezzanine), as Mezzanine Lender may reasonably require;

(iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the carrying out of the terms and conditions of this Agreement and the other Loan Documents (Mezzanine), as Mezzanine Lender shall reasonably require from time to time; and

(v) cause its New York counsel to re-issue the New York opinion delivered on the date hereof (in identical form and without updating) in favor of any purchaser of the Loan or an interest therein.

5.1.10 Business and Operations. Mortgage Borrower, Mezzanine Borrower, and Operating Lessee shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property and the Collateral, as applicable. Mezzanine Borrower shall and shall cause

Mortgage Borrower to, qualify to do business and shall remain in good standing under the laws of all applicable jurisdictions and to the extent required for the ownership, maintenance, management and operation of the Property and, as applicable, the ownership of the Collateral.

5.1.11 Title to the Collateral. Mezzanine Borrower shall warrant and defend (a) its title to the Collateral and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Pledge and this Agreement on the Collateral, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Mezzanine Borrower shall reimburse Mezzanine Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Mezzanine Lender if an interest in the Collateral, other than as permitted hereunder, is claimed by another Person.

5.1.12 Costs of Enforcement. In the event (a) that this Agreement or the Pledge is foreclosed upon in whole or in part or that this Agreement or the Pledge is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement or the Pledge in which proceeding Mezzanine Lender is made a party, or a Pledge prior to or subsequent to the Pledge in which proceeding Mezzanine Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Mezzanine Borrower or any of its constituent Persons or an assignment by Mezzanine Borrower or any of its constituent Persons for the benefit of its creditors, Mezzanine Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Mezzanine Lender or Mezzanine Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.13 Estoppel Statement. (a) Mezzanine Borrower shall, from time to time, upon thirty (30) days’ prior written request from Mezzanine Lender, execute, acknowledge and deliver to the Mezzanine Lender (and shall cause Mortgage Borrower to execute, acknowledge and deliver to Mezzanine Lender), an Officer’s Certificate, stating that this Agreement and the other Loan Documents (Mezzanine) (or as applicable, the Loan Documents (Mortgage)) are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents (Mezzanine) or, as applicable, Loan Documents (Mortgage) are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding principal amount of the Mezzanine Note (or, as applicable, the Mortgage Note) and containing such other information, qualified to the Best of Mezzanine Borrower’s Knowledge, with respect to the Mezzanine Borrower, Guarantor, Mortgage Borrower, the Property, the Loan, the Mortgage Loan as Mezzanine Lender shall reasonably request. The estoppel certificate shall also state either that no Event of Default or Mortgage Event of Default exists hereunder or thereunder or, if any Event of Default or Mortgage Event of Default shall exist hereunder or thereunder, specify such Event of Default or Mortgage Event of Default and the steps being taken to cure such Event of Default or Mortgage Event of Default.

(b) Mezzanine Borrower shall use commercially reasonable efforts to deliver to Mezzanine Lender, within thirty (30) days of Mezzanine Lender’s request, tenant estoppel certificates from each Tenant under Material Leases entered into after the Closing Date in substantially the form and substance of the estoppel certificate set forth in Exhibit G provided that Mezzanine Borrower shall not be required to deliver such certificates more frequently than one time in any calendar year; provided, however, that there shall be no limit on the number of times Mezzanine Borrower may be required to obtain such certificates if a Default hereunder or under any of the Loan Documents (Mezzanine) has occurred and is continuing.

5.1.14 Loan Proceeds. Mezzanine Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.15 No Joint Assessment. Mezzanine Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.16 No Further Encumbrances. Mezzanine Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and the Collateral and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) with respect to the Property, Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents (Mezzanine), or the Loan Documents (Mortgage), (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

5.1.17 Leases. Mezzanine Borrower shall cause Mortgage Borrower, promptly after receipt thereof, to deliver to Mezzanine Lender a copy of any notice received with respect to the Leases claiming that Mortgage Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Leases.

5.1.18 Loan (Mortgage) Covenants. (a) Mezzanine Borrower hereby covenants that it shall cause Mortgage Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in the Loan Agreement (Mortgage) and the Security Instrument, which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender (other than a Permitted Loan Amendment). Mezzanine Borrower acknowledges that the obligation to comply with such covenants is separate from, and may be enforced independently from, the obligations of the Mortgage Borrower under the Loan Documents (Mortgage).

(b) Mezzanine Borrower shall not, and shall cause Mortgage Borrower not to, (i) amend or modify (by agreement on the part of the Mortgage Borrower or Mezzanine Borrower) or (ii) affirmatively permit the modification or amendment of (by operation of law or otherwise) the Loan Documents (Mortgage) in effect as of the Closing Date that would be a Prohibited Loan Amendment (as hereinafter defined) except for those amendments or modifications (“Permitted Loan Amendments”) that are (i) required under the Loan Documents (Mortgage), or that Mortgage Borrower is required to consent to thereunder pursuant to the express terms of the Loan Documents (Mortgage), (ii) which do not constitute a Prohibited Loan Amendment, or (iii) are otherwise consented to by Mezzanine Lender. As used herein, a “Prohibited Loan Amendment” shall mean an amendment or modification to the Loan Documents (Mortgage) that (A) is reasonably likely to have a Material Adverse Effect, or (B) which (1) increases the principal amount of the Loan (Mortgage) (exclusive of protective advances), (2) increases the interest rate payable under the Loan (Mortgage), (3) provides for the payment of any additional interest, additional fees, increases the amount of or adds additional reserve payments or increases the amount of or adds additional escrows, or otherwise increases the amount payable under the Loan (Mortgage), (4) increases the frequency or payment amount of the periodic principal installments under the Loan (Mortgage), (5) modifies the recourse carveout obligations under the Loan Documents (Mortgage) in a manner which increases or expands recourse liability, (6) modifies the due-on-sale, due-on-encumbrance, or collateral release provisions of the Loan Documents (Mortgage), (7) modifies the provisions governing requirements with respect to the Independent Managers under the Loan Documents (Mortgage) in a manner materially adverse to Mortgage Lender, (8) adds material additional obligations, liabilities or indemnities on the part of Mortgage Borrower, Guarantor, or Mezzanine Borrower, (9) shortens any default cure periods or adds any additional defaults under the Loan Documents (Mortgage), (10) extends the maturity date of the Loan (Mortgage) beyond the initially scheduled maturity date (except in connection with any work-out or other surrender, compromise, release, renewal, or indulgence relating to the Loan (Mortgage), (11) modifies any provisions related to the Management Agreement, (12) waives or modifies any provisions related to the use of proceeds under the Loan Documents (Mortgage), (13) modifies any provisions of the Loan Documents (Mortgage) related to the funding of escrows or cash management or any provision of the Account Agreement (Mortgage) or (14) decreases or materially modifies any insurance requirements under the Loan Documents (Mortgage). Any amendment or modification to the Loan Documents (Mortgage) in violation of this Section shall be ineffective as between Mezzanine Borrower and Mezzanine Lender, and, if not cured by Mezzanine Borrower within thirty (30) days after written notice from Mezzanine Lender shall constitute an Event of Default hereunder, unless Mezzanine Lender consents thereto in writing in its sole discretion.

(c) In the event the Loan (Mortgage) shall at any time be repaid, or the Liens securing the Loan (Mortgage) at any time be released in full, then unless and until the Mezzanine Note shall have been repaid in full and all obligations of Mezzanine Borrower to Mezzanine Lender hereunder and under the other Loan Documents (Mezzanine) shall have been satisfied, then Mezzanine Borrower and Manager shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (other than payment of principal, interest and premium (if any)) and the Loan Documents (Mortgage) shall nevertheless be deemed to remain in full force and effect as between Mezzanine Borrower and Mezzanine Lender with Mezzanine Lender being deemed in such context to possess exclusively all of the rights and remedies of the Mortgage Lender thereunder including without limitation, all rights of consent and approval, rights to receive and control the disposition of casualty insurance proceeds and condemnation awards, and the right to collect rents through a lockbox and make waterfall distributions (but expressly excluding any rights and remedies relating to payment of the indebtedness under the Loan Documents (Mortgage) and evidenced by the Mortgage Note and Mezzanine Borrower shall nevertheless comply or cause the Mortgage Borrower to comply with each of the terms and provisions of the Loan Documents (Mortgage) (and any Permitted Loan Amendments or amendment or modification consented to in writing by

Mezzanine Lender) (other than the payment of principal, interest and premium, if any). Mezzanine Borrower shall, and shall cause Mortgage Borrower to, execute any and all documents reasonably requested by Mezzanine Lender for the implementation or furtherance of the foregoing provided that the same shall be at Mezzanine Lender’s sole cost and expense. Mezzanine Borrower shall deliver to Mezzanine Lender copies of any and all modifications to the Loan Documents (Mortgage) within five (5) Business Days after execution thereof.

(d) Mezzanine Borrower covenants and agrees to cause Mortgage Borrower to deliver any and all financial information delivered or required to be delivered to Mortgage Lender pursuant to the terms of the Loan Documents (Mortgage) to be delivered simultaneously to Mezzanine Lender.

5.1.19 Impositions. Mezzanine Borrower shall cause Mortgage Borrower to pay all Impositions, to timely pay all claims for labor, material or supplies that if unpaid or unbonded might by law become a lien or charge upon any of its property (including the Property), and to keep the Property free from any Lien (other than the lien of the Loan Documents (Mortgage) and the Permitted Encumbrances), and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed upon the Property or any portion thereof within thirty (30) days after receiving written notice (whether from Mezzanine Lender, the lienholder or any other Person) of the filing thereof; subject in each case to Mortgage Borrower’s right to contest the same as permitted in but subject to the conditions set forth in the Loan Agreement (Mortgage) so long as no Event of Default has occurred. In the event that Mortgage Borrower elects to commence any contest or similar proceeding with respect to any such Imposition, Lien or other claim described herein, Mezzanine Borrower shall provide prompt written notice thereof to Mezzanine Lender together with such evidence as Mezzanine Lender may reasonably require showing Mortgage Borrower’s satisfaction of the requirements set forth in Section 7.3 of the Loan Agreement (Mortgage) to Mortgage Borrower conducting such contest. Notwithstanding the foregoing, Mezzanine Borrower shall cause Mortgage Borrower promptly to pay any contested Imposition, Lien or claim and the payment thereof shall not be deferred, if Mezzanine Lender or Mortgage Borrower may be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Mortgage Borrower, then Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender reasonable evidence of payment of such contested Imposition or Lien.

5.1.20 Article 8 “Opt In” Language. Each organizational document of Mezzanine Borrower, each SPE Entity and Mortgage Borrower shall be modified to include the language set forth on Exhibit R and such language shall remain in each such organizational document for so long as the Obligations are outstanding.

5.1.21 Qualified Intermediary. Prior to consummation of the Exchange, Qualified Intermediary shall not pledge its indirect interests in Mezzanine Borrower, except as permitted by the terms of this Agreement and the Exchange Documents. TIC and Ground Lease. Mezzanine Borrower hereby covenants that it shall cause Mortgage Borrower to fully keep, perform and comply with (or cause to be kept, performed and complied with) each of the covenants set forth in Section 5.1.26 and Section 5.3 of the Loan Agreement (Mortgage), which are hereby incorporated by reference as if fully set forth herein, notwithstanding any waiver or future amendment of such covenants by Mortgage Lender.

5.1.23 UCC Title Policy. Mezzanine Borrower hereby covenants that if it exercises the Extension Option, at the commencement of the Extension Term, it will deliver to Mezzanine Lender an “Eagle 9” title policy in favor of Mezzanine Lender, its successors and assigns, dated as of the commencement date of the Extension Term and in a form and containing such endorsements and particulars as is acceptable to and required by Mezzanine Lender, acting reasonably. Mezzanine Lender also shall have received evidence that all premiums in respect of the “Eagle 9” title policy have been paid.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all Obligations of Mezzanine Borrower under the Loan Documents (Mezzanine) or the earlier release of the Lien of this Agreement or the Pledge in accordance with the terms of this Agreement and the other Loan Documents (Mezzanine), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it will not do (and will not permit Prime Lessee or Operating Lessee to do), or permit to be done, directly or indirectly, any of the following (and in such connection, references in this Article V to Mortgage Borrower shall alternatively mean Prime Lessee and/or Operating Lessee, as the context may require):

5.2.1 Incur Debt. Incur, create or assume any Debt other than Permitted Debt (Mezzanine) or Transfer all or any part of the Collateral or any interest therein, except as permitted in the Loan Documents (Mezzanine);

5.2.2 Encumbrances. Other than in connection with the Loan Documents (Mezzanine) and the Loan Documents (Mortgage) and except as permitted pursuant to Article VIII, incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Mortgage Borrower, Mezzanine Borrower, Prime Lessee or Operating Lessee, and shall not Transfer or permit the Transfer of any interest in Mortgage Borrower, Mezzanine Borrower, Prime Lessee or Operating Lessee;

5.2.3 Engage in Different Business. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents (Mezzanine) to which Mezzanine Borrower is a party and ownership of interests in the Mortgage Borrower and activities related thereto;

5.2.4 Make Advances. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document (Mezzanine);

5.2.5 Partition. Permit Mortgage Borrower to partition the Property, except of permitted pursuant to the Loan Documents (Mortgage);

5.2.6 Commingle. Commingle its assets with the assets of any of its Affiliates except as permitted by the definition of “Single Purpose Entity”;

5.2.7 Guarantee Obligations. Guarantee any obligations of any Person;

5.2.8 Transfer Assets. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents (Mezzanine);

5.2.9 Amend Organizational Documents. Amend or modify any of its, organizational documents without Mezzanine Lender’s consent, other than in connection with any Transfer permitted pursuant to Article VIII or to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be expected to have a Material Adverse Effect and provided that Mezzanine Borrower and each SPE Entity each remain a Single Purpose Entity;

5.2.10 Dissolve. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except following or simultaneously with a repayment of the Loan in full or as expressly permitted pursuant to this Agreement;

5.2.11 Bankruptcy. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Mezzanine Borrower’s assets other than in connection with the repayment of the Loan, (iii) engage in any other business activity or (iv) file or solicit the filing of an involuntary bankruptcy petition against Mezzanine Borrower, Mortgage Borrower or any Close Affiliate of Mezzanine Borrower, without obtaining the prior consent of all of the directors of Mezzanine Borrower, including, without limitation, the Independent Directors;

5.2.12 ERISA. Engage in any activity that would subject it to regulation under ERISA or qualify it as an “employee benefit plan” (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Mezzanine Borrower’s assets do not and will not constitute plan assets within the meaning of 29 C.F.R. Section 2510.3-101;

5.2.13 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its shareholders, partners or members, as the case may be, or its or their Affiliates;

5.2.14 Manager. (a) Except as provided in this Section 5.2.14 or in connection with a release made in accordance with Section 2.3.4 of the Loan Agreement (Mortgage), Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld or delayed, permit Mortgage Borrower to: amend, modify, supplement, alter or waive any right under the Management Agreement without Mezzanine Lender’s prior written consent, not to unreasonably withheld. Without the receipt of Mezzanine Lender’s prior written consent, Mezzanine Borrower may permit Mortgage Borrower to make any nonmaterial modification, change, supplement, alteration or amendment to the Management Agreement and to waive any nonmaterial rights thereunder, provided that no such modification, change, supplement, alteration, amendment or waiver shall affect the cash management procedures set forth in the Management Agreement or the Loan Documents (Mortgage) or Loan Documents (Mezzanine), decrease the cash flow of the Property, adversely affect the marketability of the Property or the Collateral, change the definitions of “default” or “event of default,” change the definitions of “operating expense” or words of similar meaning to add additional items to such definitions, change any definitions or provisions so as to reduce the payments due the Mortgage Borrower thereunder, change the timing of remittances to the Mortgage Borrower thereunder, increase or decrease reserve requirements, change the term of the Management Agreement or increase any Management Fees payable under the Management Agreement; provided, however, the Group Services Fee may include amounts in addition to the existing Sales and Marketing Group Services Expense if and to the extent such amounts are attributable to services that would otherwise constitute an Operating Expense or fee and such services qualify under the provisions of the Management Agreement;

(b) Mezzanine Borrower may permit Mortgage Borrower to enter into a new Management Agreement with an Acceptable Manager upon receipt of a Rating Agency Confirmation with respect to the Property Management Agreement and delivery of an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Mortgage Borrower;

5.2.15 Management Fee. Mezzanine Borrower may not, without the prior written consent of Mezzanine Lender (which may be withheld in its sole and absolute discretion) take or permit Mortgage Borrower to take any action that would increase the percentage amount of the Management Fee, or add a new type of fee (other than a “Group Services Expense” as permitted by Section 5.2.14 above) payable to Manager relating to the Property, including, without limitation, the Management Fee;

5.2.16 Reserved.

5.2.17 Intentionally Deleted.

5.2.18 Modify Account Agreement (Mezzanine). Without the prior consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or conditioned, Mezzanine Borrower shall not execute any modification to the Account Agreement (Mezzanine);

5.2.19 Zoning Reclassification. Except as contemplated by Section 2.3.4 of the Loan Agreement (Mortgage), without the prior written consent of Mezzanine Lender, which consent shall not be unreasonably withheld, permit Mortgage Borrower to (a) initiate or consent to any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.20 Change of Principal Place of Business. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Mezzanine Lender thirty (30) days’ prior written notice (but in any event, within the period required pursuant to the UCC) and there shall have been taken such action, reasonably satisfactory to Mezzanine Lender, as may be necessary to maintain fully the effect, perfection and priority of the security interest of Mezzanine Lender hereunder in the Account Collateral (Mezzanine) and the Rate Cap Collateral (Mezzanine) at all times;

5.2.21 TIC Agreement. Ensure that the Mortgage Borrower will not terminate, modify, change, supplement, alter, amend or cancel the TIC Agreement without the Mezzanine Lender’s prior written consent.

5.2.22 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business;

5.2.23 Misapplication of Funds. Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Mezzanine Account, as required by Section 3.1, or the Pledge, misappropriate any security deposit or portion thereof or apply the proceeds of the Loan in violation of Section 2.1.4; or

5.2.24 Single-Purpose Entity. Fail to be a Single-Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or any SPE Entity to cease to be a Single-Purpose Entity.

VI. INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

6.1.1 Insurance Coverage Requirements. (a) Mezzanine Borrower will cause Mortgage Borrower, at its expense, to procure and maintain the insurance policies required by the Loan Documents (Mortgage). Each commercial general liability or umbrella liability policy with respect to the Property shall name Mezzanine Lender as an additional insured and shall contain a cross liability/severability endorsement in form and substance acceptable to Mezzanine Lender.

(b) In the event of any loss or damage to the Property, Mezzanine Borrower shall give prompt written notice to the insurance carrier and Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any insurance proceeds are subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle, adjust or compromise any claim under such insurance policies without the prior written consent of Mezzanine Lender which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may make proof of loss and adjust and compromise any claim under casualty insurance policies which is of an amount less than the Threshold Amount (as defined under the Loan Agreement (Mortgage)), so long as no Event of Default has occurred. Any proceeds of such claim which are not used to reconstruct or repair the Property, or applied to the balance of the loan evidenced by the Loan Documents (Mortgage), shall be deposited into the accounts established pursuant to the Loan Agreement (Mortgage) to the extent required thereby, or if such deposit is not required thereunder, then such proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Mezzanine) whether or not then due.

(c) In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the

Property. In the event that Mortgage Borrower is permitted pursuant to terms of the Loan Agreement (Mortgage) to elect to not reconstruct, restore or repair the Property following a casualty to any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

(d) Mezzanine Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required to be maintained by Mortgage Borrower on or with respect to any part of the Property pursuant to Section 6.1 of the Loan Agreement (Mortgage).

Section 6.2 Condemnation and Insurance Proceeds. In the event that all or any portion of the Property shall be damaged or taken through condemnation (which term shall include any damage or taking by any governmental authority, quasi-governmental authority, any party having the power of condemnation, or any transfer by private sale in lieu thereof), or any such condemnation shall be threatened, Mezzanine Borrower shall give prompt written notice to Mezzanine Lender. Mezzanine Lender acknowledges that Mortgage Borrower’s rights to any condemnation award is subject to the terms of the Loan Agreement (Mortgage). Mezzanine Borrower may not and shall not permit Mortgage Borrower to settle or compromise any claim, action or proceeding relating to such damage or condemnation without the prior written consent of Mezzanine Lender, which shall not be unreasonably withheld, delayed or denied; provided, further, that Mortgage Borrower may settle, adjust and compromise any such claim, action or proceeding which is of an amount less than $5,000,000 so long as no Default or Event of Default has occurred. Any Excess Proceeds shall be paid to Mezzanine Lender and applied to the payment of the Obligations (Mezzanine) whether or not then due pursuant to Section 2.3.1(b). In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall cause Mortgage Borrower to promptly and diligently repair and restore the Property in the manner and within the time periods required by the Loan Agreement (Mortgage), the Leases and any other agreements affecting the Property. In the event that Mortgage Borrower is permitted pursuant to the terms of the Loan Agreement (Mortgage) to elect not to reconstruct, restore or repair the Property following a condemnation of any portion of the Property, Mezzanine Borrower shall not permit Mortgage Borrower to elect not to reconstruct, restore or repair the Property without the prior written consent of Mezzanine Lender.

Section 6.3 Certificates. Mezzanine Borrower shall deliver (or cause Mortgage Borrower to deliver) to Mezzanine Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Mezzanine Borrower’s and Mortgage Borrower’s insurance agent stating that the insurance policies required to be delivered to Mezzanine Lender pursuant to Section 6.1 and Section 2.5.2(h) are maintained with insurers who comply with the terms of Section 6.1.9 of the Loan Agreement (Mortgage), setting forth a schedule describing all premiums required to be paid by Mezzanine Borrower or Mortgage Borrower, as applicable, to maintain the policies of insurance required under Section 6.1 and Section 2.5.2(h), and stating that either Mezzanine Borrower or Mortgage Borrower, as applicable, has paid such premiums. Certificates of insurance with respect to all replacement policies shall be delivered to Mezzanine Lender not less than fifteen (15) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals (or certified copies) of such replacement insurance policies shall be delivered to Mezzanine Lender promptly after Mezzanine Borrower’s receipt thereof but in any case within thirty (30) days after the effective date thereof (including the insurance certificates delivered pursuant to Section 2.5.2(h)). If Mezzanine Borrower fails to (i) maintain or to deliver to Mezzanine Lender the certificates of insurance required by this Agreement or (ii) maintain and deliver originals (or certificated copies) of such insurance policies within thirty (30) days after the effective date thereof, upon five (5) Business Days’ prior notice to Mezzanine Borrower, Mezzanine Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Mezzanine Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mezzanine Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto. Mezzanine Borrower agrees that any replacement insurance policy required hereunder shall not include any so called “terrorist exclusion” or similar exclusion or exception to insurance coverage relating to the acts of terrorist groups or individuals.

Section 6.4 Insurance Provisions in Management Agreement. Despite any other provision of this Article VI, if any provision of this Article VI conflicts with or is inconsistent with any insurance provision in the Management Agreement with respect to the Property, the provisions of the Management Agreement will prevail.

VII. INTENTIONALLY OMITTED

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

Section 8.1 Restrictions on Transfers and Indebtedness. (a) Unless such action is a Permitted Mezzanine Transfer or in connection with any Exchange (which will not require Mezzanine Lender’s consent or a Rating Confirmation), or is otherwise permitted by the subsequent provisions of this Article VIII, Mezzanine Borrower shall not, and shall not permit Mortgage Borrower or any other Person to, without Mezzanine Lender’s prior written consent, (a) Transfer legal, Beneficial or direct or indirect equitable interests in all or any part of the Property, the Mezzanine Borrower, Mortgage Borrower or Operating Lessee, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial, or equitable interest in the Property, the Mezzanine Borrower, Mortgage Borrower or Operating Lessee, to Transfer such interest, whether by Transfer of stock or other legal, Beneficial or equitable interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the legal, Beneficial or equitable interests in all or any part of the Collateral, the Property, the Mezzanine Borrower, Mortgage Borrower or the Operating Lessee, or (D) file of record a declaration of condominium with respect to the Property. Notwithstanding any provision herein to the contrary, nothing contained herein shall be deemed to restrict or otherwise interfere with the ability of the holders of direct or indirect legal, beneficial or equitable interests in the Ultimate Equity Owner to Transfer such interests, whether in connection with an initial public offering of shares in the Ultimate Equity Owner or otherwise.

(b) Mezzanine Borrower shall not incur, create or assume any Indebtedness without the consent of Mezzanine Lender; provided, however, Mezzanine Borrower may, without the consent of Mezzanine Lender, incur, create or assume Permitted Debt (Mezzanine).

Section 8.2 Sale of Building Equipment and Immaterial Transfers and Easements by Mortgage Borrower. Mezzanine Borrower may permit Mortgage Borrower to effect any Transfer permitted pursuant to Section 8.2 and 8.3 of the Loan Agreement (Mortgage) without Mezzanine Lender’s prior written consent.

Section 8.3 Intentionally Omitted.

Section 8.4 Transfers of Interests in Mezzanine Borrower. In addition to any transfer permitted by any other provision of this Article VIII (including, without limitation, any transfer in connection with any Exchange), each holder of any direct or indirect interest in the Mezzanine Borrower shall have the right to transfer (but not pledge, hypothecate or encumber) its equity interest in the Mezzanine Borrower to any Person who is not a Disqualified Transferee without Mezzanine Lender’s consent or a Rating Agency Confirmation if Section 8.6 is complied with and, after giving effect to such transfer:

(a) Mezzanine Borrower and the Property will be directly owned by a Single Purpose Entity in compliance with the representations, warranties and covenants in Section 4.1.20 hereof (as if the Mezzanine Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer), and which shall have executed and delivered to Mezzanine Lender an assumption agreement in form and substance acceptable to Mezzanine Lender, evidencing the continuing agreement of the Mezzanine Borrower to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mezzanine) and all other outstanding obligations under the Loan, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgage Lender and Mezzanine Lender;

(b) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

(c) Any Ultimate Equity Owners or a Close Affiliate of any such entities owns directly or indirectly at least fifty-one percent (51%) of the equity interests in the Mezzanine Borrower and Mortgage Borrower and the Person that is the proposed transferee is not a Disqualified Transferee; provided that, after giving effect to any such transfer, in no event shall any Person other than Ultimate Equity Owners or a Close Affiliate of Ultimate Equity Owners exercise Management Control over the Mezzanine Borrower and/or Mortgage Borrower. In the event that Management Control shall be exercisable jointly by any Ultimate Equity Owners or a Close Affiliate of any Ultimate Equity Owners with any other Person or Persons, then the applicable Ultimate Equity Owners or such Close Affiliate shall be deemed to have Management Control only if such Ultimate Equity Owners or such Close Affiliate retains the ultimate right as between such Ultimate Equity Owners or such Close Affiliate and the transferee to unilaterally make all material decisions with respect to the operation, management, financing and disposition of the Property;

(d) if there has been a Transfer of forty-nine percent (49%) or more of the direct membership interests, stock or other direct equity ownership interests in Mezzanine Borrower, or Mortgage Borrower, Mezzanine Borrower shall have first delivered to Mezzanine Lender an Officer’s Certificate and legal opinion of the types described in Section 8.6 below; and

(e) Mezzanine Borrower shall cause the transferee, if Mezzanine Lender so requests and if such transferee is required to be a Single Purpose Entity pursuant to this Agreement, to deliver to Mezzanine Lender its organizational documents solely for the purpose of Mezzanine Lender confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein.

Section 8.5 Loan Assumption. Without limiting the foregoing, Mezzanine Borrower shall have the right to sell, assign, convey or transfer (but not mortgage, hypothecate or otherwise encumber or grant a security interest in) legal or equitable title to all (but not less than all) of the Collateral only if Mortgage Borrower and Operating Lessee simultaneously exercise their right to transfer the Property pursuant to Section 8.5 of the Loan Agreement (Mortgage) and:

(a) after giving effect to the proposed transaction:

(i) Mezzanine Borrower will be owned by a Single Purpose Entity wholly owned (directly or indirectly) by a Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-approved Transferee or such other entity (specifically approved in writing by Mezzanine Lender) which will be in compliance with the representations, warranties and covenants contained in Section 4.1.20 hereof (as if such transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction), and which shall have executed and delivered to Mezzanine Lender an assumption agreement and such other agreements as Mezzanine Lender may reasonably request (collectively, the “Assumption Agreement”) in form and substance acceptable to Mezzanine Lender, evidencing the proposed transferee’s agreement to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Mezzanine Note and the other Loan Documents (Mezzanine) and all other outstanding obligations under the Loan; the Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-Approved Transferee or such other approved entity shall assume the obligations of Guarantor under the Loan Documents (Mezzanine) (and such Single Purpose Entity and the applicable Permitted Borrower Transferee, Permitted Borrower Transferee Alternative, Pre-approved Transferee or other approved entity shall thereafter be subject to the provisions of this Article VIII), and the transferee shall cause to be delivered to Mezzanine Lender such legal opinions and title insurance endorsements as may be reasonably requested by Mezzanine Lender;

(ii) an Acceptable Manager shall continue to act as Manager for the Property pursuant to the existing Management Agreement or an Acceptable Management Agreement;

(iii) no Event of Default shall have occurred and be continuing; and

(iv) Mezzanine Borrower shall have caused (i) the transferee to execute and deliver to Mezzanine Lender a fully executed counterpart to the Pledge, pledging all of such transferee’s direct equity interests in Mortgage Borrower to Mezzanine Lender as additional collateral for the Loan and (ii) the ultimate parent(s) of such transferee to execute and deliver to Mezzanine Lender a fully executed counterpart to the Recourse Guaranty (Mezzanine) and Environmental Indemnity (Mezzanine), together with a legal opinion from such transferee’s counsel reasonably satisfactory to Mezzanine Lender with respect to the due execution, delivery, authority, enforceability and perfection (solely with respect to the Pledge) of the Pledge, Recourse Guaranty (Mezzanine) and Environmental Indemnity (Mezzanine).

(b) the Assumption Agreement shall state the applicable transferee’s agreement to abide by and be bound by the terms in the Mezzanine Note (or such other promissory notes to be executed by the transferee, such other promissory note or notes to be on the same terms as the Mezzanine Note), this Agreement (or such other loan agreement to be executed by such transferee, which shall contain terms substantially identical to the terms hereof) and such other Loan Documents (Mezzanine) (or other loan documents to be delivered by such transferee, which shall contain terms substantially identical to the terms of the applicable Loan Documents (Mezzanine)) whenever arising, and Mezzanine Borrower, and/or such transferee shall deliver such legal opinions and title insurance endorsements as may reasonably be requested by Mezzanine Lender;

(c) following execution of a contract for the sale of the Property and not less than thirty (30) days prior to the expected date of such proposed sale, Mezzanine Borrower shall submit notice of such sale to Mezzanine Lender. Mezzanine Borrower shall submit to Mezzanine Lender, not less than ten (10) days prior to the expected date of such sale, the Assumption Agreement for execution by Mezzanine Lender. Such documents shall be in a form appropriate for the jurisdiction in which the Collateral is located and shall be reasonably satisfactory to Mezzanine Lender. In addition, Mezzanine Borrower shall provide all other documentation Mezzanine Lender reasonably requires to be delivered by Mezzanine Borrower in connection with such assumption, together with an Officer’s Certificate certifying that (i) the assumption to be effected will be effected in compliance with the terms of this Agreement and (ii) will not impair or otherwise adversely affect the validity or priority of the Lien of the Pledge (or replacement pledge agreements, as applicable);

(d) prior to any such transaction, the proposed transferee shall deliver to Mezzanine Lender an Officer’s Certificate stating that (x) such transferee is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject Title I of ERISA or any other Similar Law and (y) the underlying assets of the proposed transferee do not constitute assets of any such employee benefit plan for purposes of ERISA or any Similar Law;

(e) if the transfer is to (i) an entity other than Single Purpose Entity wholly owned directly or indirectly by one or more Pre-approved Transferees, Permitted Borrower Transferees or Permitted Borrower Transferee Alternatives, such transfer shall be subject to Mezzanine Lender’s consent in its sole discretion and (ii) a Permitted Borrower Transferee Alternative, such transfer shall be subject to Mezzanine Lender’s prior written consent in its reasonable discretion;

(f) the terms of Section 8.6 shall be complied with and Mezzanine Borrower shall cause the transferee to deliver to Mezzanine Lender its organizational documents solely for the purpose of Mezzanine Lender confirming that such organizational documents comply with the single purpose bankruptcy remote entity requirements set forth herein; and

(g) Mezzanine Lender shall have received the payment of, or reimbursement for, all reasonable costs and expenses incurred by Mezzanine Lender (and any Servicer) in connection therewith (including, without limitation, reasonable attorneys’ fees and disbursements).

Section 8.6 Notice Required; Legal Opinions. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of Sections 8.2 through 8.5, Mezzanine Borrower shall deliver or cause to be delivered to Mezzanine Lender (A) an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents (Mezzanine), together with any documents upon which such Officer’s Certificate is based, and (B) a legal opinion of counsel to Mezzanine Borrower or the transferee selected by either of them (to the extent approved by Mezzanine Lender), in form and substance consistent with similar opinions then being required by the Mezzanine Lender and acceptable to the Mezzanine Lender, confirming, among other things, that the assets of the Mezzanine Borrower, and of its managing general partner or managing member, as applicable, will not be substantively consolidated with the assets of such owners or Controlling Persons of the Mezzanine Borrower as Mezzanine Lender may specify, in the event of a bankruptcy or similar proceeding involving such owners or Controlling Persons.

Section 8.7 Leases.

8.7.1 New Leases and Lease Modifications. Except as otherwise provided in this Section 8.7, Mezzanine Borrower shall not permit Operating Lessee to (x) enter into any Lease on terms other than “market” and rental rates (in Mezzanine Borrower’s or Operating Lessee’s good faith judgment), or enter into any Material Lease (a “New Lease”) or (y) consent to the assignment of any Material Lease (unless required to do so by the terms of such Material Lease) that releases the original Tenant from its obligations under the Material Lease, or (z) modify any Material Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Material Lease (unless otherwise permitted or required by law), allow a reduction in the term of any Material Lease or a reduction in the Rent payable under any Material Lease, change any renewal provisions of any Material Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Material Lease (any such action referred to in clauses (y) and (z) being referred to herein as a “Lease Modification”) without the prior written consent of Mezzanine Lender which consent shall not be unreasonably withheld, delayed or conditioned. Any New Lease or Lease

Modification that requires Mezzanine Lender’s consent shall be delivered to Mezzanine Lender for approval not less than ten (10) Business Days prior to the effective date of such New Lease or Lease Modification.

8.7.2 Leasing Conditions. Subject to terms of this Section 8.7, provided no Event of Default shall have occurred and be continuing, Mortgage Borrower may enter into a New Lease or Lease Modification, without Mezzanine Lender’s prior written consent, that satisfies each of the following conditions (as evidenced by an Officer’s Certificate delivered to Mezzanine Lender prior to Mortgage Borrower’s entry into such New Lease or Lease Modification):

(a) with respect to a New Lease or Lease Modification, the premises demised thereunder is not more than 10,000 net rentable square feet of the Property;

(b) the term of such New Lease or Lease Modification, as applicable, does not exceed 120 months, plus up to two (2) 60-month option terms (or equivalent combination of renewals);

(c) the New Lease or Lease Modification provides for “market” rental rates other terms and does not contain any terms which would adversely affect Mezzanine Lender’s rights under the Loan Documents (Mezzanine) or that would have a Material Adverse Effect;

(d) the New Lease or Lease Modification, as applicable, provides that the premises demised thereby cannot be used for any of the following uses; any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that has or could reasonably be expected to have a Material Adverse Effect;

(e) the Tenant under such New Lease or Lease Modification, as applicable, is not an Affiliate of Mortgage Borrower; and

(f) the New Lease or Lease Modification, as applicable, does not prevent Proceeds from being held and disbursed by Mezzanine Lender in accordance with the terms of the Loan Documents (Mortgage) and does not entitle any Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Condemnation of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish.

8.7.3 Delivery of New Lease or Lease Modification. Upon the execution of any New Lease or Lease Modification, as applicable, Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender an executed copy of the Lease.

8.7.4 Lease Amendments. Mezzanine Borrower shall cause Mortgage Borrower to agree that it shall not have the right or power, as against Mezzanine Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.7.

8.7.5 Security Deposits. All security or other deposits of Tenants of the Property shall be treated as trust funds and shall, if required by law or the applicable Lease, not be commingled with any other funds of Mortgage Borrower, and such deposits shall be deposited, upon receipt of the same by Mortgage Borrower in a separate trust account maintained by Mortgage Borrower expressly for such purpose. Within ten (10) Business Days after written request by Mezzanine Lender, Mezzanine Borrower shall cause Mortgage Borrower to furnish to Mezzanine Lender reasonably satisfactory evidence of compliance with this Section 8.7.5, together with a statement of all lease securities deposited with Mortgage Borrower by the Tenants and the location and account number of the account in which such security deposits are held.

8.7.6 No Default Under Leases. Mezzanine Borrower shall cause Mortgage Borrower to (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Mortgage Borrower under the Leases, if the failure to perform or observe the same would have a Material Adverse Effect; (ii) exercise, within ten (10) Business Days after a written request by Mezzanine Lender, any right to request from the Tenant under any Lease, a certificate with respect to the status thereof and (iii) not collect any of the Rents, more than one (1) month in advance (except that Mortgage Borrower may collect such security deposits and last month’s Rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

Section 8.8 Exchange. Notwithstanding anything to the contrary herein contained, or in any other Loan Document, any sale or transfer of any or all of the indirect interests in Mezzanine Borrower and Mortgage Borrower owned by Qualified Intermediary to Guarantor or one or more entities (i) controlled directly or indirectly by Guarantor, and (ii) in which Guarantor owns, directly or indirectly, not less than 85% equity, is permitted provided the following conditions have been satisfied

(a) in the event that in connection with such sale or conveyance, Manager will not thereafter continue to manage the Property, then the Person who will manage the Property following such sale or conveyance must be an Acceptable Manager;

(b) such sale or transfer occurs not later than one hundred eighty (180) days after the Closing Date;

(c) Mezzanine Lender shall have received not less than ten (10) days’ prior written notice of such sale or transfer;

(d) after giving effect to such sale or transfer, Mezzanine Borrower will be in compliance with the requirements of this Agreement and the Pledge, and the Mortgage Borrower will be in compliance with the Loan Agreement (Mortgage) and the Security Instrument (as defined under the Loan Agreement (Mortgage));

(e) after giving effect to such sale or transfer, any subsidiary of any of the Co-Mezzanine Borrowers or Co-Mortgage Borrowers, or Prime Lessee or Operating Lessees must be a Single Purpose Entity.

(f) Mezzanine Lender shall have received such other documents, instruments, certificates and legal opinions (including, without limitation, Non-Consolidation Opinions) as Mezzanine Lender may reasonably require so as to confirm the requirements of Section 8.8 have been satisfied;

(g) Mezzanine Borrower agrees to bear and shall reimburse Mezzanine Lender on demand all reasonable out-of-pocket expenses incurred by Mezzanine Lender in connection with any transaction described in this Section 8.8; and

(h) Simultaneously with the consummation of the Exchange, the Prime Lease shall be terminated.

IX. INTEREST RATE CAP AGREEMENT

Section 9.1 Interest Rate Cap Agreement. During (i) the Initial Term, only if LIBOR exceeds 6.50% upon which Mezzanine Lender shall require Mezzanine Borrower, and (ii) the Extension Term, Mezzanine Borrower shall maintain the Interest Rate Cap Agreement with an Acceptable Counterparty in effect and having a term extending through the last day of the accrual period in which the applicable Maturity Date occurs, and an initial notional amount equal to the Loan Amount. The Interest Rate Cap Agreement during both the Initial Term (if required) and the Extension Term shall have a strike rate equal to the LIBOR Cap Strike Rate. The notional amount of the Interest Rate Cap Agreement may be reduced from time to time in amounts equal to any prepayment of the principal of the Loan made in accordance with the Loan Documents (Mezzanine), provided that the strike rate shall be equal to the LIBOR Cap Strike Rate.

Section 9.2 Pledge and Collateral Assignment. Mezzanine Borrower hereby pledges, assigns, transfers, delivers and grants a continuing first priority lien to Mezzanine Lender, as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Documents (Mezzanine) on Mezzanine Borrower’s part to be paid and performed, in, to and under all of Mezzanine Borrower’s right, title and interest whether now owned or hereafter acquired and whether now existing or hereafter arising (collectively, the “Rate Cap Collateral (Mezzanine)”): (i) in the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any replacement agreement becomes effective, any Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement); (ii) to receive any and all payments under the Interest Rate Cap Agreement (or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement), whether as contractual obligations, damages or otherwise; and (iii) to all claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Interest Rate Cap Agreement (as soon as such agreement is effective or when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement), in each case including all accessions and additions to, substitutions for and replacements, products and proceeds of any of the foregoing. Mezzanine Borrower shall deliver to Mezzanine Lender an executed counterpart of such Interest Rate Cap Agreement, Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement (Mezzanine) (which shall, by its terms, authorize the assignment to Mezzanine Lender and require that payments be made directly to Mezzanine Lender) and notify the Counterparty of such assignment (either in such Interest Rate Cap Agreement (Mezzanine), Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement or by separate instrument). Mezzanine Borrower shall not, without obtaining the prior written consent of Mezzanine Lender, further pledge, transfer, deliver, assign or grant any security interest in the Interest Rate Cap Agreement (Mezzanine)(or, when and if any such agreement becomes effective, any Replacement Interest Rate Cap Agreement (Mezzanine) or Extension Interest Rate Cap Agreement), or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements or any other notice or instrument as may be required under the UCC, as appropriate, except those naming Mezzanine Lender as the secured party, to be filed with respect thereto.

Section 9.3 Covenants. (a) Mezzanine Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement (Mezzanine). All amounts paid by the Counterparty under the Interest Rate Cap Agreement (Mezzanine) to Mezzanine Borrower or Mezzanine Lender shall be deposited immediately into the Mezzanine Account pursuant to Section 3.1. Mezzanine Borrower shall take all actions reasonably requested by Mezzanine Lender to enforce Mezzanine Borrower’s rights under the Interest Rate Cap Agreement (Mezzanine) in the event of a default by the Counterparty thereunder and shall not waive, amend or otherwise modify any of its rights thereunder.

(b) Mezzanine Borrower shall defend Mezzanine Lender’s right, title and interest in and to the Rate Cap Collateral (Mezzanine) pledged by Mezzanine Borrower pursuant hereto or in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons.

(c) In the event of (x) any downgrade, withdrawal or qualification (each, a “Downgrade”) of the rating of the Counterparty such that, thereafter, the Counterparty shall cease to be an Acceptable Counterparty and (y) the Counterparty shall fail to comply with the requirements contained in the Interest Rate Cap Agreement (Mezzanine) which are described in Exhibit I upon such occurrence, the Mezzanine Borrower shall either (i) obtain Lender’s prior written consent to retain such Counterparty or (ii) replace the Interest Rate Cap Agreement (Mezzanine) with a Replacement Interest Cap Agreement, (x) having a term extending through the end of the Interest Period in which the Maturity Date occurs, (y) in a notional amount at least equal to the Principal Amount of the Loan then outstanding, and (z) having a strike rate equal to the LIBOR Cap Strike Rate.

(d) In the event that Mezzanine Borrower fails to purchase and deliver to Mezzanine Lender the Interest Rate Cap Agreement (Mezzanine) as and when required hereunder, Mezzanine Lender may purchase the Interest Rate Cap Agreement (Mezzanine) and the cost incurred by Mezzanine Lender in purchasing the Interest Rate Cap Agreement (Mezzanine) shall be paid by Mezzanine Borrower to Mezzanine Lender with interest thereon at the Default Rate from the date such cost was incurred by Mezzanine Lender until such cost is paid by Mezzanine Borrower to Mezzanine Lender.

(e) Mezzanine Borrower shall not (i) without the prior written consent of Mezzanine Lender, modify, amend or supplement the terms of the Interest Rate Cap Agreement

(Mezzanine), (ii) without the prior written consent of Mezzanine Lender, except in accordance with the terms of the Interest Rate Cap Agreement (Mezzanine), cause the termination of the Interest Rate Cap Agreement (Mezzanine) prior to its stated maturity date, (iii) without the prior written consent of Mezzanine Lender, except as aforesaid, waive or release any obligation of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Mezzanine)) under the Interest Rate Cap Agreement (Mezzanine), (iv) without the prior written consent of Mezzanine Lender, consent or agree to any act or omission to act on the part of the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Mezzanine)) which, without such consent or agreement, would constitute a default under the Interest Rate Cap Agreement (Mezzanine), (v) fail to exercise promptly and diligently each and every material right which it may have under the Interest Rate Cap Agreement (Mezzanine), (vi) take or intentionally omit to take any action or intentionally suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Interest Rate Cap Agreement (Mezzanine) or any defense by the Counterparty (or any successor or substitute party to the Interest Rate Cap Agreement (Mezzanine)) to payment or (vii) fail to give prompt notice to Mezzanine Lender of any notice of default given by or to Mezzanine Borrower under or with respect to the Interest Rate Cap Agreement (Mezzanine), together with a complete copy of such notice.

(f) In connection with an Interest Rate Cap Agreement (Mezzanine), Mezzanine Borrower shall obtain and deliver to Mezzanine Lender an Opinion of Counsel from counsel (which counsel may be in-house counsel for the Counterparty) for the Counterparty upon which Mezzanine Lender and its successors and assigns may rely (the “Counterparty Opinion”), under New York law and, if the Counterparty is a non-U.S. entity, the applicable foreign law, substantially in compliance with the requirements set forth in Exhibit F or in such other form approved by the Mezzanine Lender.

Section 9.4 Representations and Warranties. If Mezzanine Borrower is obligated to maintain an Interest Rate Cap Agreement pursuant to this Article IX, Mezzanine Borrower shall covenant with, and represent and warrant to, Mezzanine Lender as follows:

(a) The Interest Rate Cap Agreement (Mezzanine) constitutes the legal, valid and binding obligation of Mezzanine Borrower, enforceable against Mezzanine Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) The Rate Cap Collateral (Mezzanine) is free and clear of all claims or security interests of every nature whatsoever, except such as are created pursuant to this Agreement and the other Loan Documents (Mezzanine), and Mezzanine Borrower has the right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained and is in full force and effect.

(c) The Rate Cap Collateral (Mezzanine) has been duly and validly pledged hereunder. All consents and approvals required to be obtained by Mezzanine Borrower for the consummation of the transactions contemplated by this Agreement have been obtained.

(d) Giving effect to the aforesaid grant and assignment to Mezzanine Lender, Mezzanine Lender has, as of the date of this Agreement, and as to Rate Cap Collateral (Mezzanine) acquired from time to time after such date, shall have, a valid, and upon proper filing, perfected and continuing first priority lien upon and security interest in the Rate Cap Collateral (Mezzanine); provided that no representation or warranty is made with respect to the perfected status of the security interest of Mezzanine Lender in the proceeds of Rate Cap Collateral (Mezzanine) consisting of “cash proceeds” or “non-cash proceeds” as defined in the UCC except if, and to the extent, the provisions of Section 9-306 of the UCC shall be complied with.

(e) Except for financing statements filed or to be filed in favor of Mezzanine Lender as secured party, there are no financing statements under the UCC covering any or all of the Rate Cap Collateral (Mezzanine) and Mezzanine Borrower shall not, without the prior written consent of Mezzanine Lender, until payment in full of all of the Obligations (Mezzanine), execute and file in any public office, any enforceable financing statement or statements covering any or all of the Rate Cap Collateral (Mezzanine), except financing statements filed or to be filed in favor of Mezzanine Lender as secured party.

Section 9.5 Payments. If Mezzanine Borrower at any time shall be entitled to receive any payments with respect to the Interest Rate Cap Agreement (Mezzanine), such amounts shall, immediately upon becoming payable to Mezzanine Borrower, be deposited by Counterparty into the Mezzanine Account.

Section 9.6 Remedies. Subject to the provisions of the Interest Rate Cap Agreement (Mezzanine), if an Event of Default shall occur and then be continuing:

(a) Mezzanine Lender, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the UCC, at any time and from time to time, sell, resell, assign and deliver, in its sole discretion, any or all of the Rate Cap Collateral (Mezzanine) (in one or more parcels and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and in connection therewith Mezzanine Lender may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any “securities” constituting any part of the Rate Cap Collateral (Mezzanine) are being purchased for investment only, Mezzanine Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by the UCC or applicable law. If all or any of the Rate Cap Collateral (Mezzanine) is sold by Mezzanine Lender upon credit or for future delivery, Mezzanine Lender shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Mezzanine Lender may resell such Rate Cap Collateral (Mezzanine). It is expressly agreed that Mezzanine Lender may exercise its rights with respect to less than all of the Rate Cap Collateral (Mezzanine), leaving unexercised its rights with respect to the remainder of the Rate Cap Collateral (Mezzanine), provided, however, that such partial exercise shall in no way restrict or jeopardize Mezzanine Lender’s right to exercise its rights with respect to all or any other portion of the Rate Cap Collateral (Mezzanine) at a later time or times.

(b) Mezzanine Lender may exercise, either by itself or by its nominee or designee, in the name of Mezzanine Borrower, all of Mezzanine Lender’s rights, powers and remedies in respect of the Rate Cap Collateral (Mezzanine), hereunder and under law.

(c) Mezzanine Borrower hereby irrevocably, in the name of Mezzanine Borrower or otherwise, authorizes and empowers Mezzanine Lender and assigns and transfers unto Mezzanine Lender, and constitutes and appoints Mezzanine Lender its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, upon the occurrence and during the continuance of an Event of Default, (i) to exercise and enforce every right, power, remedy, authority, option and privilege of Mezzanine Borrower under the Interest Rate Cap Agreement (Mezzanine), including any power to subordinate or modify the Interest Rate Cap Agreement (Mezzanine) (but not, unless an Event of Default exists and is continuing, the right to terminate or cancel the Interest Rate Cap Agreement (Mezzanine)), or to give any notices, or to take any action resulting in such subordination, termination, cancellation or modification and (ii) in order to more fully vest in Mezzanine Lender the rights and remedies provided for herein, to exercise all of the rights, remedies and powers granted to Mezzanine Lender in this Agreement, and Mezzanine Borrower further authorizes and empowers Mezzanine Lender, as Mezzanine Borrower’s attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Mezzanine Borrower and in the name of Mezzanine Borrower, upon the occurrence and during the continuance of an Event of Default, to give any authorization, to furnish any information, to make any demands, to execute any instruments and to take any and all other action on behalf of and in the name of Mezzanine Borrower which in the opinion of Mezzanine Lender may be necessary or appropriate to be given, furnished, made, exercised or taken under the Interest Rate Cap Agreement (Mezzanine), in order to comply therewith, to perform the conditions thereof or to prevent or remedy any default by Mezzanine Borrower thereunder or to enforce any of the rights of Mezzanine Borrower thereunder. These powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Mezzanine Borrower in respect of the Rate Cap Collateral (Mezzanine) to any other Person are hereby revoked.

(d) Upon the occurrence and during the continuance of an Event of Default, Mezzanine Lender may, without notice to, or assent by, Mezzanine Borrower or any other Person (to the extent permitted by law), but without affecting any of the Obligations (Mezzanine), in the name of Mezzanine Borrower or in the name of Mezzanine Lender, notify the Counterparty, or if applicable, any other counterparty to the Interest Rate Cap Agreement (Mezzanine), to make payment and performance directly to Mezzanine Lender; extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Mezzanine Borrower, or claims of Mezzanine Borrower, under the Interest Rate Cap Agreement (Mezzanine); file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Mezzanine Lender necessary or advisable for the purpose of collecting upon or enforcing the Interest Rate Cap Agreement (Mezzanine); and execute any instrument and do all other things deemed necessary and proper by Mezzanine Lender to protect and preserve and realize upon the Rate Cap Collateral (Mezzanine) and the other rights contemplated hereby.

(e) Pursuant to the powers-of-attorney provided for above, Mezzanine Lender may take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof; provided, however, that Mezzanine Lender shall not be permitted to take any action pursuant to said power-of-attorney that would conflict with any limitation on Mezzanine Lender’s rights with respect to the Rate Cap Collateral (Mezzanine). Without limiting the generality of the foregoing, Mezzanine Lender, after the occurrence of an Event of Default, shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Mezzanine Borrower representing: (i) any payment of obligations owed pursuant to the Interest Rate Cap Agreement (Mezzanine), (ii) interest accruing on any of the Rate Cap Collateral (Mezzanine) or (iii) any other payment or distribution payable in respect of the Rate Cap Collateral (Mezzanine) or any part thereof, and for and in the name, place and stead of Mezzanine Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Rate Cap Collateral (Mezzanine) hereunder.

(f) Mezzanine Lender may exercise all of the rights and remedies of a secured party under the UCC.

(g) Without limiting any other provision of this Agreement or any of Mezzanine Borrower’s rights hereunder, and without waiving or releasing Mezzanine Borrower from any obligation or default hereunder, Mezzanine Lender shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to protect the security of this Agreement, to cure such Event of Default or to cause any term, covenant, condition or obligation required under this Agreement or the Interest Rate Cap Agreement (Mezzanine) to be performed or observed by Mezzanine Borrower to be promptly performed or observed on behalf of Mezzanine Borrower. All amounts advanced by, or on behalf of, Mezzanine Lender in exercising its rights under this Section 9.7(g) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by this Agreement.

Section 9.7 Sales of Rate Cap Collateral (Mezzanine). No demand, advertisement or notice, all of which are, to the fullest extent permitted by law, hereby expressly waived by Mezzanine Borrower, shall be required in connection with any sale or other disposition of all or any part of the Rate Cap Collateral (Mezzanine), except that Mezzanine Lender shall give Mezzanine Borrower at least thirty (30) Business Days’ prior written notice of the time and place of any public sale or of the time when and the place where any private sale or other disposition is to be made, which notice Mezzanine Borrower hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Mezzanine Lender shall not be obligated to make any sale of the Rate Cap Collateral (Mezzanine) if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Mezzanine Lender may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each private sale of the Rate Cap Collateral (Mezzanine) of a type customarily sold in a recognized market and upon each public sale, unless prohibited by any applicable statute which cannot be waived, Mezzanine Lender (or its nominee or designee) may purchase any or all of the Rate Cap Collateral (Mezzanine) being sold, free and discharged from any trusts, claims, equity or right of redemption of Mezzanine Borrower, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations (Mezzanine) in lieu of cash or any other obligations. In the case of all sales of the Rate Cap Collateral (Mezzanine), public or private, Mezzanine Borrower shall pay all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements and any tax imposed thereon. However, the proceeds of sale of Rate Cap Collateral (Mezzanine) shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of sale, Mezzanine Lender shall apply any residue to the payment of the Obligations (Mezzanine) in the order of priority as set forth in Section 17.5.

Section 9.8 Public Sales Not Possible. Mezzanine Borrower acknowledges that the terms of the Interest Rate Cap Agreement (Mezzanine) may prohibit public sales, that the Rate Cap Collateral (Mezzanine) may not be of the type appropriately sold at public sales, and that such sales may be prohibited by law. In light of these considerations, Mezzanine Borrower agrees that private sales of the Rate Cap Collateral (Mezzanine) shall not be deemed to have been made in a commercially unreasonably manner by mere virtue of having been made privately.

Section 9.9 Receipt of Sale Proceeds. Upon any sale of the Rate Cap Collateral (Mezzanine) by Mezzanine Lender hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Mezzanine Lender or the officer making the sale or the proceeds of such sale shall be a sufficient discharge to the purchaser or purchasers of the Rate Cap Collateral (Mezzanine) so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mezzanine Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

Section 9.10 Extension Interest Rate Cap Agreement (Mezzanine). If Mezzanine Borrower exercises any of its options to extend the Maturity Date pursuant to Section 5 of the Note, then, on or prior to the Maturity Date being extended, the Mezzanine Borrower shall obtain or have in place an Extension Interest Rate Cap Agreement (i) having a term through the end of the Interest Period in which the extended Maturity Date occurs, (ii) in a notional amount at least equal to the Principal Amount of the Loan as of the Maturity Date being extended, and (iii) having a strike rate equal to an amount such that the maximum interest rate paid by the Mezzanine Borrower after giving effect to payments made under such Extension Interest Rate Cap Agreement shall equal no more than the LIBOR Pay Rate.

Section 9.11 Filing of Financing Statements Authorized. Mezzanine Borrower hereby authorizes the filing of a form UCC-1 financing statement naming Mezzanine Borrower as debtor and Mezzanine Lender as secured party in any office (including the office of the Secretary of State of the State of Delaware) covering all property of Mezzanine Borrower (including, but not limited to, the Account Collateral (Mezzanine) and the Rate Cap Collateral (Mezzanine), but excluding Net Excess Cash Flow).

X. RESERVED

XI. BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

Section 11.1 Books and Records. Mezzanine Borrower shall cause Mortgage Borrower to keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Mortgage Note, the Mezzanine Note, the Property and the business and affairs of Mortgage Borrower and Mezzanine Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Mezzanine Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Mortgage Borrower and Mezzanine Borrower relating to the operation of the Property and to make such copies or extracts thereof as Mezzanine Lender may reasonably require. Mezzanine Borrower shall simultaneously furnish (or cause Mortgage Borrower to furnish) to Mezzanine Lender copies of all financial statements, reports and information required to be submitted by Mortgage Borrower to Mortgage Lender pursuant to the Loan Agreement (Mortgage).

Section 11.2 Financial Statements.

11.2.1 Budget. Promptly, upon receipt and approval, for informational purposes only, a Budget in respect of the Property for the Fiscal Year in which such delivery date falls. If Mezzanine Borrower or Mortgage Borrower subsequently amends the Budget, Mezzanine Borrower shall promptly deliver the amended Budget to Mezzanine Lender.

11.2.2 Other Information. Mezzanine Borrower shall, promptly after written request by Mezzanine Lender, furnish or cause to be furnished to Mezzanine Lender, in such manner and in such detail as may be reasonably requested by Mezzanine Lender, such reasonable additional information as may be reasonably requested with respect to the Property and/or the Collateral. The information required to be furnished by Mezzanine Borrower to Mezzanine Lender under this Section 11.2 shall be provided in both hard copy format and electronic format; provided that Mezzanine Borrower shall only be required to provide the information required under this Section 11.2.7 in electronic format if such information is so available in the ordinary course of the operations of the Mezzanine Borrower and Manager, and without significant expense.

XII. ENVIRONMENTAL MATTERS

Section 12.1 Representations. Mezzanine Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Mezzanine Lender (the “Environmental Reports”), (i) neither Mezzanine Borrower nor Mortgage Borrower has engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to the Best of Mezzanine Borrower’s Knowledge, no tenant, occupant or user of the Property, or any other Person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to the Best of Mezzanine Borrower’s Knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to the Best of Mezzanine Borrower’s Knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower; and (v) to the Best of Mezzanine Borrower’s Knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Mezzanine Borrower or Mortgage Borrower.

Section 12.2 Covenants. Compliance with Environmental Laws. Subject to Mortgage Borrower’s right to contest under Section 7.3 of the Loan Agreement (Mortgage), Mezzanine Borrower covenants and agrees with Mezzanine Lender that it shall comply and shall cause Mortgage Borrower to comply in all material respects with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument and/or Pledge, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an “Environmental Event”), Mezzanine Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Mezzanine Lender. Within thirty (30) days after Mezzanine Borrower has knowledge of the occurrence of an Environmental Event, Mezzanine Borrower shall deliver to Mezzanine Lender an Officer’s Certificate (an “Environmental Certificate”) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Mezzanine Borrower shall promptly provide Mezzanine Lender with copies of all notices from any Governmental Authority which allege or identify any actual or potential violation or noncompliance received by or prepared by or for Mezzanine Borrower in connection with any Environmental Law. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other materials provided by any Governmental Authority pertinent to compliance of the Property and Mezzanine Borrower with such Environmental Laws.

12.2.1 Reserved.

Section 12.3 Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or an Event of Default, Mezzanine Lender shall have the right to direct Mezzanine Borrower to obtain consultants reasonably approved by Mezzanine Lender to perform a comprehensive environmental audit of the Property. Such audit shall be conducted by an environmental consultant chosen by Mezzanine Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of hazardous or toxic waste or substances, PCBs or storage tanks at the

Property, an asbestos survey of the Property, which may include random sampling of the Improvements and air quality testing, and such further site assessments as Mezzanine Lender may reasonably require due to the results obtained from the foregoing. Mezzanine Borrower grants (and shall cause Mortgage Borrower to grant) to Mezzanine Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Mezzanine Borrower to Mezzanine Lender upon demand and shall be secured by the Lien of this Agreement and the Pledge. Mezzanine Lender shall not unreasonably interfere with (and shall cause Mortgage Borrower not to unreasonably interfere with), and Mezzanine Lender shall direct the environmental consultant to use its commercially reasonable efforts not to hinder, Mortgage Borrower’s or any Tenant’s, other occupant’s or Manager’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Mezzanine Lender shall not be deemed to be exercising any control over the operations of Mezzanine Borrower or Mortgage Borrower or the handling of any environmental matter or hazardous wastes or substances of Mezzanine Borrower or Mortgage Borrower for purposes of incurring or being subject to liability therefor.

Section 12.4 Environmental Indemnification. Mezzanine Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials, whether or not such condition was known or unknown to Mezzanine Borrower; provided that, in each case, Mezzanine Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to the foreclosure of the Pledge. If any such action or other proceeding shall be brought against Mezzanine Lender, upon written notice from Mezzanine Borrower to Mezzanine Lender (given reasonably promptly following Mezzanine Lender’s notice to Mezzanine Borrower of such action or proceeding), Mezzanine Borrower shall be entitled to assume the defense thereof, at Mezzanine Borrower’s expense, with counsel reasonably acceptable to Mezzanine Lender; provided, however, Mezzanine Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Mezzanine Lender a right to control such defense, which right Mezzanine Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Mezzanine Borrower’s expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Party and Mezzanine Borrower that would make such separate representation advisable. Mezzanine Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party’s gross negligence or willful misconduct.

Section 12.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document (Mezzanine), the indemnification provided in Section 12.4 shall be fully recourse to Mezzanine

Borrower (but not its constituent parties) and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Pledge, and/or the conveyance of title to the Collateral to Mezzanine Lender or any purchaser or designee in connection with a foreclosure of the Pledge or conveyance in lieu of foreclosure.

XIII. RESERVED

XIV. RESERVED

XV. ASSIGNMENTS AND PARTICIPATIONS

Section 15.1 Assignment and Acceptance. At no incremental cost or liability to Mezzanine Borrower, and only on or after March 15, 2007, Mezzanine Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note); provided that the parties to each such assignment shall execute and deliver to Mezzanine Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. In addition, at no incremental cost to Mezzanine Borrower, Mezzanine Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including without limitation, all or a portion of the Mezzanine Note) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Mezzanine Lender, in its sole discretion, shall elect.

Section 15.2 Effect of Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Mezzanine Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Mezzanine Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (Mezzanine) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Mezzanine Lender’s rights and obligations under this Agreement and the other Loan Documents (Mezzanine), Mezzanine Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Mezzanine Borrower to Mezzanine Lender pursuant to the terms of the Loan Documents (Mezzanine) after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Liens of this Agreement and the Pledge and the other Loan Documents (Mezzanine)) delivered to or for the benefit of or deposited with Citigroup Global Markets Realty Corp., as Mezzanine Lender, for which Citigroup Global Markets Realty Corp. shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

Section 15.3 Content. By executing and delivering an Assignment and Acceptance, Mezzanine Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents (Mezzanine) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents (Mezzanine) or any other instrument or document furnished pursuant hereto or thereto; (ii) Mezzanine Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Mezzanine Borrower or the performance or observance by Mezzanine Borrower of any of its obligations under any Loan Documents (Mezzanine) or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Mezzanine Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents (Mezzanine); (v) such assignee appoints and authorizes Mezzanine Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents (Mezzanine) as are delegated to Mezzanine Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents (Mezzanine) are required to be performed by Mezzanine Lender.

Section 15.4 Register. Mezzanine Borrower shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Mezzanine Lender and each assignee pursuant to this Article XV and the Principal Amount of the Loan owing to each such assignee from time to time (the “Register”). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Mezzanine Lender or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

Section 15.5 Substitute Notes. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Mezzanine Note or Mezzanine Notes subject to such assignment, Mezzanine Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Mezzanine Borrower. Within five (5) Business Days after its receipt of such notice, Mezzanine Borrower, at Mezzanine Lender’s own expense, shall execute and deliver to Mezzanine Lender in exchange and substitution for the surrendered Mezzanine Note or Mezzanine Notes a new Mezzanine Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Mezzanine Note to the order of Mezzanine Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Mezzanine Note or Mezzanine Notes shall be in an aggregate Principal Amount equal to the aggregate then outstanding principal amount of such surrendered Mezzanine Note or Mezzanine Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Mezzanine Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Mezzanine Borrower and to delete obligations previously satisfied by Mezzanine Borrower). Notwithstanding the provisions of this Article XV, Mezzanine Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Mezzanine Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Mezzanine Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Mezzanine Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Mezzanine Borrower may rely.

Section 15.6 Participations. Each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Mezzanine Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (Mezzanine) (including, without limitation, all or a portion of the Mezzanine Note held by it); provided, however, that (i) such assignee’s obligations under this Agreement and the other Loan Documents (Mezzanine) shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Mezzanine Note for all purposes of this Agreement and the other Loan Documents (Mezzanine), and (iv) Mezzanine Borrower, Mezzanine Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Loan Documents (Mezzanine). In the event that more than one (1) party comprises Mezzanine Lender, Mezzanine Lender shall designate one party to act on the behalf of all parties comprising Mezzanine Lender in providing approvals and all other necessary consents under the Loan Documents (Mezzanine) and on whose statements Mezzanine Borrower may rely.

Section 15.7 Disclosure of Information. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Mezzanine Borrower furnished to such assignee by or on behalf of Mezzanine Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Mezzanine Borrower to preserve the confidentiality of any confidential information received by it.

Section 15.8 Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document (Mezzanine), any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (Mezzanine) (including, without limitation, the amounts owing to it and the Mezzanine Note or Mezzanine Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XVI. RESERVED

XVII. DEFAULTS

Section 17.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any Debt Service is not paid in full on the applicable Payment Date, (C) any prepayment of principal due under this Agreement or the Mezzanine Note is not paid when due, (D) the Prepayment Fee is not paid when due, (E) any deposit to the Mezzanine Account or any of the other Collateral Accounts is not made on the required deposit date therefor; or (F) except as to any amount included in (A), (B), (C), (D), and/or (E) of this clause (i), any other amount payable pursuant to this Agreement, the Mezzanine Note or any other Loan Document (Mezzanine) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document (Mezzanine), with such failure as described in subclauses (A), (B), (C), (D), and (E) continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(ii) subject to Mortgage Borrower’s right to contest as set forth in Section 7.3 of the Loan Agreement (Mortgage), if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof;

(iii) if the insurance policies required by Section 6.1 are not kept in full force and effect, or if certificates of any of such insurance policies are not delivered to Mezzanine Lender within ten (10) Business Days following Mezzanine Lender’s request therefor;

(iv) if, except as permitted pursuant to Article VIII, (a) any Transfer of any direct or indirect legal, beneficial or equitable interest in all or any portion of the Collateral, (b) any Transfer of any direct or indirect interest in Mortgage Borrower, Mezzanine Borrower or other Person restricted by the terms of Article VIII, (c) any Lien or encumbrance on all or any portion of the Collateral, (d) any pledge, hypothecation, creation of a security interest in or other encumbrance of any direct or indirect interests in Mezzanine Borrower, Mortgage Borrower or other Person restricted by the terms of Article VIII, or (e) the filing of a declaration of condominium with respect to the Property other than as allowed under the Loan Agreement (Mortgage); provided the foregoing does not apply to transfers of equity in Guarantor or the Qualified Intermediary;

(v) if any representation or warranty made by Mezzanine Borrower herein by Mezzanine Borrower, Guarantor or any Affiliate of Mezzanine Borrower in any other Loan Document (Mezzanine), or in any report, certificate (including, but not limited to, any certificate by Mezzanine Borrower delivered in connection with the issuance of the

Non-Consolidation Opinion), financial statement or other instrument, agreement or document furnished to Mezzanine Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the Best of Mezzanine Borrower’s Knowledge, false or misleading in any material respect which made, then same shall not constitute an Event of Default unless Mezzanine Borrower has not cured same within five (5) Business Days after receipt by Mezzanine Borrower of notice from Mezzanine Lender in writing of such breach;

(vi) if Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or any Guarantor shall make an assignment for the benefit of creditors; provided, however, if such assignment was with respect to any Guarantor upon any other Guarantor, not subject to such assignment, not delivering to Mezzanine Lender an executed counterpart to the Recourse Guaranty (Mezzanine) assuming the several liability of the Guarantor with respect to which such assignment within five (5) days after such assignment;

(vii) if Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or any Guarantor shall make an assignment for the benefit of creditors; provided, however, if such assignment was with respect to any Guarantor such Event of Default may be cured by the delivery to Mezzanine Lender by any other Guarantor that is not subject to such assignment of an executed counterpart to the Recourse Guaranty (Mezzanine) assuming the several liability of the Guarantor with respect to which such assignment within five (5) days after such assignment;

(viii) if a receiver, liquidator or trustee shall be appointed for Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or Guarantor or if Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or Guarantor, or if any proceeding for the dissolution or liquidation of Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mezzanine Borrower, Mortgage Borrower, any SPE Entity, or Guarantor upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, if such appointment, adjudication, petition or proceeding was with respect to Guarantor such Event of Default may be cured by the delivery to Mezzanine Lender by Guarantor that is not subject to such appointment, adjudication, petition or proceeding of an executed counterpart to the Recourse Guaranty (Mezzanine) assuming the several liability of the Guarantor with respect to which such appointment, adjudication, petition or proceeding occurred within five (5) days after such occurrence;

(ix) if Mezzanine Borrower, any SPE Entity, or any Guarantor, as applicable, Transfers its rights under this Agreement or any of the other Loan Documents (Mezzanine) or any interest herein or therein in contravention of the Loan Documents (Mezzanine);

(x) the occurrence of a Mortgage Default or Mortgage Event of Default (including without limitation, Mortgage Events of Default in respect of the Ground Lease and the TIC Agreement);

(xi) with respect to any term, covenant or provision set forth herein (other than the other subsections of this Section 17.l) which specifically contains a notice requirement or grace period, if Mezzanine Borrower, any SPE Entity, or any Guarantor shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii) if Mezzanine Borrower, having notified Mezzanine Lender of its election to extend the Maturity Date as set forth in Section 5 of the Mezzanine Note, fails to deliver the Replacement Interest Rate Cap Agreement (Mezzanine) to Mezzanine Lender prior to the first day of the extended term of the Loan and Mezzanine Borrower has not prepaid the Loan pursuant to the terms of the Mezzanine Note prior to such first day of the extended term;

(xiii) if Mezzanine Borrower shall fail to comply with any covenants set forth in Article V or Section XI with such failure continuing for ten (10) Business Days after Mezzanine Lender delivers written notice thereof to Mezzanine Borrower;

(xiv) if Mortgage Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument (Mortgage) with such failure continuing for ten (10) Business Days after Mortgage Lender delivers written notice thereof to Mortgage Borrower;

(xv) Mezzanine Borrower shall fail to deposit any sums required to be deposited in the Mezzanine Account or any Sub-Account thereof pursuant to Article III when due;

(xvi) if this Agreement or any other Loan Document (Mezzanine) or any Lien granted hereunder or thereunder, in whole or in part, shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Mezzanine Borrower or any Guarantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document (Mezzanine) or by reason of any affirmative act of Mezzanine Lender);

(xvii) if, not later than one hundred eighty-five (185) days from the Closing Date Qualified Intermediary shall not have sold or transferred to Strategic Hotel Funding, L.L.C. 100% of the indirect interests in the Mezzanine Borrower and the Mortgage Borrower owned by Qualified Intermediary; or

(xviii) if Mezzanine Borrower, any SPE Entity or Guarantor shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document (Mezzanine) not specified in subsections (i) to (xvii) above, for thirty (30) days after notice from Mezzanine Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Mezzanine Borrower, any SPE Entity or Guarantor shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Mezzanine Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Mezzanine Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents (Mezzanine) or at law or in equity, take such action that Mezzanine Lender deems advisable to protect and enforce its rights against Mezzanine Borrower and in the Collateral, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Mezzanine Borrower under the Loan Documents (Mezzanine), (ii) collecting interest on the Principal Amount at the Default Rate whether or not Mezzanine Lender elects to accelerate the Mezzanine Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents (Mezzanine) against Mezzanine Borrower and the Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above, the Indebtedness and all other obligations of Mezzanine Borrower hereunder and under the other Loan Documents (Mezzanine) shall immediately and automatically become due and payable, without notice or demand, and Mezzanine Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document (Mezzanine) to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Mezzanine Lender of its right to pursue any other remedies available to it under this Agreement, the Pledge or any other Loan Document (Mezzanine). Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Mezzanine Lender in the Loan Documents (Mezzanine).

(c) Upon the occurrence of an Event of Default pursuant to Section 17.1(a)(ix), Mezzanine Borrower shall cause Mortgage Borrower to deliver to Mezzanine Lender within five (5) Business Days after the first to occur of (a) receipt by Mortgage Borrower of notice of such Default or Event of Default from Mortgage Lender or (b) the date Mortgage Borrower obtains actual knowledge of the occurrence of such Default or Event of Default, a detailed description of the actions to be taken by Mortgage Borrower to cure such Default or Event of Default and the dates by which each such action shall occur. Such schedule shall be subject to the approval of Mezzanine Lender. Mezzanine Borrower shall cause Mortgage Borrower to take all such actions as are necessary to cure such Default or Event of Default by the date approved by Mezzanine Lender and shall deliver to Mezzanine Lender not less frequently than weekly thereafter written updates concerning the status of Mortgage Borrower’s efforts to cure such Default or Event of Default. Mezzanine Lender shall have the right, but not the obligation, to pay any sums or to take any action which Mezzanine Lender deems necessary or advisable to cure any default or alleged default under the Loan Documents (Mortgage) (whether or not Mortgage Borrower is undertaking efforts to cure such default), and such payment or such action is hereby authorized by Mezzanine Borrower, and any sum so paid and any expense incurred by Mezzanine Lender in taking any such action shall be evidenced by this Agreement and secured by this Agreement and the Pledge and shall be immediately due and payable by Mezzanine Borrower to Mezzanine Lender with interest at the Default Rate until paid. Mezzanine Borrower shall cause Mortgage Borrower to permit Mezzanine Lender to enter upon the Collateral for the purpose of curing any default or alleged default under the Loan Documents (Mortgage) or hereunder. Mezzanine Borrower hereby transfers and assigns any excess proceeds arising from any foreclosure or sale under power pursuant to the Loan Documents (Mortgage) or any instrument evidencing the indebtedness secured thereby, and Mezzanine Borrower hereby authorizes and directs the holder or holders of the Loan Documents (Mortgage) to pay such excess proceeds directly to Mezzanine Lender up to the amount of the Obligations (Mezzanine).

Section 17.2 Remedies. (a) Unless waived in writing by Mezzanine Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Mezzanine Lender against Mezzanine Borrower and Guarantor under this Agreement or any of the other Loan Documents (Mezzanine) executed and delivered by, or applicable to, Mezzanine Borrower or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents (Mezzanine) with respect to the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents (Mezzanine). Without limiting the generality of the foregoing, Mezzanine Borrower agrees that if an Event of Default is continuing (i) Mezzanine Lender shall not be subject to any one action or election of remedies law or rule and (ii) all liens and other rights, remedies or privileges provided to Mezzanine Lender shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and this Agreement and the Pledge have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) Upon the occurrence of any Event of Default, Mezzanine Lender may, but without any obligation to do so and without notice to or demand on Mezzanine Borrower and without releasing Mezzanine Borrower from any obligation hereunder, take any action to cure such Event of Default. Mezzanine Lender may appear in, defend, or bring any action or proceeding to protect its interests in the Collateral or to foreclose its security interest under this Agreement and the Pledge or under any of the other Loan Documents (Mezzanine) or collect the Indebtedness.

(c) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral (Mezzanine), the Mezzanine Lender may:

(i) without notice to Mezzanine Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral (Mezzanine) against the Obligations (Mezzanine) or any part thereof;

(ii) in Mezzanine Lender’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;

(iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (Mezzanine) (or any portion thereof) as Mezzanine Lender may determine in its sole discretion; and

(iv) take all other actions provided in, or contemplated by, this Agreement.

(d) With respect to Mezzanine Borrower, the Account Collateral (Mezzanine), the Rate Cap Collateral (Mezzanine) and the Collateral, nothing contained herein or in any other Loan Document (Mezzanine) shall be construed as requiring Mezzanine Lender to resort to the Collateral for the satisfaction of any of the Indebtedness, and Mezzanine Lender may seek satisfaction out of the Collateral or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition, Mezzanine Lender shall have the right from time to time to partially foreclose this Agreement and the Pledge in any manner and for any amounts secured by this Agreement or the Pledge then due and payable as determined by Mezzanine Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Mezzanine Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal or interest, Mezzanine Lender may foreclose this Agreement and the Pledge to recover such delinquent payments, or (ii) in the event Mezzanine Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Mezzanine Lender may foreclose this Agreement and the Pledge to recover so much of the principal balance of the Loan as Mezzanine Lender may accelerate and such other sums secured by this Agreement or the Pledge as Mezzanine Lender may elect. Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to this Agreement and the Pledge to secure payment of sums secured by this Agreement and the Pledge and not previously recovered.

Section 17.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Mezzanine Lender under this Agreement and the Loan Documents (Mezzanine) shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Mezzanine Borrower pursuant to this Agreement or the other Loan Documents (Mezzanine), or existing at law or in equity or otherwise. Mezzanine Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Mezzanine Borrower or any Guarantor shall not be construed to be a waiver of any subsequent Default or Event of Default by Mezzanine Borrower or any Guarantor or to impair any remedy, right or power consequent thereon.

Section 17.4 Costs of Collection. In the event that after an Event of Default: (i) the Mezzanine Note or any of the Loan Documents (Mezzanine) is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Mezzanine Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Agreement, the Mezzanine Note or any of the Loan Documents (Mezzanine); or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Pledge or any of the Loan Documents (Mezzanine); then Mezzanine Borrower shall pay to Mezzanine Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Mezzanine Lender at the Default Rate.

Section 17.5 Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents (Mezzanine), or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a) First, to the payment of, or (as the case may be) the reimbursement of, Mezzanine Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by Mezzanine Lender to protect or preserve the Collateral or in connection with the collection of such monies by Mezzanine Lender (including without limitation, enforcement costs), for the exercise, protection or enforcement by Mezzanine Lender of all or any of the rights, remedies, powers and privileges of Mezzanine Lender under this Agreement or any of the other Loan Documents (Mezzanine) or in respect of the Collateral or in support of any provision of adequate indemnity to Mezzanine Lender against any taxes or liens which by law shall have, or may have, priority over the rights of Mezzanine Lender to such monies;

(b) Second, to all other Obligations (Mezzanine) in such order or preference as Mezzanine Lender shall determine in its sole and absolute discretion;

(c) Third, the excess, if any, shall be deposited in Mezzanine Borrower’s Account.

XVIII. SPECIAL PROVISIONS

Section 18.1 Exculpation.

18.1.1 Exculpated Parties. Except as set forth in this Section 18.1, the Recourse Guaranty (Mezzanine) and the Environmental Indemnity (Mezzanine), no personal liability shall be asserted, sought or obtained by Mezzanine Lender or enforceable against (i) Mezzanine Borrower, Prime Lessee or Operating Lessee, (ii) any Affiliate of Mezzanine Borrower, Prime

Lessee, or Operating Lessee including any managing member, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Mezzanine Borrower, Prime Lessee, Operating Lessee or managing member or any Affiliate of Mezzanine Borrower, Prime Lessee, Operating Lessee or managed member, or (iv) any current or former direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, manager, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the Exculpated Parties) and none of the Exculpated Parties shall have any personal liability (whether by suit, deficiency, judgment or otherwise) in respect of the Obligations (Mezzanine), this Agreement, the Pledge, the Mezzanine Note, the Collateral or any other Loan Document (Mezzanine), or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Mezzanine Lender. The foregoing limitation shall not in any way limit or affect Mezzanine Lender’s right to any of the following and Mezzanine Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Pledge in accordance with the terms and provisions set forth herein and in the Pledge;

(b) Action against any other security at any time given to secure the payment of the Mezzanine Note and the other Obligations (Mezzanine);

(c) Exercise of any other remedy set forth in this Agreement or in any other Loan Document (Mezzanine) which is not inconsistent with the terms of this Section 18.1;

(d) Any right which Mezzanine Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Pledge or to require that all collateral shall continue to secure all of the Indebtedness owing to Mezzanine Lender in accordance with the Loan Documents (Mezzanine); or

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

18.1.2 Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents (Mezzanine) to the contrary, there shall at no time be any limitation on Mezzanine Borrower’s or Guarantor’s liability for the payment, in accordance with the terms of this Agreement, the Mezzanine Note, the Pledge and the other Loan Documents (Mezzanine), to Mezzanine Lender of:

(a) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of (i) the fraudulent acts of Mezzanine Borrower or intentional misrepresentations by Mezzanine Borrower or any Affiliate of Mezzanine Borrower and/or (ii) the failure of Mortgage Borrower and/or Operating Lessee (as applicable) to have a valid and subsisting certificate of occupancy(s) for all or any portion of the Property if and to the extent such certificate of occupancy(s) is required to comply with all Legal Requirements;

(b) Proceeds which Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower has received and to which

Mezzanine Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents (Mezzanine) to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with the Loan Agreement (Mortgage);

(c) any membership deposits and any security deposits and advance deposits which are not delivered to Mortgage Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such deposits were applied or refunded in accordance with the terms and conditions of any of the Leases or membership agreement, as applicable, prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(d) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of all or any part of the Collateral, the Account Collateral (Mezzanine) or the Rate Cap Collateral (Mezzanine) being encumbered by a Lien (other than this Agreement and the Pledge) in violation of the Loan Documents (Mezzanine);

(e) after the occurrence and during the continuance of an Event of Default, any Rents, issues, profits and/or income collected by Mortgage Borrower, Operating Lessee, Mezzanine Borrower or any Affiliate of Mortgage Borrower, Mezzanine Borrower, or Operating Lessee (other than Rents and credit card receivables sent to the Collection Account pursuant to the Loan Agreement (Mortgage) or paid directly to Mortgage Lender pursuant to any notice of direction delivered to tenants of the Property or credit card companies) and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents (Mortgage) and Loan Documents (Mezzanine);

(f) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of physical damage to the Property from intentional waste committed by Mortgage Borrower, any Affiliate of Mortgage Borrower, Mezzanine Borrower or any Affiliate of Mezzanine Borrower;

(g) any loss, damage, cost or expense incurred by or on behalf of Mezzanine Lender by reason of the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity (Mezzanine) concerning environmental laws, hazardous substances and asbestos and any indemnification of Mezzanine Lender with respect thereto;

(h) Intentionally Omitted;

(i) if Mezzanine Borrower fails to obtain Mezzanine Lender’s prior written consent to any Transfer, if and as required by this Agreement or the Pledge;

(j) any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, causes of action, suits, claims, demands and adjustments of any nature or description whatsoever) which may at any time be imposed upon, incurred by or awarded against Mezzanine Lender, in the event (and arising out of such circumstances) that (x) Mezzanine Borrower should raise any defense, counterclaim and/or allegation in any foreclosure action by Mezzanine Lender relative to the Property, the

Account Collateral (Mezzanine) or the Rate Cap Collateral (Mezzanine) or any part thereof which is found by a court to have been raised by Mezzanine Borrower in bad faith or to be without basis in fact or law, or (y) an involuntary case is commenced against Mezzanine Borrower under the Bankruptcy Code with the collusion of Mezzanine Borrower or any of its Affiliates or (z) an order for relief is entered with respect to the Mezzanine Borrower under the Bankruptcy Code through the actions of the Mezzanine Borrower or any of its Affiliates at a time when the Mezzanine Borrower is able to pay its debts as they become due unless Mezzanine Borrower and Guarantor shall have received an opinion of independent counsel that the directors of Mezzanine Borrower has a fiduciary duty to seek such an order for relief;

(k) any actual loss, damage, cost, or expense incurred by or on behalf of Lender by reason of Mezzanine Borrower failing to be since the date of its formation, a Single Purpose Entity; and

(l) reasonable attorney’s fees and expenses incurred by Mezzanine Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (l).

XIX. MISCELLANEOUS

Section 19.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Mezzanine Lender of the Loan and the execution and delivery to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents (Mezzanine). Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Mezzanine Borrower, shall inure to the benefit of the successors and assigns of Mezzanine Lender.

Section 19.2 Mezzanine Lender’s Discretion. Whenever pursuant to this Agreement, Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided or as is otherwise required by law) be in the sole discretion of Mezzanine Lender and shall be final and conclusive.

Section 19.3 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY MEZZANINE LENDER AND ACCEPTED BY MEZZANINE BORROWER IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE,

THIS AGREEMENT AND THE OBLIGATIONS (MEZZANINE) ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MEZZANINE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (MEZZANINE), AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST MEZZANINE LENDER OR MEZZANINE BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF MEZZANINE BORROWER AND MEZZANINE LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. MEZZANINE BORROWER DOES HEREBY DESIGNATE AND APPOINT:

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO MEZZANINE BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON MEZZANINE BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. MEZZANINE BORROWER (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 19.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Mezzanine Note, or of any other Loan Document (Mezzanine), or consent to any departure therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 19.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note or under any other Loan Document (Mezzanine), or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Loan Document (Mezzanine), Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Loan Documents (Mezzanine), or to declare a default for failure to effect prompt payment of any such other amount.

Section 19.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (Mezzanine) shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

Citigroup Global Markets Realty Corp.

388 Greenwich Street, 11th Floor

New York, New York 10013

Attention: Amir Kornblum

Telecopy No.: (212) 816-8307

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Fredric L. Altschuler, Esq.

Telecopy: (212) 504-6666

If to Borrower:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

Attention: Chief Financial Officer and General Counsel

Telefax No.: (312) 658-5799

With a copy to:

Perkins Core LLP

131 South Dearborn Street, Suite 1700

Chicago, IL 60603-5559

Attention: Bruce A. Bonjour, Esq.

Telefax No.: (312) 324-9650

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, or (iii) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

Section 19.7 TRIAL BY JURY. EACH OF MEZZANINE BORROWER, MEZZANINE LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (MEZZANINE), INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE PLEDGE, THE MEZZANINE NOTE OR ANY OTHER LOAN DOCUMENT (MEZZANINE) (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MEZZANINE BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.

MEZZANINE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

Section 19.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 19.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.10 Preferences. To the extent Mezzanine Borrower makes a payment or payments to Mezzanine Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

Section 19.11 Waiver of Notice. Mezzanine Borrower shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Loan Documents (Mezzanine) specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower and except with respect to matters for which Mezzanine Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Mezzanine Borrower hereby expressly waives the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Loan Documents (Mezzanine) do not specifically and expressly provide for the giving of notice by Mezzanine Lender to Mezzanine Borrower.

Section 19.12 Expenses; Indemnity. (a) Except as may be otherwise expressly set forth in the Loan Documents (Mezzanine), Mezzanine Borrower covenants and agrees to pay or, if Mezzanine Borrower fails to pay, to reimburse, Mezzanine Lender upon receipt of written notice from Mezzanine Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Mezzanine Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (Mezzanine) and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Mezzanine Borrower (including without limitation any opinions requested by Mezzanine Lender pursuant to this Agreement); (ii) Mezzanine Lender’s ongoing performance of and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents (Mezzanine) on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents (Mezzanine) and any other documents or matters as required herein or under the other Loan Documents (Mezzanine); (iv) securing Mezzanine Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Mezzanine Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Mezzanine Lender pursuant to this Agreement and the other Loan Documents (Mezzanine); (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Mezzanine Borrower, this Agreement, the other Loan Documents (Mezzanine), the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Mezzanine Borrower under this Agreement, the other Loan Documents (Mezzanine) or with respect to the Collateral or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a work-out or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Mezzanine Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Mezzanine Lender or (B) in connection with any action taken under Article IV, other than the Mezzanine Borrower’s internal administrative costs. Any cost and expenses due and payable to Mezzanine Lender may be paid from any amounts in the Mezzanine Account if same are not paid by Mezzanine Borrower within ten (10) Business Days after receipt of written notice from Mezzanine Lender.

(b) Subject to the non-recourse provisions of Section 18.1, Mezzanine Borrower shall protect, indemnify and save harmless Mezzanine Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the “Indemnified Parties”) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties, the Collateral or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Mezzanine Lender or its designee of a deed-in-lieu of foreclosure with respect to the Collateral, or (ii) an Indemnified Party or its designee taking possession or control of the Collateral or (iii) the foreclosure of the Pledge, except to the extent caused by the willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Mezzanine Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to Property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Mezzanine Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Agreement or any of the other Loan Documents

(Mezzanine) or any failure on the part of Mezzanine Borrower to perform or comply or to cause Mortgage Borrower to perform or comply with any of the terms of any Lease within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other Property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Mezzanine Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 of the Loan Agreement (Mortgage), (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases, or (9) except as may be expressly limited herein, the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Environmental Law. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within fifteen (15) Business Days after written demand therefor by the Indemnified Parties or Mezzanine Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Agreement and the Pledge. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Mezzanine Borrower shall at Mezzanine Borrower’s expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Mezzanine Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Mezzanine Borrower (unless reasonably disapproved by Mezzanine Lender promptly after Mezzanine Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Mezzanine Lender (or any Indemnified Party) to appoint its own counsel at Mezzanine Borrower’s expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Mezzanine Lender and Mezzanine Borrower that would make such separate representation advisable; provided further that if Mezzanine Lender shall have appointed separate counsel pursuant to the foregoing, Mezzanine Borrower shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Mezzanine Lender a conflict or potential conflict exists between such Indemnified Party and Mezzanine Lender. So long as Mezzanine Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Mezzanine Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Mezzanine Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Mezzanine Lender agrees that it will not settle any such action, suit or proceeding without the consent of Mezzanine Borrower; provided, however, that if Mezzanine Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Mezzanine Lender has provided Mezzanine Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Mezzanine Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Mezzanine Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Mezzanine Borrower.

Section 19.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 19.14 Offsets, Counterclaims and Defenses. Any assignee of Mezzanine Lender’s interest in and to this Agreement, the Mezzanine Note and the other Loan Documents (Mezzanine) shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Mezzanine Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Mezzanine Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Mezzanine Borrower.

Section 19.15 Liability of Assignees of Mezzanine Lender. No assignee of Mezzanine Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document (Mezzanine) or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Mezzanine Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Mezzanine Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

Section 19.16 No Joint Venture or Partnership; No Third Party Beneficiaries. (a) Mezzanine Borrower and Mezzanine Lender intend that the relationships created hereunder and under the other Loan Documents (Mezzanine) be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Mezzanine Borrower and Mezzanine Lender nor to grant Mezzanine Lender any interest in the Collateral other than that of Mezzanine Lender.

(b) This Agreement and the other Loan Documents (Mezzanine) are solely for the benefit of Mezzanine Lender and Mezzanine Borrower and nothing contained in this Agreement or the other Loan Documents (Mezzanine) shall be deemed to confer upon anyone other than Mezzanine Lender and Mezzanine Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Mezzanine Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Mezzanine Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Mezzanine Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Mezzanine Lender if, in Mezzanine Lender’s sole discretion, Mezzanine Lender deems it advisable or desirable to do so.

Section 19.17 Publicity. All news releases, publicity or advertising by Mezzanine Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents (Mezzanine) or the financing evidenced by the Loan Documents (Mezzanine), to Mezzanine Lender, or any of its Affiliates shall be subject to the prior written approval of Mezzanine Lender.

Section 19.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Mezzanine Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Mezzanine Borrower, Mezzanine Borrower’s shareholders and others with interests in Mezzanine Borrower and of the Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Loan Documents (Mezzanine) to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection or of the right of Mezzanine Lender to the payment of the Indebtedness out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

Section 19.19 Waiver of Counterclaim and other Actions. Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Mezzanine), any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Agreement, the Mezzanine Note, the Pledge or any Loan Document (Mezzanine) and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

Section 19.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents (Mezzanine), the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents (Mezzanine) and that such Loan Documents (Mezzanine) shall not be subject to the principle of construing their meaning against the party which drafted same. Mezzanine Borrower acknowledges that, with respect to the Loan, Mezzanine Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mezzanine Lender or any parent, subsidiary or Affiliate of Mezzanine Lender. Mezzanine Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents (Mezzanine) or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Mezzanine Lender of any equity interest any of them may acquire in Mezzanine Borrower, and Mezzanine Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Mezzanine Lender’s exercise of any such rights or remedies.

Mezzanine Borrower acknowledges that Mezzanine Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Mezzanine Borrower or its Affiliates.

Section 19.21 Prior Agreements. This Agreement and the other Loan Documents (Mezzanine) contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents (Mezzanine) and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

Section 19.22 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 19.23 Joint and Several Liability. If Mezzanine Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents (Mezzanine) shall be joint and several.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

MEZZANINE BORROWER:

SHR SCOTTSDALE MEZZ X-1, L.L.C., a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name:	Ryan M. Bowie
Title:	Assistant Treasurer

SHR SCOTTSDALE MEZZ Y-1, L.L.C., a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name:	Ryan M. Bowie
Title:	Assistant Treasurer

MEZZANINE LENDER:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:	/s/ Amir Kornblum
Name:	Amir Kornblum
Title:	Authorized Signatory

EXHIBIT A

TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS

AND AFFIRMATIVE COVERAGES

1. General. Borrower and/or its counsel is responsible for ordering or updating any title insurance work. Lender requires a lender’s title insurance policy insuring “Citigroup Global Markets Realty Corp., and its successors and assigns”. The approved title underwriters, type and amount of insurance and required endorsements are described below. The list of endorsements is subject to review by Lender’s counsel, local counsel and additional specific coverages may be required after review of the related title commitment.

2. Title Insurer. The Title Company or Title Companies must be approved by Lender and licensed to do business in the jurisdiction in which the Property is located.                      has been pre-approved by Lender as a Title Company.

3. Title Agent. Unless Lender otherwise agrees, all title work shall be ordered and coordinated, and the closing of the Loan shall be conducted through                      contact                      Tel:                     .

4. Primary Title Insurance Requirements.

(a) Amount of Coverage: Not less than the Principal Amount of the Loan on the Closing Date.

(b) Effective Date: The later of the date of recording of the Security Instrument or the date of funding of the Loan. Borrower shall be required to provide a customary “gap” indemnity in order to enable the Title Company to provide “gap” coverage.

(c) Insured: “Citigroup Global Markets Realty Corp. and its successors and assigns”.

(d) Legal Description: Metes and bounds description to be provided which must conform to that shown on the Survey, the Security Instrument and any other Loan Documents that require a legal description of the Property. A lot and block description shall be acceptable in place of a metes and bounds description in exceptional cases.

(e) Policy Form: An ALTA (or equivalent) lender’s policy of title insurance in form and substance acceptable to Lender. Without limiting Lender’s right to require specific coverages, endorsements or other title work, the Title Policy shall (i) be in the 1970 ALTA (as amended 84) form or, if not available, ALTA 1992 form (deleting arbitration and creditor rights exclusions) or, if not available, the form commonly used in the state where the Property is located, (ii) to the extent available, include the “extended coverage” provisions described in paragraph 5 below, (iii) include all applicable endorsements described in paragraph 6 below, and (iv) include Schedule B exceptions in a form and to the extent acceptable to Lender’s counsel.

5. Extended Coverage Requirements. The Title Policy shall:

(a) not contain any exception for filed or unfilled mechanic, materialmen or similar liens;

(b) limit any general exception for real estate taxes and other charges to real estate or other similar taxes or assessments that are not yet due and payable or delinquent and are not a current lien on the Property;

(c) limit any general exception for the rights of persons in possession to the rights of specified tenants, as tenants only with no right or option to purchase, set forth on the rent roll for the Property and attached to the Title Policy; and

(d) not contain any general exception as to matters that an accurate Survey of the Property would disclose, but may contain specific exceptions to matters disclosed on the Survey to be delivered on the Closing Date, subject to review by Lender’s counsel.

6. Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Property is located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•

(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	Deletion of Creditors Rights Exclusion Endorsement.

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loan.)

•	Direct Access to Public Road Endorsement.

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

In lieu of an ALTA 3.1 zoning endorsement, Lender may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Property under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Property.

Use Restrictions. Confirms that the current use of the Property is permitted under the zoning ordinance and that the Property is not a nonconforming use.

Dimensional Requirements. Confirms that the Property is in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Property is in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Property involves legal non-conforming use, confirms that, in the event of casualty, the Property may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Doing Business Endorsement.

•	Deletion of Arbitration Endorsement.

•	Separate Tax Lot Endorsement.

•	Street Address Endorsement

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Mortgage Recording Tax Endorsement.

•	Any of the following endorsements customary in the state in which the Property is located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies

Mortgage Assignment Endorsement

First Loss / Last Dollar Endorsement

Non-Imputation Endorsement

Blanket Un-located Easements Endorsement

Closure Endorsement

EXHIBIT B

CITIGROUP GLOBAL MARKETS REALTY CORP.

SURVEY REQUIREMENTS

The survey shall contain the following:

•	The legal description of the Property;

•	The courses and measured distances of the exterior boundary lines of the Property and the identification of owners of abutting parcels;

•	The total acreage of the Property to the nearest tenth of an acre;

•	The location of any existing improvements, the dimensions thereof at the ground surface level and their relationship to the facing exterior property lines, streets and set-back lines of the Property;

•	The location, lines and widths of adjoining publicly dedicated and accepted streets showing the number and location of existing curb cuts, driveways, and fences;

•	The location and dimensions of encroachments, if any, upon the Property;

•

The location of all set-back lines, restrictions of record, other restrictions established by zoning or building code ordinance, utilities, easements, rights-of-way and other matters affecting title to the Property which are to be shown in Schedule B-2 of the Title Policy identifying each by reference to its recording data, where applicable;

•	Evidence that adequate means of ingress and egress to and from the Property exist and that the Property does not serve any adjoining property for ingress, egress or any other purpose;

•	If the Property is described as being on a recorded map or plat, a legend relating the survey to such map or plat;

•	The street address of the Property;

•	Parking areas at the Property and, if striped, the striping and type (e.g., handicapped, motorcycle, regular, etc.) and number of parking spaces at the Property;

•

A statement as to whether the Property is located in a special flood or mudslide hazard area as determined by a review of a stated and identified Flood Hazard Boundary Map published by the Federal Insurance Administration of the U.S. Department of Housing and Urban Development;

•	A vicinity map showing the property in reference to nearby highways or major street intersections.

•	The exterior dimensions of all buildings at ground level and the square footage of the exterior footprint of all buildings, or gross floor area of all buildings, at ground level.

•

The location of utilities serving or existing on the property as evidenced by on-site observation or as determined by records provided by client, utility companies and other appropriate sources (with reference as to the source of information) (for example)

•	railroad tracks and sidings;

•	manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•

wire and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

•	utility company installations on the surveyed premises.

•	A certificate in substantially the following form:

The undersigned being a registered surveyor of the State of [State] hereby certifies to CITIGROUP GLOBAL MARKETS REALTY CORP., [NAME OF BORROWING ENTITY] and [INSERT NAME OF TITLE COMPANY], and each of their respective successors and assigns, as of the date below, as follows:

This print of survey actually was made on the ground on [INSERT DATE SURVEY WAS MADE] in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying & Mapping (“ACSM”) and National Society of Professional Surveyors (“NSPS”) in 1999, contains Items 1,2,3,4, 6,7(a), 7(b)(1), 8, 9,10,11, 13, 14 and 16 of Table A thereto, and correctly shows: (i) a fixed and determinable position and location of the land described herein (together with the buildings and improvements thereon, the “Mortgaged Property”), including the position of the point of beginning; (ii) the location of all buildings, structures and other improvements situated on the land; (iii) all driveways or other curb cuts along any street or alley upon which the land abuts; (iv) the location and name of all public and private streets or alleys located thereon or adjacent thereto, all of which are public unless otherwise noted; (v) the location, dimension and recording data of all easements, rights-of-way and other matters of record thereon or with respect to which the undersigned has knowledge; (vi) the location and dimension of all unrecorded easements, paths, rights-of-way and party walls to the extent visible thereon or with respect to which the undersigned has knowledge; (vii) the location of applicable building restriction and setback lines required by local ordinances and regulations; and (viii) the location of all encroachments or overhangs onto or from the Mortgaged Property. Except as shown on this survey, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts. Except as shown on the survey, the Mortgaged Property does not serve any adjoining property for drainage, utilities or ingress or egress. The Mortgaged Property has access to and from a duly dedicated and accepted public roadway. This survey reflects boundary lines of the land, which “close” by engineering calculations. All utility services to the Mortgaged Property either enter the Mortgaged Property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land to the extent visible or known to the undersigned. The Mortgaged Property does not lie within an area designated as a flood hazard area by any map or publication of the U.S. Department of Housing and Urban Development or the Federal Emergency Management Agency: The Mortgaged Property and only the Mortgaged Property constitutes one tax lot. All zoning use and density classifications are properly shown hereon. The undersigned has received and examined a copy of the Commitment for Title Insurance No.                     , dated                     , issued by                     , with respect to the Mortgaged Property, as well as a copy of each instrument listed therein. The location of each exception set forth in such Commitment, to the extent it can be located, has (with recording reference and reference to the exception number of the Commitment) been shown hereon. The undersigned further certifies that this survey meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification) and [SELECT ONE OF THE FOLLOWING TWO PHRASES]:

[the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.]

[the survey measurements were made in accordance with the “Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”]

, Licensed Surveyor

Date:
[seal]

EXHIBITC

SINGLE PURPOSE ENTITY PROVISIONS

It is a requirement that the borrower be a bankruptcy remote, special purpose entity. A bankruptcy remote, special purpose entity is an entity which is unlikely to become insolvent as a result of its own activities and which is adequately insulated from the consequences of any other party’s insolvency. Set forth below is language to be included in the organizational documents of corporations, limited partnerships and limited liability companies to evidence such entities’ existence as bankruptcy remote, special purpose entities.

I.	CORPORATION

If the Single Purpose Entity is a corporation, its certificate of incorporation will have to have the following provisions to be considered a special purpose entity:

A.	Purpose

The corporation’s purpose should be limited to owning and operating the mortgaged property (or interests in the Borrower).

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                     , State of                      [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the [General Corporation Law] of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

B.	Certain Prohibited Activities

The corporation shall be prohibited. except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s assets, transfer of ownership assets, incurrence of additional debt and amendment of the corporation’s articles of incorporation.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation shall not incur, assume, or guaranty any other indebtedness. The Corporation shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article      and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Corporation will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (ii) no amendment to this certificate of incorporation or to the Corporation’s By Laws may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] and (ii) the Corporation shall not dissolve, terminate or liquidate.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

C.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

D.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

I5. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article     , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

II.	LIMITED PARTNERSHIP

If the Single Purpose Entity is a limited partnership, to be a special purpose entity, all of its general partners shall be special purpose entities. If such limited partnership has more than one general partner, then such limited partnership shall continue (and not dissolve) for so long as a solvent general partner exists. Consequently, both the limited partnership’s partnership agreement and the certificate of incorporation of its general partner(s) will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A.	Limited Partnership Agreement

a.	Purpose

The limited partnership’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                     , State of                      [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Uniform Limited Partnership Act of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The partnership shall be prohibited, except in certain circumstances, from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the partnership’s assets, transfer of partnership interests, incurrence of additional debt and amendment of the partnership agreement.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership shall not incur, assume, or guaranty any other indebtedness. The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article          and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Partnership’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this partnership and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to this partnership agreement may be made and (ii) the partnership shall not dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary] .”

c.	Indemnification

Indemnification of a partnership’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the partnership must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary] , in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this partnership agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate partnership records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall observe all partnership formalities.

6. It shall maintain financial statements separate from any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

8. It shall maintain an arm’s length relationship with any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.

16. At all times have all of its general partners shall be special purpose corporate entities with at least two (2) Independent Directors.”

For purposes of this Article         , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this partnership, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Partnership or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Partnership or managing member of the Partnership or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Partnership or of the managing member of the Partnership. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Dissolution

The limited partnership agreement should provide that the partnership will continue (and not dissolve) so long as a solvent general partner exists.

“Notwithstanding any provision or of any other document governing the formation, management or operation of the Partnership hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the [Bankruptcy] of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.”

In addition, dissolution of the partnership must not occur so long as the partnership remains mortgagor of the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Partnership to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the [Property] [use other term for the real estate if necessary] .”

B.	Corporate General Partner

a.	Purpose

The corporation’s purpose should be limited to acting as general partner of the limited partnership whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as a general partner of a limited partnership (the “Partnership”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of                     , State of                      (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the partnership to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or partnership’s assets, transfer of ownership assets, transfer of partnership interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the partnership agreement.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Partnership to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Partnership to incur, assume, or guaranty any other indebtedness. For so long as the Partnership remains mortgagor of the Property, the Corporation shall not cause the Partnership to dissolve. The Corporation shall not and shall not cause the Partnership to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Corporation or Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article          and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Partnership and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Partnership to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, (i) no amendment to this certificate of incorporation or to the Corporation’s By Laws nor to the Partnership agreement of the Partnership may be made and (ii) neither the Corporation nor the Partnership shall be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Partnership or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the Corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or, except to the extent of its liability for the debt secured by such mortgage lien, become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purposes of this Article         , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

III.	LIMITED LIABILITY COMPANY

If the Single Purpose Entity is a limited liability company, to be a special purpose entity, each managing member shall be a special purpose corporation. If such limited liability company has more than one managing member, then such limited liability company shall continue (and not dissolve) for so long as a solvent managing member exists. Consequently, both the Limited Liability Company’s articles of organization and the certificate of incorporation of its outside member will have to meet certain requirements to be considered special purpose entities. Such requirements are as follows:

A.	Articles of Organization

a.	Purpose

The limited liability company’s purpose should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Limited Liability Company, is to engage solely in the following activities:

1. To acquire that certain parcel of real property, together with all improvements located thereon, in the City of                      State of                      [                     interests in [insert Borrower or other applicable entity’s name]] (the “Property”).

2. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property.

3. To exercise all powers enumerated in the Limited Liability Company Act of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The limited liability company shall be prohibited, except in certain circumstances from engaging in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the limited liability company’s assets, transfer of limited liability company interests, incurrence of additional debt and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: The Limited Liability Company shall only incur indebtedness in an amount necessary to acquire, operate and maintain the [Property] [use other term for the real estate if necessary]. For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company shall not incur, assume, or guaranty any other indebtedness. The Limited Liability Company shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article          and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Limited Liability Company’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this limited liability company and be continuing. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], the Limited Liability Company will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the members of the Limited Liability Company. For so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary], (i) no amendment to these articles of organization may be made and (ii) the Limited Liability Company shall not be dissolved, liquidated or terminated without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary].”

c.	Indemnification

Indemnification of a limited liability company’s partners should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the [Property] [use other term for the real estate if necessary] and shall not constitute a claim against the Limited Liability Company in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the limited liability company must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: For so long as any mortgage lien exists on the [Property] [use other term for the real estate if necessary], in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in these articles of organization, the Limited Liability Company shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate records and books of account from those of any affiliate.

3. It shall not commingle assets with those of any affiliate.

4. It shall conduct its own business in its own name.

5. It shall maintain financial statements separate from any affiliate.

6. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

7. It shall maintain an arm’s length relationship with any affiliate.

8. It shall maintain adequate capital in light of its contemplated business operations.

9. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

10. It shall not acquire obligations or securities of its partners, members or shareholders.

11. It shall use stationery, invoices and checks separate from any affiliate.

12. It shall not pledge its assets for the benefit of any other entity, including any affiliate or make any loans or advances to any other person.

13. It shall hold itself out as an entity separate from any affiliate.

14. It shall correct any known misunderstanding regarding its separate identity.

15. At all times all managing members shall be a special purpose corporate member with at least two (2) Independent Directors.”

For purposes of this Article        , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the Limited Liability Company including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Limited Liability Company, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this limited liability company, or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Limited Liability Company or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Limited Liability Company or managing member of the Limited Liability Company or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Limited Liability Company or of the managing member of the Limited Liability Company. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Dissolution

To the extent permitted by tax law the articles of organization should provide that the vote of a majority in interest of the remaining members is sufficient to continue the life of the limited liability company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the limited liability company may not be permitted to liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage lien has been paid in full or otherwise completely discharged.”

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: To the extent permissible under applicable federal and state tax law, the vote of a majority in interest of the remaining members is sufficient to continue the life of the Limited Liability Company. If such vote is not obtained, for so long as a mortgage lien exists on the [Property] [use other term for the real estate if necessary] the Limited Liability Company shall not liquidate the [Property] [use other term for the real estate if necessary] without first obtaining approval of the mortgagee holding a first mortgage lien on the [Property] [use other term for the real estate if necessary]. Such holders may continue to exercise all of their rights under the existing security agreements or mortgages until the debt underlying the mortgage liens has been paid in full or otherwise completely discharged.

f.	Voting

When acting on matters subject to the vote of the members, notwithstanding that the limited liability company is not then insolvent, the members and the outside member must take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Limited Liability Company to the contrary, the following shall govern: When acting on matters subject to the vote of the members, notwithstanding that the Limited Liability Company is not then insolvent, all of the members shall take into account the interest of the Limited Liability Company’s creditors, as well as those of the members.”

B.	Outside Corporate Member

a.	Purpose

The outside corporate member’s purpose should be limited to acting as corporate member of the limited liability company whose purpose, as set forth above, generally should be limited to owning and operating the mortgaged property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to engage solely in the activity of acting as the outside member of a limited liability company (the “Limited Liability Company”) whose purpose is to acquire that certain parcel of real property, together with all improvements located thereon, in the City of                     , State of                      (the “Property”) and own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with the Property. The Corporation shall exercise all powers enumerated in the General Corporation Law of                      necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.”

b.	Certain Prohibited Activities

The corporation shall be prohibited, except in certain circumstances, from engaging in or causing the limited liability company to engage in certain activities, including various types of insolvency proceedings, dissolution, liquidation, consolidation, merger, sale of all or substantially all of the corporation’s or the limited liability company’s assets, transfer of ownership assets, transfer of limited liability company interests, incurrence of additional debt, amendment of the corporation’s articles of incorporation and amendment of the articles of organization.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: The Corporation shall only incur or cause the Limited Liability Company to incur indebtedness in an amount necessary to acquire, operate and maintain the Property. For so long as any mortgage lien exists on the Property, the Corporation shall not and shall not cause the Limited Liability Company to incur, assume, or guaranty any other indebtedness. The Corporation shall not and shall not cause the Limited Liability Company to consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Corporation or Limited Liability Company) formed or surviving such consolidation or merger or that acquired by conveyance or transfer of the properties and assets of the Corporation or Limited Liability Company substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article          and in Article [insert section setting forth Separateness Covenants], and (c) shall expressly assume the due and punctual performance of the Corporation’s obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this corporation or the Limited Liability Company and be continuing. For so long as a mortgage lien exists on the Property, the Corporation shall not voluntarily commence a case with respect to itself or cause the Limited Liability Company to voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of the Board of Directors. For so long as a mortgage lien exists on the Property, without first obtaining approval of the mortgagee holding a first mortgage lien on the Property (i) no material amendment to this certificate of incorporation or to the Corporation’s By Laws nor to the articles of organization of the Limited Liability Company may be made and (ii) neither the Corporation nor the Limited Liability Company shall dissolve, liquidate or terminate without first obtaining approval of the mortgagee holding a first mortgage lien on the Property.”

“The Board of Directors may not take any action requiring the unanimous affirmative vote of 100% of the members of the Board of Directors unless all directors including the Independent Directors shall have participated in such vote.”

c.	Indemnification

Indemnification of a corporation’s directors and officers should be fully subordinated to obligations respecting the Property.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Limited Liability Company or the Property and shall not constitute a claim against the Corporation in the event that cash flow is insufficient to pay such obligations.”

d.	Separateness Covenants

In order to demonstrate that it is a bankruptcy remote entity not at risk of having its assets substantively consolidated with those of another entity, the corporation must observe certain covenants designed to make evident the special purpose entity’s separateness from its affiliates.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct corporate identity, in addition to the other provisions set forth in this certificate of incorporation, the Corporation shall conduct its affairs in accordance with the following provisions:

1. It shall establish and maintain an office through which its business shall be conducted separate and apart from those of its parent and any affiliate and shall allocate fairly and reasonably any overhead for shared office space.

2. It shall maintain separate corporate records and books of account from those of its parent and any affiliate.

3. Its Board of Directors shall hold appropriate meetings (or act by unanimous consent) to authorize all appropriate corporate actions, and in authorizing such actions, shall observe all corporate formalities. The Board of Directors shall include at least two (2) individuals who are Independent Directors. As used herein, an “Independent Director” shall mean an individual who shall not have been at the time of such individual’s appointment, and may not have been at any time (i) a partner, member, shareholder of, or an officer or employee of, the Corporation or any of its respective partners, members, shareholders, subsidiaries or affiliates, (ii) a customer of, or supplier to, the Corporation or managing member of the Corporation or any of their respective partners, members, shareholders, subsidiaries or affiliates, (iii) a person controlling any such partner, member, shareholder, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, employee, supplier or customer of any other director of the Corporation or of the managing member of the Corporation. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

4. It shall not commingle assets with those of its parent and any affiliate.

5. It shall conduct its own business in its own name.

6. It shall maintain financial statements separate from its parent and any affiliate.

7. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of its parent or any affiliate.

8. It shall maintain an arm’s length relationship with its parent and any affiliate.

9. It shall maintain adequate capital in light of its contemplated business operations.

10. It shall not guarantee or become obligated for the debts of any other entity, including its parent or any affiliate or hold out its credit as being available to satisfy the obligations of others.

11. It shall not acquire obligations or securities of its partners, members or shareholders.

12. It shall use stationery, invoices and checks separate from its parent and any affiliate.

13. It shall not pledge its assets for the benefit of any other entity, including its parent and any affiliate or make any loans or advances to any other person.

14. It shall hold itself out as an entity separate from its parent and any affiliate.

15. It shall correct any known misunderstanding regarding its separate identity.”

For purpose of this Article         , the following terms shall have the following meanings:

“affiliate” means any person controlling or controlled by or under common control with the parent, including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any director, officer or employee of the Corporation, its parent, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this corporation, its parent or any affiliate. For purposes of this definition, “control” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“parent” means, with respect to a corporation, any other corporation owning or controlling, directly or indirectly, fifty percent (50%) or more of the voting stock of the Corporation.

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

e.	Voting

When voting on matters concerning the limited liability company, notwithstanding that the limited liability company is not then insolvent, the Corporation must take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.

“Notwithstanding any provision hereof or of any other document governing the formation, management or operation of the Corporation to the contrary, the following shall govern: When voting on matters concerning the Limited Liability Company, notwithstanding that the Limited Liability Company is not then insolvent, the Corporation shall take into account the interest of the Limited Liability Company’s creditors, as well as those of its members.”

IV.	OTHER STRUCTURES

The foregoing provisions do not exhaustively contemplate all ownership structures for a mortgaged property. Situations involving ownership structures not specifically contemplated by the provisions set forth on this Exhibit C shall nevertheless require Single Purpose Entities substantively to comply with the requirements to these provisions, modified as appropriate to accommodate the ownership structure in question.

EXHIBIT D

ENFORCEABILITY OPINION REQUIREMENTS

1. The Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Opinion shall be in form and substance acceptable to Lender and shall be given in relation to Borrower, Guarantor, Manager and any other relevant party to the Loan (each a “Loan Party”). Depending on the nature of the transaction, the Opinion shall address the applicable law of the State of New York, the State where the Property is located and each State where any Loan Party is organized (collectively, the “Relevant States”). To the extent that the Property is located in a jurisdiction outside of the State of New York and/or any Loan Party is organized under a jurisdiction outside the States of New York or Delaware, the appropriate opinions below should be given by local counsel. The Opinion shall be given on the basis of an examination of an executed original of each completed Loan Document in addition to such other documents or instruments counsel deems relevant.

4. The Opinion shall contain the following opinions:

Opinions with respect to the law of the State of Formation or Organization of the Loan Parties

(a) Each Loan Party is a [Describe Legal Form] duly organized, validly existing and in good standing under the laws of the State of [State of Organization] and is authorized to do business and in good standing in the State of [State of Organization].

(b) Each Loan Party has the requisite power to own its properties and to carry on its business as now being conducted and to enter into the transactions covered by the Loan Documents.

(c) The execution and delivery by each Loan Party of each Loan Document to which it is a party has been duly authorized by all necessary partnership, company and/or corporate action, as applicable. To the extent a party thereto, the Loan Documents have been duly executed and delivered by each Loan Party.

(d) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the partnership agreement, partnership certificate, articles of incorporation, by-laws, trust agreement or trust certificate, as applicable, of such Loan Party;

(ii) contravene any law, statute or regulation of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof;

(iii) violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the [State of Organization] or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iv) conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(e) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of [Relevant State] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(f) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(g) To the extent the State of [State of Organization] UCC is applicable to the authorization of the Financing Statement, pursuant to the provisions of the Loan Agreement and the Security Instrument, Borrower has authorized the filing of the Financing Statement for purposes of Section 9-509 of the State of [State of Organization] UCC.

(h) To the extent the State of [State of Organization] UCC is applicable, the financing Statement includes not only all of the types of information required by Section 9-502(a) of the State of [State of Organization] UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statement pursuant to Section 9-516 of the State of [State of Organization] UCC.

(i) To the extent the State of [State of Organization] UCC is applicable, the security interest of the Secured Party will be perfected in Borrower’s rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statement in the Filing Office; provided, however, we express no opinion with respect to (i) money, (ii) deposit accounts, (iii) letter of credit rights, (iv) goods covered by a certificate of title statute,

(v) as-extracted collateral, timber to be cut, or (vi) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-3 l0(a) of the State of [State of Organization]. “UCC Collateral” means the portion of the Property (as defined in the Security Instrument), the Rate Cap Collateral, the Account Collateral (as defined in the Loan Agreement) and the Collateral Accounts (as defined in the Account Agreement) to the extent the UCC governs a security interest in such collateral.

(j) You have asked whether Borrower is a “registered organization” as such term is defined in Section 9-1 02(a)(70) of the State of [State of Organization] UCC. Pursuant to Section 9-1 02(a)(70) of the State of [State of Organization] UCC, a “registered organization” must be (i) organized solely under the laws of a single State (or the United States) and (ii) the State (or the United States) must maintain a public record showing the organization to have been organized.

Opinions with respect to New York Law

(a) To the extent governed by New York law and to the extent a party thereto, the Loan Documents are the legal, valid and binding obligations of each Loan Party, enforceable against such Loan Party in accordance with their terms.

(b) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party does not:

(i) contravene any law, statute or regulation of the United States of America or the State of New York or any agency or political subdivision of either thereof;

(ii) violate any order, writ, injunction, or decree of which, after due inquiry, counsel has actual knowledge, issued by any court or governmental authority of the United States of America or the State of New York or any agency or political subdivision of either thereof to which such Loan Party is subject; or

(iii) conflict with or result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien other than the lien of the Loan Documents upon any of the assets or properties of such Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement, contract or instrument to which such Loan Party is a party or by which it or any of its assets or properties is bound.

(c) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of New York or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(d) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(e) The payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of New York or otherwise constitute unlawful interest.

(f) The provisions of the Loan Agreement and the Security Instrument are effective to create, in favor of Lender to secure the obligations purported to be secured thereby, a valid security interest in Borrower’s rights in the UCC Collateral.

(g) Under New York UCC, the provisions of the Account Agreement are effective to perfect the security interest of Lender in Borrower’s rights in the Collateral Accounts (as defined in the Account Agreement).

Opinions with respect to the law of States in which the Property is located

(a) Each Loan Party is authorized to do business and in good standing in the State of [Relevant State].

(b) To the extent governed by the laws of the State of [Relevant States], the Security Instrument and the Assignment of Leases are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms.

(c) The Security Instrument is in proper form so as to comply with recording requirements of the State of [Relevant State]. The Security Instrument creates in favor of Lender valid liens on the portion of the Property that are located in the State of [Relevant States], securing payment of the Obligations (as defined in the Security Instrument), and no further action will be required for the valid creation of such liens. Upon recordation in the office of the [Recording Office] the Security Instrument will provide constructive notice of the terms thereof and the liens created thereby to third parties acquiring interests in the portion of the Property that are located in the State of [Relevant States] subsequent to such recordation.

(d) The Assignment of Leases is in proper form so as to comply with the recording requirements of the State of [Relevant States]. At the time the Assignment of Leases is delivered to the Recording Office for recording, it will take effect as to all creditors and subsequent purchasers for a valuable consideration without notice, and it shall be entitled to priority over any other similar instrument delivered to said Recording Office for recording after that time, in the absence of actual notice.

(e) Pursuant to the provisions of the Security Instrument Borrower has authorized the filing of the Fixture Financing Statement identifying the Fixture Collateral for purposes of Section 9-509 of the [Relevant States] UCC. “Fixture Collateral” means that portion of the UCC Collateral which consists of “fixtures” (as defined in Article 9 of the UCC) to the extent the UCC governs a security interest in such collateral.

(f) The Fixture Financing Statement includes not only all the types of information required by Section 9-502(a) and 9-502(b) of the [Relevant States] UCC but also the types of information without which the Fixture Filing Office may refuse to accept the Fixture Financing Statement pursuant to Section 9-516 of the State of [Relevant States] UCC.

(g) Under the [Relevant States] UCC, the security interest of the Secured Party will be perfected in Borrower’s rights in any Fixture Collateral located on the real property described on Schedule 1 to the Fixture Financing Statement upon the later of the attachment of the security interest and the filing of the Fixture Financing Statement in the Fixture Filing Office.

(h) Borrower has paid all recording tax due in connection with the recording of the Security Instrument and the Assignment of Leases. No additional deed of trust recording, intangibles tax, documentary stamp tax or similar taxes or charges, other than nominal recordation or filing fees, are required to be paid as a condition of the legality of enforceability of the Security Instrument or the Assignment of Leases.

(i) The State of [Relevant States] has no law pursuant to which a lien against any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) superior to the lien created by the Security Instrument could arise as a result of a violation of environmental laws or regulations of such State. No environmental law or regulation of the State of [Relevant States] would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Security Instrument, the foreclosure or other enforcement of the Loan Documents or the sale of any assets or properties of Borrower (whether real, personal, mixed, tangible or intangible) located in the State of [Relevant States].

(j) No order, consent, approval, license or authorization of, or filing, recording or registration with, any governmental or public body or authority of the United States of America or the State of [Relevant States] or any agency or political subdivision of either thereof is required in connection with the execution and delivery of any of the Loan Documents, the validity, binding effect or enforceability of any of the Loan Documents or the consummation of the transactions contemplated thereby.

(k) There are no actions, suits or proceedings by or before any court, governmental or regulatory authority or agency of which, after due inquiry, we have actual knowledge pending or threatened against or affecting any Loan Party or Borrower’s rights with respect to the Property wherein an adverse ruling or decision, individually or collectively with other such actions, suits or proceedings, is reasonably likely (i) to affect materially and adversely the ability of any Loan Party to consummate the transactions contemplated by the Loan Documents or to perform its obligations under any of the Loan Documents, or (ii) to result in a challenge to the legality, validity, binding effect or enforceability of any of the Loan Documents.

(l) If the Obligations (as defined in the Security Instrument) were to be governed by the laws of the State of [Relevant States], the payment by Borrower and receipt by Lender of all principal and interest will not violate the usury laws of the State of [Relevant States] or otherwise constitute unlawful interest.

(m) A federal court sitting in the State of [Relevant States] and applying the conflict of law rules of the State of [Relevant States], and the state courts in the State of [Relevant States], would give effect to the choice of law provisions contained in the Loan Documents. If counsel is not able to give this opinion as an unqualified opinion, an opinion that the Loan Agreement and Note would be enforceable under the law of the State of [Relevant States] if such law were held to apply will be required.

(n) The operation of any term of the Loan Documents, including, without limitation, the terms regarding late charges, default interest or prepayment premiums, or the lawful exercise of any right thereunder, shall not render the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense.

5. The Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any servicer of the Loan, (iii) any purchaser of the Loan or any portion thereof in any Securitization, (iv) any Rating Agency involved in a Securitization of the Loan, (v) the issuer of securities in a Securitization of the Loan, and (vi) any trustee or servicer appointed in connection with a Securitization of the Loan.

EXHIBIT E

NON-CONSOLIDATION OPINION REQUIREMENTS

1. The Nonconsolidation Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Nonconsolidation Opinion shall be given by a professional law firm selected by Borrower and reasonably acceptable to Lender.

3. The Nonconsolidation Opinion shall be in form and substance acceptable to Lender and shall be given in relation to both Borrower and any other SPE Entity relevant to the Loan. The Nonconsolidation Opinion shall identify each entity (a “Relevant Entity”) which owns more than a 49% direct or indirect interest in either Borrower and/or such SPE Entity. Depending on the circumstances and nature of the transaction structure, a non-affiliated entity, such as a third party property manager, shall be included as a Relevant Entity if required by the Rating Agencies.

4. The Nonconsolidation Opinion shall state that, in the event that any Relevant Entity were to be a debtor in a case under the Bankruptcy Code, it is counsel’s opinion that, under present reported decisional authority and statutes applicable to federal bankruptcy cases, in a properly presented and argued case, a court would not, in the proper exercise of its equitable discretion, disregard the separate existence of Borrower or any SPE Entity so as to order substantive consolidation under the Bankruptcy Code of the assets and liabilities of such Relevant Entity with the assets and liabilities of either Borrower or any SPE Entity and treat such assets and liabilities as though either Borrower and such Relevant Entity or any SPE Entity and such Relevant Entity were one entity.

5. The Nonconsolidation Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any participant of Lender’s interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

DELAWARE BANKRUPTCY OPINIONS

As a general rule, the following opinions are required with respect to any single-member Delaware limited liability companies (having independent members/managers) in the organizational structure:

1. An opinion of Delaware counsel that federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the limited liability company.

E-1

2. Opinions of Delaware counsel as follows:

a. The limited liability company agreement constitutes a legal, valid and binding agreement of its member, and is enforceable against such member, in accordance with its terms.

b. In order for a voluntary bankruptcy petition to be filed on behalf of the Company, the unanimous consent of all of the independent managers/members is required and the provision requiring such unanimous consent in the limited liability company agreement constitutes a legal, valid and binding agreement of the member, enforceable against the member, in accordance with its terms.

c. The bankruptcy or dissolution of the limited liability company’s sole member will not, by itself, cause the limited liability company to be dissolved or its affairs to be wound up.

d. A judgment creditor of the member may not satisfy its claims against the member by asserting a claim against the assets of the limited liability company.

e. The limited liability company is a separate legal entity, and shall continue as such until the cancellation of the limited liability company certificate.

Contact information for a Delaware firm frequently retained by borrowers to obtain such opinions is set forth below:

RICHARDS, LAYTON & FINGER

One Rodney Square

P.O. Box 551

Wilmington, Delaware 19899

Telephone: 302-658-6541

Facsimile: 302-658-6548

Fax Confirmation: 302-651-7796

Bernard J. Kelley

Telephone: 302-651-7674

Facsimile: 302-658-6548

E-mail: kelley@rlf.com

E-2

EXHIBIT F

COUNTERPARTY OPINION REQUIREMENTS

1. The Counterparty Opinion shall be delivered on the Closing Date and shall satisfy all applicable requirements of the Rating Agencies in relation thereto.

2. The Counterparty Opinion may be given by a professional law firm selected by Counterparty and reasonably acceptable to Lender or by in-house counsel for Counterparty.

3. The Counterparty Opinion shall be in form and substance acceptable to Lender and shall contain the following opinions:

(a) Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under the Interest Rate Cap Agreement and the Acknowledgment.

(b) The execution and delivery of the Interest Rate Cap Agreement and the Acknowledgment by Counterparty, and any other agreement which Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its Property.

(c) All consents, authorizations and approvals required for the execution and delivery by Counterparty of the Interest Rate Cap Agreement, the Acknowledgment and any other agreement which the Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance.

(d) The Interest Rate Cap Agreement, the Acknowledgment and any other agreement which Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by Counterparty and constitutes the legal, valid and binding obligation of Counterparty, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. If a Interest Rate Cap Guaranty is delivered in connection with the Interest Rate Cap Agreement, the Counterparty Opinion shall contain the following additional opinions:

(a) Interest Rate Cap Guarantor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Guaranty.

F-1

(b) The execution and delivery of the Interest Rate Cap Guaranty by Interest Rate Cap Guarantor, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or bylaws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property.

(c) All consents, authorizations and approvals required for the execution and delivery by Interest Rate Cap Guarantor of the Interest Rate Cap Guaranty, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance.

(d) The Interest Rate Cap Guaranty, and any other agreement which Interest Rate Cap Guarantor has executed and delivered pursuant thereto, has been duly executed and delivered by Interest Rate Cap Guarantor and constitutes the legal, valid and binding obligation of Interest Rate Cap Guarantor, enforceable against Interest Rate Cap Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. Depending on the nature of the transaction, the Counterparty Opinion shall contain such additional opinions on such other matters relating to the Interest Rate Cap Agreement, the Interest Rate Cap Guaranty and/or the Acknowledgment as Lender shall reasonably require, including, without limitation, the following additional opinions if the Counterparty or Interest Rate Cap Guarantor is a foreign entity:

(a) Jurisdiction where Counterparty and/or Interest Rate Cap Guarantor, as applicable, is located will respect and give effect to the choice of law provisions of the Interest Rate Cap Agreement and the Acknowledgment.

(b) A judgment obtained in the courts of the State of New York is enforceable in the jurisdiction where Counterparty and/or Interest Rate Cap Guarantor, as applicable, is located.

6. The Counterparty Opinion shall be addressed to Lender and its successors and assigns and shall state that it may be relied upon by (i) any assignee of Lender’s interest in the Loan, (ii) any participant of Lender’s interest in the Loan, (iii) any servicer of the Loan, (iv) any purchaser of the Loan or any portion thereof in any Securitization, (v) any Rating Agency involved in a Securitization of the Loan, (vi) the issuer of securities in a Securitization of the Loan, and (vii) any trustee or servicer appointed in connection with a Securitization of the Loan.

F-2

EXHIBIT G

FORM OF TENANT ESTOPPEL LETTER

            , 20

Citigroup Global Markets Realty Corp.,

its successors and assigns

388 Greenwich Street

New York, New York 10013

Re:

Ladies and Gentlemen:

It is our understanding that you are about to make a loan to [                    ], a [                    ], the landlord, or successor-in-interest to the landlord under our lease, as evidenced by a loan agreement and secured by a mortgage on the captioned premises and, as a condition precedent thereof, you have required this certification by the undersigned.

The undersigned, as tenant under that certain lease made with                     , as landlord, dated                  [, which lease has been modified or amended as follows (list all modifications or amendments or, if none, so indicate)                     ] (the “Lease”), hereby ratifies the Lease and certifies that:

1. the undersigned entered into occupancy of the premises described in the Lease on or about                     ;

2. the lease commencement date was                     ;

3. the square footage of the premises described in the Lease is                     ;

4. the fixed rental in the monthly amount of $                     was payable from                     ;

5. the percentage rental payable monthly is $                    ;

6. there are no rent abatements or free rent periods now or in the future [other than                     ];

7. the amount of the current monthly expense reimbursements due under the Lease is equal to $                     ;

8. the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the landlord of the Lease or of the rentals thereunder;

9. a true and complete copy of the Lease (including all amendments, modifications, supplements, side letters, surrender, space reduction or rent abatement agreements applicable to such Lease) is attached hereto as Exhibit A;

10. the Lease represents the entire agreement between the parties with respect to the above space in the above-mentioned building;

11. the term of the Lease [, as currently extended by means of the exercise of certain options contained therein,] expires on                     ;

12. all construction and other obligations of a material nature to be performed by the landlord under the Lease have been satisfied, except as follows: (if none, so indicate);

13. any payments by the landlord to the undersigned for tenant improvements which are required under the Lease have been made;

14. on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;

15. the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);

16. no rental (including expense reimbursements), other than for the current month, has been paid in advance;

17. the amount of the security deposit presently held under the Lease is $                     (if none, so indicate);

18. the rentals (including expense reimbursements) under the Lease have been paid through the month of                     .

This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by you and your successors and assigns and, if the mortgage loan becomes the subject of a securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities, and any servicer and/or trustee acting in respect of such securitization.

Very truly yours,

[INSERT NAME OF TENANT]

By:
Title:

EXHIBIT A

LEASE

EXHIBIT H-l

BORROWER ORGANIZATIONAL STRUCTURE AT CLOSING

(ATTACHED HERETO)

H-1-1

Strategic Fairmont Scottsdale Princess

1. Ownership and Strategic Loan to Nationwide

Strategic Fairmont Scottsdale Princess

2. Third Party Debt

Strategic Hotel Funding, L.L.C. (DE)
SHR Scottsdale, L.L.C. (DE) (Purchaser)
Nationwide Exchange Services Corporation (CA)
SHR Scottsdale Mezz X-2, L.L.C. (DE)
SHR Scottsdale Mezz Y-2, L.L.C. (DE)
[CityGroup Global Markets Realty Corp.] (Lender)
$90MM Loan (6½ months)
$180MM Loan (2 years)
SHR Scottsdale Mezz X-1, L.L.C. (DE)
SHR Scottsdale Mezz Y-1, L.L.C. (DE)
Scottsdale Princess Partnership (AZ) (Seller)
SHR Scottsdale X, L.L.C. (DE) (Property Owner X)
SHR Scottsdale Y, L.L.C. (DE) (Property Owner Y)
SHR Scottsdale Operating Lessee I, L.L.C. (DE)
SHR Scottsdale Operating Lessee II, L.L.C. (DE)
SHC DTRS, Inc. (DE)
DTRS Scottsdale, L.L.C (DE)
Fairmont Hotels & Resorts (U.S.) Inc. (DE) (Manager)

Strategic Fairmont Scottsdale Princess

3. Primary Financing Agreements at Closing

*	Actual structure will probably be a bit more complicated; there will likely be three different Accomodation Agreements between SH Funding and the Mezz A2 and B2 subsidiaries of Nationwide.

EXHIBITH-2

INTENTIONALLY DELETED

H-2-1

EXHIBIT 1

INTEREST RATE CAP AGREEMENT REQUIREMENTS

•	The form of cap agreement should be the 1992 ISDA Agreement (Multicurrency Cross Border or Local Currency Single Jurisdiction) subject to the 2000 Definitions.

•

Once the cap premium is paid by Borrower, it cannot default. (Paragraph 4 of the May 1989 ISDA Addendum to Schedule to Interest Rate and Currency Exchange Agreement or similar language must be incorporated by reference).

•

“Cross Default” provision of Section 5(a)(vi) of the ISDA Master Agreement will not apply. Grace and cure periods in Section 5 of the ISDA Master Agreement will either (i) not apply or (ii) if applicable, any grace or cure periods must expire in time to ensure the availability of cap payments by cap provider on a timely basis for distribution to the holders of the rated securities.

•	“Credit Event Upon Merger” provisions of Section 5(b)(iv) of the ISDA Master Agreement will not apply.

•	“Automatic Early Termination” provision in Section 6(a) of the ISDA Master Agreement will not apply.

•

Termination Events under Sections 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement either (i) will only constitute termination events exercisable by Borrower against cap provider or (ii) if exercisable by both parties, at the time of any event triggering a termination event under Sections 5(b)(ii) and/or 5(b)(iii), cap provider must either (a) transfer the cap to a replacement cap provider acceptable to each Rating Agency at cap provider’s sole cost and expense, or (b) continue to perform its obligations under the cap agreement including, without limitation, the obligation to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•

Borrower shall be precluded from payment of any out of pocket expenses required under Section 11 of the ISDA Master Agreement and incurred by cap provider related to the enforcement and protection of cap provider’s rights under the cap agreement.

•	Market Quotation and Second Method will be used for the purpose of computing amounts payable on early termination with a provision for loss if Market Quotation is not available.

•	The parties shall be deemed to have no Affiliates for purposes of the ISDA Master Agreement.

•	“Specified Entities” will not apply for purposes of Sections 5(a)(v), 5(a)(vi), 5(a)(vii) and 5(b)(iv) of the ISDA Master Agreement.

•	Transaction will be governed by New York law.

•	For the purposes of Section 6(e) of the ISDA Master Agreement, set off and counterclaim will not apply and all payments by cap provider shall be made without set off or counterclaim.

•

If this transaction will be guaranteed by a parent to provide a required rating, the guarantee must be unconditional, irrevocable, continuing and a guarantee of payment, not collection, and otherwise satisfy Rating Agency requirements. Any act or omission of such guarantor that would constitute an event of default by the cap provider (other than a cross default) under Section 5 of the ISDA Master Agreement will constitute an event of default under the ISDA Master Agreement.

•	The definition of LIBOR will be USD LIBOR BBA and must match the definition of LIBOR in the loan agreement.

•	The definition of Business Day must match the definition of Business Day in the loan agreement. LIBOR must be determined on the LIBOR Determination Date.

•	Payments must be made by the cap provider on or prior to the applicable Payment Date in respect of a period corresponding to the applicable Interest Period.

•	The Termination Date of the cap must be no earlier than the last day of the Interest Period in which the Maturity Date under the loan agreement occurs.

•	The Day Count Fraction in the cap must match that contained in the loan agreement.

•	The Notional Amount in the cap must match the principal amount of the loan as of the date of the loan agreement.

•	US Dollars are selected as the Termination Currency under the cap.

•	Section 2(c)(ii) of the ISDA Master Agreement will apply to the Transaction.

•	Cap provider and Borrower will represent that it is not a multi branch party.

•	Cap provider will covenant that it will not petition Borrower into bankruptcy (or join in any such petition) for 365 days after all outstanding rated securities have been paid in full.

•

If the ISDA Master Agreement (Multicurrency Cross Border) (“Cross Border Agreement”) is utilized, additional scheduled items and provisions to address “indemnifiable taxes” and other related issues present in cross border transactions must be incorporated:

•

Section 2(d)(i)(4) of the Cross Border Agreement must be amended to require the cap provider to unconditionally “gross up” in the event that a withholding tax is imposed on payments being made by the cap provider.

•	The definition of “indemnifiable tax” must cover any and all withholding tax.

•

Section 2(d)(i)(4) of the Cross Border Agreement will be deleted such that cap provider is not excused from having to “gross up” due to Borrower’s breach of a tax representation or failure to notify cap provider of a breach of a tax representation and (ii) Borrower makes no tax representations in the cap agreement or schedule.

•

Section 2(d)(ii) of the Cross Border Agreement must be amended to provide that there is no obligation by Borrower to make payments to the cap provider for any payments made by the cap provider without deduction for taxes (for which there is no obligation to gross up).

•

Section 4(e) of the Cross Border Agreement must be amended to provide that there are no payment obligations by Borrower to cap provider for any indemnification resulting from stamp registration or other documentary tax levied by Borrower’s taxing authority on the cap provider.

•

Cap provider and any guarantor must provide a New York opinion of counsel satisfactory to the Rating Agencies regarding the cap. If cap provider or its guarantor is a non U.S. entity, a foreign opinion must be provided as well. The opinion(s) must include customary legal opinions including, without limitation, an opinion delivered by outside counsel opining that the cap agreement (including the confirmation, ISDA Master Agreement, schedule and collateral assignment agreement) is legal/valid/binding and enforceable against the cap provider and any guarantor.]

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Reference is made to that certain Loan and Security Agreement, dated as of              200     (as amended, supplemented or otherwise modified from time to time, the Loan Agreement) between [                                        ] (Borrower), and Citigroup Global Markets Realty Corp., a New York corporation (Lender), and that certain Note, dated as of             , 200     (the Note), made by Borrower in favor of Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Note and the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount of the Loan retained by the Assignor under the Note and the Loan Agreement, respectively, as specified on Schedule 1 attached hereto.

3. The Assignee (i) confirms that it has received a copy of the Note and the Loan Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Note are required to be performed by it as an assignee of an interest therein.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording. The effective date for this Assignment and Acceptance (the Effective Date) shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof, and (ii) the Assignor shall, to the extent provided in the Loan Agreement and this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Note.

6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note or notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

***

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1.

Schedule 1

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned:		%

Aggregate outstanding principal amount of the Loan assigned:	$

Principal amount of Note payable to Assignee:	$

Principal amount of Note payable to Assignor:	$

Effective Date (if other than date of acceptance by Lender): ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

Dated: ,

Accepted this day of ,
[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT K

FORM OF

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                                         ,

Tenant

AND

CITIGROUP GLOBAL MARKETS REALTY CORP.,

Lender

County:	[ ]
Section:	[ ]
Block:	[ ]
Lot:	[ ]

Premises:

Dated: as of ,

Record and return by mail to:

Cadwalader, Wickersham & Taft LLP

One WorId Financial Center

New York, NY 10281

Attention: Frederic L. Altschuler, Esq.

SUBORDINATION,

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of this      day of          , 200    , between CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having an address at 388 Greenwich Street, New York, New York 10013 (hereinafter called “Lender”), and                     , a                     , having an address at                                          (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, by a lease (the “Original Lease”) dated             , 200     between                                          (hereinafter called “Landlord”), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated             , 200    , [            , 200     and             , 200    ] (the Original Lease, as so amended, is hereinafter the “Lease”), a memorandum of which Lease was dated                      and was recorded in                                          in Reel     , Page     , [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in                                          (the “Premises”) on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the “Security Instrument”) encumbering the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1. The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby. This provision shall be self-operative but Tenant shall execute and deliver any additional instruments which Lender may reasonably require to effect such subordination.

2. So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3. (A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will attorn to Lender and pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises. Such payments shall be made regardless of any right of set-off, counterclaim or other defense which Tenant may have against Landlord, whether as the tenant under the Lease or otherwise.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct lease shall be on substantially the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i) be liable for any previous act or omission of Landlord under the Lease;

(ii) be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii) be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv) be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v) be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items.

4. Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5. (A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall commence and continue to, remedy such default, act or omission. If Lender cannot reasonably remedy a default, act or omission of Landlord until after Lender obtains possession of the Premises, Tenant may not terminate or cancel the Lease or claim a partial or total eviction by reason of such default, act or omission until the expiration of a reasonable period necessary for the remedy after Lender secures possession of the Premises. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6. To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7. Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8. Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease, and Successor-Landlord is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that, with respect to any money judgement which may be obtained or secured by Tenant against Successor-Landlord, Tenant shall look solely to the estate or interest owned by Successor-Landlord in the Property, and Tenant will not collect or attempt to collect any such judgement out of any other assets of Successor-Landlord.

9. Notwithstanding anything to the contrary in the Lease, Tenant agrees for the benefit of Landlord and Lender that, except as permitted by, and fully in accordance with, applicable law, Tenant shall not generate, store, handle, discharge or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such (including, but not limited to, pesticides and petroleum products if they are defined, determined or identified as such) in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments.

10. If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

11. Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

12. (A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article      of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement. Tenant does herewith irrevocably appoint and constitute Lender as its true and lawful attorney-in-fact in its name, place and stead to execute such subordination, non-disturbance and attornment agreement, without any obligation on the part of Lender to do so. This power, being coupled with an interest, shall be irrevocable as long as the Indebtedness secured by the Security Instrument remains unpaid. Lender agrees not to exercise its rights under the preceding two sentences if Tenant promptly enters into the subordination, non-disturbance and attornment agreement as required pursuant to the first sentence of this subparagraph (B).

13. (A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                                         ; to Lender, at the address first set forth above, Attention:                                          and General Counsel, with a copy to Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Frederic L. Altschuler, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

14. This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement.

15. Tenant hereby represents to Lender as follows:

(a) The Lease is in full force and effect and has not been further amended.

(b) There has been no assignment of the Lease or subletting of any portion of the premises demised under the Lease.

(c) There are no oral or written agreements or understandings between Landlord and Tenant relating to the premises demised under the Lease or the Lease transaction except as set forth in the Lease.

(d) The execution of the Lease was duly authorized and the Lease is in full force and effect and to the best of Tenant’s knowledge there exists no default (beyond any applicable grace period) on the part of either Tenant or Landlord under the Lease.

(e) There has not been filed by or against nor to the best of the knowledge and belief of Tenant is there threatened against Tenant, any petition under the bankruptcy laws of the United States.

(f) To the best of Tenant’s knowledge, there is no present assignment, hypothecation or pledge of the Lease or rents accruing under the Lease by Landlord, other than pursuant to the Security Instrument.

16. Whenever, from time to time, reasonably requested by Lender (but not more than three (3) times during any calendar year), Tenant shall execute and deliver to or at the direction of Lender, and without charge to Lender, one or more written certifications, in a form acceptable to Tenant, of all of the matters set forth in Paragraph 15 above, and any other information the Lender may reasonably require to confirm the current status of the Lease.

17. BOTH TENANT AND LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

18. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CITIGROUP GLOBAL MARKETS REALTY
CORP., a New York corporation

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO:

LANDLORD:

[ ]

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the      day of          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the      day of          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the      day of          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the      day of          in the year 200     before me, the undersigned, a notary public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

Legal Description of Property

EXHIBIT L

INTENTIONALLY DELETED

L-1

EXHIBIT M

COUNTERPARTY ACKNOWLEDGMENT

                                          (Counterparty) has entered into a Confirmation and Agreement (together with the confirmation and schedules relating thereto, collectively, the Interest Rate Cap Agreement), dated as of              200    , between the Counterparty Interest Rate Cap transaction with                                          (Borrower). Attached hereto, is a true, correct and complete copy of the Interest Rate Cap Agreement. Counterparty acknowledges that it has been informed that Borrower, pursuant to a Loan and Security Agreement, dated                      (the Loan Agreement) has pledged and collaterally assigned its rights under the Interest Rate Cap Agreement to Citigroup Global Markets Realty Corp., a New York corporation (together with its successors and assigns, Lender). Counterparty hereby consents to such pledge and assignment and agrees that it will make any payments to become payable under or pursuant to the Interest Rate Cap Agreement directly to an account at                                          entitled “                                         f/b/o Citigroup Global Markets Realty Corp., as secured party, Collection Account” (Account Number                      ), ABA #                      or to such other account designated in writing by Lender. Counterparty further agrees that all such payments shall be made without set-off, deduction, defense or counterclaim. Counterparty acknowledges that in the event it shall fail to make such payments directly to such account, it shall be deemed to have not made such payment pursuant to the Interest Rate Cap Agreement. Counterparty also agrees that it will not modify, amend or terminate the Interest Rate Cap Agreement without Lender’s consent.

[ ]

By:
Name:
Title:

M-1

EXHIBIT N

INTENTIONALLY DELETED

N-1

EXHIBIT O

CERTIFICATE OF INDEPENDENT MANAGER/MEMBER/DIRECTOR*

THE UNDERSIGNED,                             , hereby certifies as follows:

I. I have been elected to serve as an independent member/manager/director and independent member/manager/director of                     , a                  limited liability company/corporation (the “Company”). [The Company’s sole purpose is to serve as                  (the “Borrower”)].

2. I am aware that under its Limited Liability Company Agreement/Articles of Incorporation and By Laws, the Company is required to have at least two so-called [“Independent Managers” and “Independent Members”][“Independent Directors”].

3. I hereby certify that I am aware of the definition of and requirement for [Independent Managers and Independent Members] [Independent Directors] as set forth in the [Limited Liability Company Agreement][Articles of Incorporation and By Laws] of the Company, including but not limited to, the requirement that when voting on a matter put to the vote of [the membership or board of managers] [board of directors], that notwithstanding that the Company [or the Borrower] may be insolvent, an Independent Manager/Independent Director shall, to the extent permitted by law, take into account the interest of the creditors of the Company [and the Borrower] as well as the interest of the Company [and the Borrower]. As an [Independent Manager and Independent Member] [Independent Director] of the Company, I will vote in accordance with my fiduciary duties under applicable law.

4. I hereby certify that I meet the requirements of [an Independent Manager and Independent Member as set forth in the Operating Agreement] [an Independent Director as set forth in the Articles of Incorporation and the By Laws].

*	Following are contacts for independent directors/managers/members appointed by borrowers on prior transaction:

CT Corporation System

Attention: Corporate Staffing Division

The Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Attention: Domenic Borriello

Telephone: (302) 777-0240

Mark A. Ferrucci (no longer employed by CT Corporation System)

212 Mangum Drive

Bear, DE 19701

(302) 836-9162 (telephone)

(302) 8376-836-9182 (fax)

O-1

5. I certify that, subject to my fiduciary duties as an [Independent Manager and Independent Member][Independent Director], it is my intention as a so-called [“Independent Manager” and “Independent Member”] [“Independent Director”] to take into account, to the extent permitted by law, the interest of all creditors of the Company [and the Borrower] as well as the Company [and the Borrower] in fulfilling my duties as an [Independent Manager and Independent Member][Independent Director] of the Company.

6. I understand that Citigroup Global Markets Realty Corp. and its successors, participants, transferees and assigns, will rely on this Certificate in conjunction with loans to be made to the Borrower.

Executed as of this      day of                 , 200  .

Print Name:

O-2

EXHIBIT P

INTENTIONALLY OMITTED

P-1

EXHIBIT Q

FORM OF TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of December     , 2003, is entered into between [                    ], a Delaware corporation (Assignor), having an office at [                        ], to CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation (together with its successors and assigns, Assignee), having an address at 388 Greenwich Street, New York, New York 10013. Capitalized terms not otherwise defined herein have the meanings set forth in the Loan and Security Agreement, dated of even date herewith, between Assignor and Assignee.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and the Assignee hereby agree as follows:

1. Grant of Security Interest. Assignor hereby pledges, assigns, transfers, delivers and grants to Assignee a security interest in, and continuing lien on, all of Assignor’s right, title, and interest into, and under the following, in each case, whether now owned or existing, or hereafter acquired or arising, and whenever located (all of which being hereafter referred to as the “Trademarks Collateral”) as security for payment of all sums due in respect of the Loan and the performance of all other terms, conditions and covenants of this Agreement and any other Loan Document on Borrower’s part to be paid and performed:

all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, but not limited to, the registrations and applications referred to in Schedule A hereto, (ii) the goodwill of the business symbolized thereby, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (v) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vi) all payments and rights to payments arising out of the sale, lease, license assignment or other disposition thereof.

2. Representations and Warranties. Assignor hereby represents and warrants to Assignee that:

(a) Upon the filing of a UCC financing statements naming the Assignor as “debtor” and the Assignee as “secured party” and describing the Trademark Collateral in the Delaware Secretary of State’s Office and the recording of the Trademark Security Agreement in the form set forth in Exhibit Q in the U.S. Patent and Trademark Office within three (3) months of the date hereof, against the Trademarks, registrations, and applications included in the Trademark Collateral, the security interests granted to the Assignee hereunder constitute valid and perfected first priority Liens;

(b) Schedule A sets forth a true and complete list of all United States, states registrations of and applications for Trademarks owned by Assignor; and

(c) Assignor it is the sole and exclusive owner of the entire right, title, and interest in and to all Trademarks on Schedule A, free and clear of all Liens, claims, encumbrances and material licenses, granted by Assignor.

3. Covenants and Agreements. Assignor hereby covenants and agrees as follows:

(a) Assignor shall not do any act or omit to do any act whereby any of the Trademarks may lapse, or become abandoned, dedicated to the public, or unenforceable.

(b) upon written demand from the Assignee, Assignor shall assign, convey or otherwise transfer to the Assignee all of Assignor’s right, title and interest in and to the Trademarks and shall execute and deliver to the Assignee such documents as are necessary to effectuate and record such assignment, conveyance, or transfer of, or other evidence of foreclosure upon, such Trademarks;

(c) in the event of any assignment, conveyance or other transfer of any of the Trademarks, the goodwill symbolized by any such Trademarks shall be included in such sale or transfer.

4. Termination of Agreement. When the Obligations have been paid in full, and the commitments and any other contingent obligations included in the Obligations have been cancelled or terminated, the security interest and continuing lien granted hereby shall terminate, and all rights, title, and interest in, to, and under the Trademark Collateral shall revert and be deemed reassigned to Assignor. Upon any such termination, the Assignor shall, at the Assignee’s request and expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination, reversion and/or reassignment, without recourse, representation, or warranty of any kind.

5. Remedies. The remedies set forth in Sections 9.6 through 9.9 of the Loan Agreement with respect to the Rate Cap Collateral are incorporated herein by reference with respect to the Trademark Collateral as if restated herein in full.

6. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN A DIFFERENT GOVERNING LAW.

7. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this TRADEMARK SECURITY AGREEMENT to be duly executed and delivered by their respective officers duly authorized as of the date first above written.

[ ], a Delaware corporation

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation

By:
Name:
Title:

[FOR ASSIGNOR ONLY]

STATE OF	)
	)	ss:
COUNTY OF	)

On December     , 2003 before me, the undersigned, a notary public in and for said state, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

TO TRADEMARK

SECURITY AGREEMENT

TRADEMARKS

MARK	APP. NO.	FILING DATE	REGIST. NO.	REG. DATE	JURISDICTION	STATUS

EXHIBIT R

ARTICLE 8 “OPT IN” LANGUAGE

Section     . Shares and Share Certificates

a. Shares. A [Member’s limited liability company interest in the Company] [Partner’s limited partnership interest in the Partnership] shall be represented by the Shares issued to such [Member by the Company] [Partner of the Partnership]. All of a [Member’s][Partner’s] Shares, in the aggregate, represent such [Member’s] [Partner’s] entire [Partner by the Partnership] [limited liability company interest in the Company [limited partnership interest in the Partnership]. The [Member][Partner] hereby agrees that its interest in the [Company] [Partnership] and in its Shares shall for all purposes be personal property. A [Member] [Partner] has no interest in specific [Company] [Partnership] property. “Share” means a [limited liability company interest][limited partnership interest] in the [Company] [Partnership] held by a [Member] [Partner].

b. Share Certificates.

i. Upon the issuance of Shares to any [Member] [Partner] in accordance with the provisions of this Agreement, the [Company][Partnership] shall issue one or more Share Certificates in the name of such [Member][Partner]. Each such Share Certificate shall be denominated in terms of the number of Shares evidenced by such Share Certificate and shall be signed by the [Member] [Partner] on behalf of the [Company] [Partnership]. “Share Certificate” means a non-negotiable certificate issued by the [Company] [Partnership] substantially in the form of Schedule hereto, which evidences the ownership of one or more Shares. Each Share Certificate shall bear the following legend: “This certificate evidences an interest in                                           and shall be a security interest for purposes of Article 8 of the Uniform commercial Code of the State of Delaware and the Uniform Commercial Code of any other Jurisdiction.” This provision shall not be amended, and no such purported amendment to this provision shall be effective until all outstanding certificates have been surrendered for cancellation.

ii. The [Company] [Partnership] shall issue a new Share Certificate in place of any Share Certificate previously issued if the holder of the Shares represented by such Share Certificate, as reflected on the books and records of the [Company] [Partnership].

(1) makes proof by affidavit, in form and substance satisfactory to the [Company] [Partnership], that such previously issued Share Certificate has been lost, stolen or destroyed.

(2) requests the issuance of a new Share Certificate before the [Company] [Partnership] has notice that such previously issued Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

R-1

(3) if requested by the [Company] [Partnership], delivers to the [Company][Partnership] a bond, in form and substance satisfactory to the [Company] [Partnership], with such surety or sureties as the [Company] [Partnership] may direct, to indemnify the [Company] [Partnership] against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Share Certificate; and

(4) satisfies any other reasonable requirements imposed by the [Company] [Partnership].

iii. Subject to the restrictions set forth in [describe Loan Agreement/Mezzanine Loan Agreement restrictions] upon a [Member’s] [Partner’s]’s Transfer in accordance with the provisions of this Agreement of any or all Shares represented by a Share Certificate, the Transferee of such Shares shall deliver such Share Certificate to the [Company][Partnership] for cancellation, and the [Company] [Partnership] shall thereupon issue a new Share Certificate to such Transferee for the number of Shares being Transferred and, if applicable, cause to be issued to such [Member][Partner] a new Share Certificate for that number of Shares that were represented by the canceled Share Certificate and that are not being Transferred. “Transfer” means, with respect to any Shares, and when used as a verb, to sell or assign such Shares, and, when used as a noun, shall have a meaning that correlates to the foregoing. “Transferee” means an assignee or transferee. “Transferor” means the Person making a Transfer.

c. Free Transferability. Except as limited by the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], to the fullest extent permitted by the Act, any [Member] [Partner] may, at any time or from time to time, without the consent of any other Person, Transfer, pledge or encumber any or all of its Shares. Subject to the restrictions of the [describe Loan Agreement/Mezzanine Loan Agreement restrictions], the Transferee of any Shares shall be admitted to the [Company] [Partnership] as a substitute member of the [Company] [Partnership] on the effective date of such Transfer upon (i) such Transferee’s written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of the Transferor of such Shares, which shall be evidenced by such Transferee’s execution and delivery to the [Company] [Partnership] of an Application for Transfer of Shares on the reverse side of the Share Certificate representing the Shares being transferred, and (ii) the recording of such Transferee’s name as a Substitute [Member] [Partner] on the books and records of the [Company] [Partnership]. Any Transfer of any Shares pursuant to this Section      shall be effective as of the later of (i) the close of business on the day on which such Transfer occurs, or (ii) the effective date and time of such Transfer that is designated in the Application for Transfer of Shares delivered by the Transferee to the [Company] [Partnership].

R-2

SCHEDULE I

LITIGATION SCHEDULE

Plaintiff(s)	Defendant(s)	Date of Incident
Louie & Vensa Ajic and Joe & Pamela Sparks	CP Hotels (US) 1998 Inc.	December 2001

Equal Employment Opportunity Commission (Re: Amy Ferrin)	CP Hotels (US) 1998 Inc. FHRUSI	May 29, 2003

Dorothy Halbrecht	Fairmont Scottsdale Princess Hotel	November 28, 2002

Duncan & Elaine Owles	FHRI, dba The Fairmont Scottsdale Princess Hotel	March 11, 2005

Laura Simon & Jack Simon	CP Hotels Inc. dba the Fairmont Scottsdale Princess, et al.	February 20, 2004

Schedule I-1

SCHEDULE II

LIST OF EXCHANGE DOCUMENTS

1) X(SHR) EXCHANGE AGT. & DOCS

2) Y(SHR) EXCHANGE AGT. & DOCS

3) Y(CIMS) EXCHANGE AGT. & DOCS

4) Z(SHR) EXCHANGE AGT. & DOCS

Schedule II-1

SCHEDULE III

PRE-APPROVED TRANSFEREES

Strategic Hotel Funding, Inc.

Bass PLC

CNL Hotels & Resorts, Inc.

KSL II Management Operations, LLC/KSL Recreation Corp.

Kohlberg Kravis Roberts & Co.

Hilton Hotels Corporation

FelCor Lodging Trust, Inc.

Rosewood Hotels & Resorts

Whitehall Street Real Estate Limited Partnership Funds

Host Marriott Corporation

Hilton Group, PLC

Fairmont Hotels & Resorts

Four Seasons Hotel Inc.

The Blackstone Group, LP

Millennium and Copthorne Hotels, PLC

MeriStar Hotels

LaSalle Hotel Properties

Marriott International, Inc.

Starwood Hotels and Resorts Worldwide, Inc.

Government of Singapore Investment Corporation

Maritz Wolf LLC)

HRH Prince Alwaleed Bin Talal Bin Abdulaziz Al Saud)

Six Continents

Morgan Stanley Real Estate Fund (MSREF)

Walton Street Real Estate Fund

The Carlyle Group Real Estate Fund

Lehman Brothers Real Estate Fund

The Equitable Life Assurance and Annuity Association

Orient Express

Accor

Benchmark Hospitality)

NH Hotels

Mandarin

Peninsula

Raffles

Shangrila

Hyatt

Strategic Hotel Capital

Boca Resorts

Vail Reports)

Destination Resorts

Westbrook Real Estate Fund

Schedule III-1

Lowe Hospitality

State of Ohio Pension Fund

Highland Hospitality

Schedule III-2

SCHEDULE IV

PRE-APPROVED MANAGERS

KSL or any Affiliate

One & Only / Kerzner

Gaylord Entertainment

Loews Hotels

Hilton Hotels Corporation

Hilton Group, PLC

Fairmont Hotels & Resorts

Millennium and Copthorne Hotels, PLC

Marriott International, Inc.

Four Seasons Hotels, Inc.

Six Continents

Orient Express

Mandarin

Peninsula

Raffles

Shangri-La

Hyatt

Omni

Boca Resorts

Destination Resorts

Lowe Hospitality

Montage Hotels

Intercontinental Hotel Group

Schedule IV-1

SCHEDULE V

RELEASE PARCELS AND RELEASE PRICES

Parcels (being the Parcels more particularly described in Exhibit A to the Security Instrument)	Release Price
1. Parcel 1 (Main Resort)	N/A
2. Parcel 2 (Casita Site)	$49,574,283
3. Parcel 3 (Villa Site)	$31,329,279
4. Parcel 4 (Northeast Parking)	$2,293,658
5. Parcel 5 (North Parking)	$1,668,115
6. Parcel 6 (North Parking)	$886,186

Schedule V-1

SCHEDULE VI

INTENTIONALLY DELETED

Schedule VI-1

SCHEDULE VII

INTENTIONALLY DELETED

Schedule VII-1